As filed with the Securities and Exchange Commission on August 16, 2002
Registration No. [             ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIAM LYON HOMES	WILLIAM LYON HOMES, INC.

[See Table of Additional Registrants On Following Page]
(Exact Name of Registrant as Specified in Its Charter)

Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)
33-0864902	33-0253855
(I.R.S. Employer Identification Number)

4490 Von Karman Avenue
Newport Beach, California 92660
(949) 833-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Wade H. Cable
President
William Lyon Homes
William Lyon Homes, Inc.
4490 Von Karman Avenue
Newport Beach, California 92660
(949) 833-3600
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

With copies to:

Meredith Jackson, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 (310) 277-1010	Keith P. Bishop, Esq. Irell & Manella LLP 840 Newport Center Drive, Suite 400 Newport Beach, California 92660 (949) 760-0991	Daniel J. Zubkoff, Esq. Cahill Gordon & Reindel 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

% Senior Notes due 2012	$200,000,000	100%	$200,000,000	$18,400
Guarantees of % Senior Notes due 2012	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.
(2)	No additional consideration is being received for the guarantees and, therefore, no additional fee is required pursuant to Rule 457(n).

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Guarantor Registrant	Jurisdiction of Organization or Incorporation	IRS Employer Identification Number

California Equity Funding, Inc.	California	33-0830016
Duxford Financial, Inc.	California	33-0640824
Mountain Gate Ventures, Inc.	Arizona	94-3344980
OX I Oxnard, L.P.	California	33-0960120
PH-LP Ventures	California	33-0799119
PH-Rielly Ventures	California	33-0827710
Presley CMR, Inc.	California	33-0603862
Sycamore CC, Inc.	California	33-0981307
William Lyon Southwest, Inc.	Arizona	86-0978474

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	AUGUST 16, 2002

$200,000,000

        % Senior Notes due 2012

COMPANY

➢
We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, we, including our unconsolidated joint ventures, have sold over 53,000 homes.

NOTES

➢	William Lyon Homes, Inc., our principal operating company, is offering $200,000,000 aggregate principal amount of its % Senior Notes due 2012.
➢	We will pay interest on the notes semi-annually in arrears on and of each year, commencing on , 2003.
➢	The notes will mature on , 2012.
➢	We will use the gross proceeds of this offering to (1) repay our existing senior notes, (2) repay certain other debt, and (3) pay related fees, commissions and other expenses.

REDEMPTION AND REPURCHASE

➢
We may redeem the notes, in whole or in part, at any time on or after         , 2007 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest.

➢
At any time on or before         , 2005, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to         % of the principal amount, plus accrued and unpaid interest.

➢
If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. In addition, if our consolidated tangible net worth falls below a specific level, we may be required to purchase up to 10% of the notes at a purchase price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest.

RANKING AND GUARANTEE

➢	The notes will be senior unsecured obligations.
➢
William Lyon Homes, a New York Stock Exchange listed, publicly traded company, which is the parent holding company of the issuer, and all of its existing and certain of its future restricted subsidiaries will guarantee the notes on a senior unsecured basis.

➢	The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt.
➢
The notes and the guarantees will rank senior to all of our and the guarantors’ debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

LISTING

➢	We intend to apply for listing of the notes on the New York Stock Exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Price to Public	%	$

Underwriting Discount	%	$

Proceeds to William Lyon Homes, Inc.	%	$

We currently expect to deliver the notes to the underwriters in book-entry form only through The Depository Trust Company on or about         , 2002.

UBS Warburg	Salomon Smith Barney

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Forward-Looking Statements
You are cautioned that certain statements contained in this prospectus, as well as some statements by us in periodic press releases and some oral statements by company officials to securities analysts and investors during presentations about us are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “hopes”, and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by us, which may be provided by management are also forward-looking statements. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the company, economic and market factors and the homebuilding industry.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. The principal factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in general economic conditions either nationally or in regions in which we operate (including, but not limited to changes directly or indirectly related to the tragic events of September 11, 2001 and thereafter), whether an ownership change occurs which results in the limitation of our ability to utilize the tax benefits associated with our net operating loss carryforwards, changes in home mortgage interest rates, changes in generally accepted accounting principles or interpretations of those principles, changes in prices of homebuilding materials, labor shortages, adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, changes in governmental laws and regulations, whether we are able to refinance the outstanding balances of our debt obligations at their maturity, the timing of receipt of regulatory approvals and the opening of projects and the availability and cost of land for future growth. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under “Risk Factors.” Our past performance or past or present economic conditions in our housing markets are not indicative of future performance or conditions. You are urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time unless required by federal securities law.

Market Data
Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. DRI-WEFA, a subsidiary of privately held Global Insight, Inc., provides economic and financial data, market analysis and forecasting, and analytical consulting services. The Meyers Group provides market research and consulting services for the United States residential development industry. The Meyers Group provides comprehensive market reports with leading economic and business indicators and housing market analysis compiled and reviewed by local Meyers Group analysts and independent consultants. The Ryness Company provides marketing, consulting and trend analysis services to the Southern and Northern California residential development industry. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

ii

Prospectus summary

The following summary highlights information contained elsewhere in this prospectus and should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under the “Risk factors” section beginning on page 8. Unless otherwise noted, the terms “we,” “our” and “us” refer to William Lyon Homes and its subsidiaries. In this prospectus, “California Lyon” refers to William Lyon Homes, Inc., a California corporation, and “Delaware Lyon” refers to its parent corporation, William Lyon Homes, a Delaware corporation. Unless the context indicates otherwise, “on a pro forma basis” or “pro forma” means after giving effect to the offering of the notes and the application of proceeds therefrom as described in this prospectus and “on a combined basis’’ means the total of operations in wholly-owned projects and in unconsolidated joint venture projects.

THE COMPANY

We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, on a combined basis we have sold over 53,000 homes. We believe that we are one of the largest homebuilders in California in terms of both sales and homes delivered on a combined basis in 2001. We conduct our homebuilding operations through five geographic divisions: Southern California, San Diego, Northern California, Arizona and Nevada. We believe that we are well positioned for future growth in all of our markets. According to DRI-WEFA, California, Arizona and Nevada were the 3rd, 6th, and 16th largest states, respectively, by single family housing starts in 2001. For the twelve months ended June 30, 2002, on a combined basis we had revenues from home sales of $822.3 million and delivered 2,532 homes. For the same period, our consolidated EBITDA, which includes cash distributions of income from unconsolidated joint ventures, was $73.2 million.

We consider ourselves an opportunistic niche builder with expertise in all aspects of the homebuilding industry. We design, construct and sell a wide range of homes designed to meet the specific needs of each of our markets. We primarily emphasize sales to entry-level and move-up home buyers and we believe that this diversified product strategy enables us to best serve a wide range of buyers and adapt quickly to a variety of market conditions. As of June 30, 2002, we marketed our homes through 33 sales locations in both our wholly-owned projects and projects being developed in unconsolidated joint ventures. For the six months ended June 30, 2002, the average sales price for homes delivered on a combined basis was $345,800, with base sales prices ranging from $110,000 to $1,003,000 and with square footage ranging from 1,183 to 4,695.

Our land acquisition strategy, as a merchant homebuilder, is to undertake projects with life-cycles of 24-36 months, in order to reduce development and market risk. We believe our inventory of owned lots is adequate to supply our homebuilding operations at current levels for approximately two years. As of June 30, 2002, on a combined basis, we controlled 12,224 lots, of which 5,620 were owned.

For the six months ended June 30, 2002, on a combined basis we generated 1,703 net new home orders, a 13% increase over the 1,508 net new home orders generated for the six months ended June 30, 2001. The dollar amount of our backlog of homes sold but not closed as of June 30, 2002 was $492.9 million, a 49% increase over the $330.1 million as of June 30, 2001.

BUSINESS STRATEGY

Our business strategies focus on the following:

Focus On High Growth Core Markets
Our housing markets are located in three rapidly growing Sunbelt states, California, Arizona and Nevada, which we believe offer us attractive opportunities for long-term growth. In California, we operate in the markets of: San Diego County, Riverside County, Orange County, Los Angeles County, Ventura County, San Francisco East Bay, San Jose, Sacramento County and other central California counties. In Arizona and Nevada, we primarily operate in the Phoenix and Las Vegas markets, respectively. These areas are generally characterized by high job growth and in-migration trends, creating strong demand for new housing.

On a combined basis, we believe that we have been one of the largest homebuilders in California in both homes delivered and sales volume for the last twenty years and continue to command a significant market share. In prestigious Orange County, California, we ranked as the second largest homebuilder in 2001, based on number of homes sold, according to the Meyers Group. In Ventura County, California, we currently rank as the largest homebuilder based on the number of homes sold, according to the Meyers Group. In California, we believe that our strong reputation and long-standing relationships provide us with a significant competitive advantage, particularly as it relates to dealings with land sellers, subcontractors and material suppliers. In addition to our strength in California, we believe there is significant opportunity for us to grow in Arizona and Nevada.

Maintain Conservative Financial Position and Improve Credit Profile
We operate with a conservative approach to capital and inventory risk and focus on decreasing our reliance on leverage. We successfully de-leveraged our balance sheet over the past five years while growing our tangible net worth from $(8.9) million as of December 31, 1997 to $147.4 million as of June 30, 2002. We plan to continue to diminish our reliance on leverage and use our cash flow from operations for on-balance sheet inventory investment. We believe that our operating and financial performance will also benefit from our enhanced focus on wholly-owned projects and reduced dependence on joint venture structures, in which our joint venture partners have historically required returns on their invested capital in excess of 20%.

Acquire Strong Land Positions Through Disciplined Acquisition Strategies
We believe that, next to our people, land is our most valuable asset and that our long-standing relationships with land sellers give us a competitive advantage in the acquisition of well positioned lots. We believe that our strategy as a merchant homebuilder, versus that of a master-planned community developer, allows us to limit exposure to land investment and entitlement risk, as we focus on the development of entitled parcels that can be completed within a two to three-year period. We attempt to minimize our exposure to land risk through disciplined management of completed housing inventory, as well as the use of land options and flexible land acquisition arrangements.

Maintain Low Cost Structure
Throughout our history, we have focused on minimizing construction costs and overhead, and we believe this strategy has been critical to maintaining competitive margins and profitability. We reduce costs by:

➢	Obtaining favorable pricing from subcontractors through long-term relationships and high volume;

➢	Reducing interest carry costs by acquiring entitled lots, minimizing our inventory of unsold or speculative homes and shortening the construction cycle;

➢	Minimizing overhead by centralizing certain administrative activities; and

➢	Monitoring homebuilding production, scheduling and budgeting through the effective use of management information systems.

Leverage Experienced Management Team with Significant Equity Ownership
Our executive officers and divisional presidents average more than 25 years of experience in the homebuilding and development industries within California and the Southwest. We combine decentralized management in those aspects of our business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where, we believe, central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters). We plan to continue to seek experienced professionals with deep market expertise while retaining our existing employees. In addition, our management owns a substantial portion of our outstanding common stock, aligning management’s incentives with those of our stockholders.

MARKET OVERVIEW

The following is a brief overview of the trends in the three growing Sunbelt states of California, Arizona, and Nevada and the metropolitan areas within those states in which we operate. Most of these markets have experienced compound annual growth rates (CAGR) in population and employment that exceed the overall rates in the nation. We believe the growth characteristics of the markets in which we operate represent a significant opportunity for us. The following table, which was derived from data compiled by DRI-WEFA from U.S. Bureau of Labor Statistics and U.S. Census Bureau statistics, presents the historical and projected CAGR for these trends for the areas listed below.

					Single-Family Housing Activity
	Population		Employment[1]		Starts		Permits
	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)

U.S.	1.08	0.90	2.07	1.25	1.76	0.46
California	1.50	1.30	2.63	1.64	7.04	5.89
Los Angeles	1.09	0.78	1.56	0.90			11.68	2.80
Orange County	1.78	1.61	3.67	1.91			(3.07)	9.69
Riverside	2.51	2.16	5.08	2.73			14.61	2.68
Sacramento	2.29	1.88	3.89	2.01			13.22	2.17
San Diego	1.60	1.53	3.96	2.29			9.95	4.90
San Francisco	0.57	0.62	2.47	0.90			0.95	11.20
San Jose	0.78	1.13	2.93	0.39			(17.76)	21.52
Ventura	1.59	1.35	3.33	1.71			7.67	4.56
Nevada	4.42	2.62	3.88	2.43	(0.63)	1.39
Las Vegas	5.23	3.03	5.64	2.61			3.03	(0.80)
Arizona	2.83	2.06	3.19	1.96	0.89	1.70
Phoenix	3.36	2.35	3.98	1.75			3.14	0.98

SOURCE: DRI – WEFA
(1)	Refers to private sector non-farm employment.

Our principal executive offices are located at 4490 Von Karman Avenue, Newport Beach, California 92660 and our telephone number is (949) 833-3600.

The offering

The following summary is not intended to be complete. For a more detailed description of the notes, see “Description of the notes.”

Issuer	William Lyon Homes, Inc.
Securities Offered	$200,000,000 aggregate principal amount of % Senior Notes due 2012.
Maturity Date	, 2012.
Interest Rate and Payment Dates	The notes will accrue interest from the date of their issuance at the rate of % per year. Interest on the notes will be payable semi-annually in arrears on and of each year commencing on , 2003.
Optional Redemption
We may redeem the notes, in whole or part, at any time on or after             , 2007 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest, if any.

In addition, on or before             2005, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to         % of the principal amount, plus accrued and unpaid interest, if any.

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.
Consolidated Tangible Net Worth
If our consolidated tangible net worth falls below $75 million for any two consecutive fiscal quarters, we will be required to make an offer to purchase up to 10% of the notes originally issued at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

Ranking and Guarantees
William Lyon Homes, a New York Stock Exchange listed, publicly traded company, which is the parent holding company of the issuer, and all of its existing and certain of its future restricted subsidiaries will guarantee the notes on a senior unsecured basis.

The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt. The notes and the guarantees will rank senior to all of our and the guarantors’ debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness. As of June 30, 2002, on a pro forma basis, we and the guarantors would have had approximately $111.6 million of senior secured indebtedness and approximately $49.3 million of additional senior secured indebtedness available to be borrowed under our credit facilities.

Restrictive Covenants
The indenture governing the notes will contain covenants that will limit our ability to, among other things:

➢      incur additional indebtedness;

➢      pay dividends or make other distributions or repurchase or redeem our stock;

➢      make investments;

➢      sell assets;

➢      incur liens;

➢      enter into agreements restricting our subsidiaries’ ability to pay dividends;

➢      enter into transactions with affiliates; and

➢      consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the notes” in this prospectus.

Absence of a Public Market
The notes will generally be freely transferable but are a new issue of securities and there is currently no established market for them. We intend to apply for listing of the notes on the New York Stock Exchange. However, there can be no assurance as to the development or liquidity of any market for the notes.

Use of Proceeds	We will use the gross proceeds of this offering to (1) repay the existing senior notes, (2) repay certain other debt, and (3) pay related fees, commissions and other expenses. See “Use of proceeds.”

RISK FACTORS

This investment involves risks. Before you invest in the notes, you should carefully consider the matters set forth under the heading “Risk factors,” and all other information contained in this prospectus.

Summary financial and operating data

The following summary financial and operating data should be read in conjunction with, and is qualified in its entirety by reference to, “Selected historical consolidated financial data,” “Management’s discussion and analysis of financial condition and results of operations” and our audited and unaudited historical financial statements, including the notes and introductory paragraphs thereto, appearing elsewhere in this prospectus.

	As of and for the Six Months Ended June 30,		As of and for the Twelve Months Ended June 30, 2002	As of and for the Year Ended December 31,
	2002	2001		2001	2000	1999[1]

	(unaudited)		(unaudited)
	(dollars in thousands)
Operations:
Operating revenue
Home sales	$217,035	$170,623	$498,414	$452,002	$403,850	$426,839
Lots, land and other sales	531	7,054	531	7,054	3,016	13,142
Management fees	3,554	3,098	9,583	9,127	10,456	4,825

	221,120	180,775	508,528	468,183	417,322	444,806

Operating costs
Cost of sales—homes	(187,121)	(142,564)	(427,165)	(382,608)	(335,891)	(357,153)
Cost of sales—lots, land and other	(869)	(4,192)	(1,835)	(5,158)	(3,378)	(13,223)
Sales and marketing	(9,905)	(8,358)	(19,696)	(18,149)	(16,515)	(19,387)
General and administrative	(15,596)	(16,902)	(35,865)	(37,171)	(35,348)	(24,193)
Amortization of goodwill	—	(621)	(621)	(1,242)	(1,244)	(307)

	(213,491)	(172,637)	(485,182)	(444,328)	(392,376)	(414,263)

Equity in income of unconsolidated joint ventures	5,508	7,298	20,594	22,384	24,416	17,859

Operating income	13,137	15,436	43,940	46,239	49,362	48,402
Interest expense, net of amounts capitalized	—	(227)	—	(227)	(5,557)	(6,153)
Financial advisory expenses	—	—	—	—	—	(2,197)
Other income, net	511	2,339	5,685	7,513	7,324	3,445

Income before provision for income taxes and extraordinary item	13,648	17,548	49,625	53,525	51,129	43,497
Provision for income taxes	(3,503)	(1,849)	(7,501)	(5,847)	(12,357)	(220)

Income before extraordinary item	10,145	15,699	42,124	47,678	38,772	43,277
Extraordinary item—gain from retirement of debt, net of applicable taxes	—	—	—	—	496	4,200

Net income	$10,145	$15,699	$42,124	$47,678	$39,268	$47,477

Balance Sheet Data:
Cash and cash equivalents	$14,004	$30,152	$14,004	$19,751	$14,711	$2,154
Real estate inventories	405,072	271,461	405,072	294,678	214,418	184,271
Investments in and advances to unconsolidated joint ventures	47,464	50,472	47,464	66,753	49,966	50,282
Total assets	525,661	390,358	525,661	433,709	330,280	278,483
Total debt	309,074	218,467	309,074	221,470	166,910	176,630
Stockholders’ equity	155,752	118,370	155,752	150,617	102,512	53,301

Other Financial Data (unaudited):
EBITDA[2]	$30,735	$30,409	$73,154	$72,828	$81,503	$68,884
Ratio of EBITDA to interest incurred[3]	2.74x	2.72x	3.33x	3.32x	3.13x	2.81x
Ratio of total debt to EBITDA	—	—	4.22x	3.04x	2.05x	2.56x

	As of and for the Six Months Ended June 30,		As of and for the Twelve Months Ended June 30, 2002	As of and for the Year Ended December 31,
	2002	2001		2001	2000	1999[1]

	(unaudited)		(unaudited)
	(dollars in thousands)

Operating Data (including unconsolidated joint ventures) (unaudited):
Number of net new home orders	1,703	1,508	2,736	2,541	2,603	2,303
Number of homes closed	967	1,001	2,532	2,566	2,666	2,618
Average sales price of homes closed	$346	$280	$325	$299	$289	$241
Backlog at end of period, number of homes[4]	1,278	1,074	1,278	542	567	630
Backlog at end of period, aggregate sales value[4]	$492,941	$330,136	$492,941	$176,531	$171,650	$185,800

(1)
On November 5, 1999, we acquired substantially all of the assets and assumed substantially all of the related liabilities of a homebuilding company owned by General William Lyon, Chairman of the Board, and a trust for the benefit of his son, William H. Lyon, a director. The total purchase price consisted of approximately $42.6 million in cash and the assumption of approximately $101.1 million of liabilities. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated based on the fair value of the assets acquired and liabilities assumed. See “Management’s discussion and analysis of financial condition and results of operations” and Note 2 of “Notes to Consolidated Financial Statements.”

(2)
EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales (iv) depreciation and amortization, (v) impairment loss on real estate inventories and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt; however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity.

(3)
Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of capitalized interest included in cost of sales.

(4)
Backlog consists of homes sold under pending sales contracts that have not yet closed, some of which are subject to contingencies, including mortgage loan approval and the sale of existing homes by customers. There can be no assurance that homes sold under pending sales contracts will close. Of the total homes sold subject to pending sales contracts as of June 30, 2002, 1,197 represent homes under construction and 81 represent homes not yet under construction. Backlog as of all dates is unaudited.

Risk factors

An investment in the notes involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information contained or incorporated by reference in this prospectus. The risks described below are not the only ones we face. Other risks, including those that we do not currently consider material or may not currently anticipate, may impair our business.

RISKS RELATED TO OUR BUSINESS

Our revenues may decrease and our results of operations and the value of the notes may be adversely affected if demand for housing declines as a result of changes in economic and business conditions.
The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions, such as levels of employment, consumer confidence and income, availability of financing for acquisition, construction and permanent mortgages, interest rate levels, inflation, in-migration trends and demand for housing. For example, California, where many of our projects are located, underwent a significant recession in the early 1990s that affected demand for our homes. Furthermore, demand for our homes decreased in the fourth quarter of 2001 partially as a result of the tragic events of September 11, 2001. Should current economic and business conditions decline, demand for our homes could be significantly affected. An important segment of our customer base consists of move-up buyers, who often purchase homes subject to contingencies related to the sale of their existing homes. The difficulties facing these buyers in selling their homes during recessionary periods may adversely affect our sales. Moreover, during such periods, we may need to reduce our sales prices and offer greater incentives to buyers to compete for sales that may result in reduced margins. Increases in the rate of inflation could adversely affect our margins by increasing our costs and expenses. In times of high inflation, demand for housing may decline and we may be unable to recover our increased costs through higher sales.

Fluctuations in real estate values may require us to write-down the book value of our real estate assets.
The homebuilding industry is subject to significant variability and fluctuations in real estate values. As a result, we may be required to write-down the book value of our real estate assets in accordance with generally accepted accounting principles, and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on our financial condition and earnings.

Interest rates and the unavailability of mortgage financing can adversely affect demand for our homes.
In general, housing demand is adversely affected by increases in interest rates and housing costs and the unavailability of mortgage financing. Most of our buyers finance their home purchases through third-party lenders providing mortgage financing. If mortgage interest rates increase and, consequently, the ability of prospective buyers to finance home purchases is adversely affected, home sales, gross margins and cash flow may also be adversely affected and the impact may be material. Our homebuilding activities also depend upon the availability and costs of mortgage financing for buyers of homes owned by potential customers, as those customers (move-up buyers) often need to sell their existing residences before they purchase our homes. Any reduction of financing availability could adversely affect home sales.

Changes in federal income tax laws may also affect demand for new homes. Various proposals have been publicly discussed to limit mortgage interest deductions and to limit the exclusion of gain from the sale of a principal residence. Enactment of such proposals may have an adverse effect on the homebuilding industry in general. No meaningful prediction can be made whether any such proposals will be enacted and, if enacted, the particular form such laws would take.

We face potentially substantial inventory risk.
We must continuously acquire land for replacement and expansion of land inventory within our current markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, we may have bought and developed land on which we cannot profitably build and sell homes. The market value of land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures we employ to manage inventory risks will be successful.

Risk factors

In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at significantly low margins or at a loss.

Our financial position, future results and prospects may be adversely affected by a variety of risks, many of which are beyond our control.
As a homebuilder, we are subject to numerous risks, many of which are beyond our control, including: adverse weather conditions such as droughts, floods, or wildfires, which could damage our projects, cause delays in completion of our projects, or reduce consumer demand for our projects; shortages in labor or materials, which could delay completion of our projects and cause increases in the prices that we pay for labor or materials, thereby affecting our sales and profitability; and landslides, soil subsidence, earthquakes and other geologic events, which could damage our projects, cause delays in the completion of our projects or reduce consumer demand for our projects. Many of our projects are located in California, which has experienced significant earthquake activity. In addition to directly damaging our projects, earthquakes or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting our ability to market homes in those areas and possibly increasing the costs of completion.

There are some risks of loss for which we may be unable to purchase insurance coverage. For example, losses associated with landslides, earthquakes and other geologic events may not be insurable and other losses, such as those arising from terrorism, may not be economically insurable. A sizeable uninsured loss could adversely affect our business, results of operations and financial condition, which could adversely affect the value of the notes or our ability to service the notes.

Our geographic concentration would adversely affect us if the homebuilding industry in our current markets should decline.
We presently conduct all of our business in five geographical areas: Southern California, San Diego, Northern California, Arizona and Nevada. Approximately 70% of our home closings are currently derived from our California operations. Because our operations are concentrated in these geographic areas, a prolonged economic downturn in these markets could have a material adverse effect on our business, results of operations, and financial condition, which could adversely affect the value of the notes or our ability to service the notes. There can be no assurance that home sale prices in these areas will not decline in the future.

We may not be able to compete effectively against our competitors in the homebuilding industry.
The homebuilding industry is highly competitive. Homebuilders compete for, among other things, desirable properties, financing, raw materials and skilled labor. We compete both with large homebuilding companies, some of which have greater financial, marketing and sales resources than we, and with smaller local builders. The consolidation of some homebuilding companies may create competitors that have greater financial, marketing and sales resources than we and thus are able to compete more effectively against us. In addition, there may be new entrants in the markets in which we currently conduct business. We also compete for sales with individual resales of existing homes and with available rental housing.

Our operating results are variable, which may cause the value of the notes to decline.
We have historically experienced, and in the future expect to continue to experience, variability in our operating results on a quarterly and an annual basis. Factors expected to contribute to this variability include, among other things:

➢	the timing of land acquisitions and zoning and other regulatory approvals;

➢	the timing of home closings, land sales and level of sales;

➢	our product mix;

➢	our ability to continue to acquire additional land or options thereon at acceptable terms;

➢	the condition of the real estate market and the general economy;

Risk factors

➢	delays in construction due to acts of God, adverse weather, reduced subcontractor availability, and strikes;

➢	changes in prevailing interests rates and the availability of mortgage financing; and

➢	costs of material and labor.

Many of the factors affecting our results are beyond our control and may be difficult to predict. Fluctuations in our results may cause the value of the notes to decline.

Difficulty in obtaining sufficient capital could result in increased costs and delays in completion of projects.
The homebuilding industry is capital intensive and requires significant up-front expenditures to acquire land and begin development. Land acquisition, development and construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures with us. Any difficulty in obtaining sufficient capital for planned development expenditures could cause project delays and any such delay could result in cost increases and may adversely affect future results of operations and cash flows.

Our success depends on key executive officers and personnel.
Our success is dependent upon the efforts and abilities of our executive officers and other key employees, many of whom have significant experience in the homebuilding industry and in our regional markets. The loss of the services of any of these executives or key personnel, for any reason, could have a material adverse effect upon our business, operating results and financial condition.

Construction defect, soil subsidence and other building-related claims may be asserted against us, and we may be subject to liability for such claims.
California law provides that consumers can seek redress for patent (i.e., observable) defects in new homes within three or four years (depending on the type of claim asserted) from when the defect is discovered or should have been discovered. If the defect is latent (i.e., non-observable), consumers must still seek redress within three or four years from the date when the defect is discovered or should have been discovered, but in no event later than ten years after the date of substantial completion of our work on the construction. Consumers purchasing homes in Arizona and Nevada may also be able to obtain redress under state laws for either patent or latent defects in their new homes. Although we have obtained insurance for construction defect and subsidence claims, there can be no assurance that we will not be liable for damages, the cost of repairs, and/or the expense of litigation surrounding possible claims or that claims will not arise out of uninsurable events, such as landslides or earthquakes, or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

Governmental laws and regulations may increase our expenses, limit the number of homes that we can build or delay completion of our projects.
We are subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. We may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which we operate. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. Projects for which we have received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety, and welfare issues, which can further delay these projects or prevent their development.

We are subject to environmental laws and regulations, which may increase our costs, limit the areas in which we can build homes and delay completion of our projects.
We are also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause us to incur substantial

Risk factors

compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas. Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean up costs incurred by such parties in connection with the contamination. In addition, in those cases where an endangered species is involved, environmental rules and regulations can result in the elimination of development in identified environmentally sensitive areas.

We may not be able to acquire desirable lots for residential buildout.
Our future growth depends upon our ability to acquire attractive properties for development. There is increasing competition for desirable lots in all of our markets, particularly in California, as the number of properties available for residential development decreases. Shortages in available properties could cause us to incur additional costs to acquire such properties or could limit our future projects and our growth. Our financial position, future results and prospects may be adversely affected if properties at desirable prices and locations are not continually available.

Utility shortages or price increases could have an adverse impact on our operations.
During the past two years, the areas in which we operate in northern and southern California have experienced power shortages, including mandatory periods without electrical power, as well as significant increases in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages and utility rate increases continue. Furthermore, power shortages and rate increases may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely impacted if further rate increases and/or power shortages occur in California or in our other markets.

We depend on the availability and skill of subcontractors.
Substantially all of our construction work is done by subcontractors with us acting as the general contractor. Accordingly, the timing and quality of our construction depends on the availability and skill of our subcontractors. We do not have long-term contractual commitments with our subcontractors or suppliers. However, we generally have been able to obtain sufficient materials and subcontractors during times of material shortages. Although we believe that our relationships with our suppliers and subcontractors are good, there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which we conduct our operations. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on our business and results of operations.

Terrorist attacks or acts of war may seriously harm our business.
Terrorist attacks or acts of war may cause damage or disruption to our company, our employees, our facilities and our customers, which could impact our revenues, costs and expenses, and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that adversely affected our operations in the fourth quarter of 2001. The potential for future terrorist attacks has created many economic and political uncertainties, some of which may have additional material adverse affects on our business, results of operations, and financial condition.

The transfer restrictions imposed on our stock may not be enforceable and an ownership change or other event may occur with the result that our ability to use our tax net operating loss carryforwards will be severely limited.
On November 11, 1999, we implemented transfer restrictions with respect to shares of our stock. In general, these transfer restrictions prohibit, without the prior approval of our board of directors, the direct or indirect sale, transfer, disposition, purchase or acquisition of any of our stock by or to any holder who beneficially owns directly or through attribution 5% or more of our stock; or who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any of our stock, would beneficially own directly or through attribution 5% or more of our stock. These transfer restrictions are scheduled to expire on November 11, 2002, unless our board of directors extends or accelerates the expiration date. These transfer restrictions are intended to help reduce, but not eliminate, the risk of unfavorable ownership changes which could severely limit our use of tax benefits from our tax net operating loss carryforwards for use in offsetting future taxable income. At December 31, 2001, we had net operating loss carryforwards for federal tax purposes of approximately $8.5 million, which expire in 2009. In addition, unused recognized built-in losses in the amount of $23.9 million are available to offset future income and

Risk factors

expire between 2009 and 2011. The utilization of these losses is limited to $3.2 million of taxable income per year; however, any unused losses in any year may be carried forward for utilization in future years through 2011. These transfer restrictions could be challenged and a court could refuse to enforce them. It is also possible that the tax authorities could take the position that the transfer restrictions do not provide the intended effect or adequate remedies for tax purposes. Thus, even if the transfer restrictions are in place, transactions could have occurred or may potentially occur that would severely limit our ability to use the tax benefits associated with our net operating loss carryforwards.

Neither the amount of the net operating loss carryforwards nor the amount of limitation on such carryforwards claimed by us has been audited or otherwise validated by the Internal Revenue Service, and it could challenge either amount that we have calculated. It is possible that legislation or regulations will be adopted that would limit our ability to use the tax benefits associated with our current tax net operating loss carryforwards.

Our principal stockholders are General William Lyon and the William Harwell Lyon Trust, of which William H. Lyon is the sole beneficiary, and their interests may not be aligned with yours.
Over 50% of the outstanding shares of our common stock are beneficially owned by General William Lyon and the William Harwell Lyon Trust, of which his son, William H. Lyon, is the sole beneficiary. As a result of their stock ownership, General William Lyon and the trust control us and have the power to elect all of our directors and approve any action requiring the majority approval of the holders of our equity. General William Lyon and the trust’s interests may not be fully aligned with yours and this could lead to a strategy that is not in your best interests.

We face reduced coverages and increased costs of insurance.
Recently, lawsuits have been filed against builders asserting claims of personal injury and property damage caused by the presence of mold in residential dwellings. Some of these lawsuits have resulted in substantial monetary judgments or settlements against these builders. Our insurance may not cover all of the claims, including personal injury claims, arising from the presence of mold or such coverage may become prohibitively expensive. If we are unable to obtain adequate insurance coverage, a material adverse effect on our business, financial condition and results of operations could result if we are exposed to claims arising from the presence of mold in the homes that we sell.

Partially as a result of the September 11 terrorist attacks, the cost of insurance has risen, deductibles and retentions have increased and the availability of insurance has diminished. Significant increases in our cost of insurance coverage or significant limitations on coverage could have a material adverse effect on our business, financial condition and results of operations.

RISKS ASSOCIATED WITH THE NOTES AND THE OFFERING

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations on the notes.
As of June 30, 2002, on a pro forma basis, we would have had $315.6 million of indebtedness. In addition, subject to restrictions in the indenture for the notes, we may incur substantial additional indebtedness. The high level of our indebtedness could have important consequences to you, including the following:

➢	our ability to obtain additional financing for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes may be impaired;

➢
we will need to use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other indebtedness, which will reduce the funds available to us for other purposes;

➢
we will have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

➢	we will be more vulnerable to economic downturns and adverse developments in our business.

We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, our other indebtedness and other debt from cash flow from our operations. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure

Risk factors

from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the notes, support our operations, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements, including our credit facilities and the indenture, may restrict us from pursuing any of these alternatives.

California Lyon is the general partner in our unconsolidated partnership joint ventures and may be liable for joint venture obligations.
At June 30, 2002, seven of our active joint ventures were organized as limited partnerships. California Lyon is the general partner in each of these and may serve as the general partner in future joint ventures. As a general partner, California Lyon may be liable for a joint venture’s liabilities and obligations should the joint venture fail or be unable to pay these liabilities or obligations. As of June 30, 2002, these joint ventures had $74.5 million of outstanding indebtedness. In addition, Delaware Lyon has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. Delaware Lyon has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees only become effective upon repayment of our outstanding 12 1/2% Senior Notes. We anticipate that the lender who holds these repayment guarantees will terminate them prior to consummation of this offering.

The notes will be unsecured, and effectively subordinated to our secured indebtedness.
The notes will not be secured. Our credit facilities and construction loans are secured by liens on the real estate under development that is financed by those facilities or loans. If we become insolvent or are liquidated, or if payment under any of our secured indebtedness was accelerated, the holders of our secured indebtedness would be entitled to repayment from their collateral before those assets could be used to satisfy any unsecured claims, including claims under the notes. As a result, the notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness, and the holders of the notes will likely recover ratably less than our secured creditors. As of June 30, 2002, after giving effect to the sale of the notes and the application of the proceeds therefrom as described under “Use of proceeds,” our pro forma secured indebtedness would have been $111.6 million, and we would have commitments available to permit us to borrow an additional $49.3 million of secured indebtedness under our credit facilities.

The guarantees of our subsidiaries may be avoidable as fraudulent transfers and any new guarantees may be avoidable as preferences.
The notes will be the obligations of California Lyon and will be guaranteed by Delaware Lyon and by all of its existing and certain of its future restricted subsidiaries. The guarantees by subsidiaries may be subject to review under U.S. bankruptcy law and comparable provisions of state fraudulent conveyance laws. Under these laws, if a court were to find that, at the time any subsidiary guarantor issued a guarantee of the notes:

➢	it issued the guarantee to delay, hinder or defraud present or future creditors; or

➢	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee and:

➢	it was insolvent or rendered insolvent by reason of issuing the guarantee; or

➢	it was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

➢	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature;

then the court could avoid the obligations under the guarantee, subordinate the guarantee of the notes to that of the guarantor’s other debt, require holders of the notes to return amounts already paid under that guarantee, or take other action detrimental to holders of the notes and the guarantees of the notes.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

➢
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

➢	it could not pay its debts as they become due.

Risk factors

We cannot be sure what standard a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee would not be avoided or the guarantee would not be subordinated to the guarantors’ other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for the benefit of the issuer of the notes, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

In addition, if we are required to grant additional subsidiary guarantees for the notes at a time in the future when a guarantor was insolvent, those guarantees may also be avoidable as preferences under U.S. bankruptcy law or comparable provisions of state law.

The indenture for the notes imposes significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.
The indenture for the notes imposes significant operating and financial restrictions on us. These restrictions will limit the ability of us and our subsidiaries, among other things, to:

➢	incur additional indebtedness;

➢	pay dividends or make other distributions or repurchase or redeem our stock;

➢	make investments;

➢	sell assets;

➢	incur liens;

➢	enter into agreements restricting our subsidiaries’ ability to pay dividends;

➢	enter into transactions with affiliates; and

➢	consolidate, merge or sell all or substantially all of our assets.

Our other debt agreements contain additional restrictions. In addition, we may in the future enter into other agreements governing indebtedness which impose yet additional restrictions. We cannot assure you that these restrictions will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.
Upon the occurrence of a “change of control,” as defined in the indenture, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, to the date of purchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which could in turn be a default under our other indebtedness. In addition, a change of control may constitute an event of default under our credit facilities. A default under our credit facilities could result in an event of default under the indenture if the lenders accelerate the debt under our credit facilities.

If this event occurs, we may not have enough assets to satisfy all obligations under the indenture and our other indebtedness. In order to satisfy our obligations, we could seek to refinance the indebtedness under the notes and our other indebtedness or obtain a waiver from the holders of our indebtedness. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

There is no established trading market for the notes; and you may not be able to sell them quickly or at the price that you paid.
The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply for the notes to be listed on the New York Stock Exchange.

We cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell the notes will be favorable. We also cannot assure you as to the level of liquidity of the trading market

Risk factors

for the notes. Future trading prices of the notes will depend on many factors, including our operating performance and financial condition and the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Use of proceeds

We intend to use the gross proceeds of $200 million from the offering of the notes to redeem the $70.3 million of outstanding 12½% Senior Notes, to repay certain other debt, and to pay related fees, commissions and other expenses.

The following sets forth the anticipated uses of the proceeds of this offering (dollars in thousands):

Repayment of revolving credit facilities debt[1]	$20,487
Repayment of construction notes payable[2]	34,123
Repayment of purchase money notes payable—land acquisitions[3]	60,611
Repayment of unsecured line of credit[4]	8,000
Repayment of 12 1/2% Senior Notes due July 1, 2003[5]	70,279
Expenses of the offering of the notes	6,500

$200,000

(1)
Represents amounts to be repaid under our existing revolving credit facilities, which are collateralized by real estate inventories. These facilities bear interest at varying rates from LIBOR plus 2.40% to the prime rate plus .375% (weighted-average rate of 4.912% at June 30, 2002), and mature, in each case, upon the earlier of the sale of the financed home or the termination of the facilities, with the facilities maturing on varying dates from September 21, 2002 to September 24, 2006.

(2)
Represents amounts outstanding under various construction notes payable, which are collateralized by real estate inventories. These notes bear interest at varying rates from the prime rate plus 0.25% to 14% (weighted-average rate of 5.860% at June 30, 2002) and mature upon the earliest of (i) the completion of the development of the lots, (ii) the sale of the financed home or (iii) the maturity of the notes payable, with the notes maturing on varying dates from December 19, 2002 to June 11, 2004.

(3)
Represents amounts outstanding under various purchase money notes payable, which are collateralized by real estate inventories. These notes bear interest at varying rates from the prime rate plus 1% to 12 1/2% (weighted-average rate of 8.220% at June 30, 2002) and mature at varying dates from October 23, 2002 to July 1, 2005.

(4)	Represents amount outstanding under an unsecured line of credit which bears interest at the prime rate plus 1% (5.75% at June 30, 2002) and matures on June 30, 2003.
(5)
Represents amount outstanding under our 12 1/2% Senior Notes due July 1, 2003. The amounts outstanding which will be repaid from the proceeds of this offering include the following: (i) $30.0 million owned by General William Lyon, our Chairman and Chief Executive Officer, and a trust for which his son, William H. Lyon is the sole beneficiary; (ii) $1.26 million owned by Wade H. Cable, our President and Chief Operating Officer; and (iii) $1.0 million owned by William H. McFarland, a member of our Board of Directors.

Capitalization

The following table sets forth (1) our capitalization as of June 30, 2002 and (2) our capitalization as of June 30, 2002 after giving effect to the sale of the notes and the application of the proceeds therefrom as described under “Use of proceeds.”
	June 30, 2002
	Actual	As Adjusted

(dollars in thousands)
Cash and cash equivalents	$14,004	$14,004

Debt:
Revolving credit facilities	$132,108	$111,621
Construction notes payable	34,123	—
Purchase money notes payable—land acquisitions	60,611	—
Collateralized mortgage obligations under revolving mortgage warehouse credit facility, secured by first trust deed mortgage notes receivable	3,953	3,953
Unsecured line of credit	8,000	—
12 1/2% Senior Notes due 2003	70,279	—
Senior Notes offered hereby	—	200,000

Total debt[1]	309,074	315,574

Stockholders’ equity[2]:
Common stock, par value $.01 per share; 30,000,000 shares authorized; 10,323,914 shares issued and outstanding at June 30, 2002	103	103
Additional paid-in capital	122,028	122,028
Retained earnings[3]	33,621	32,385

Total stockholders’ equity	155,752	154,516

Total capitalization[4]	$464,826	$470,090

(1)	Total debt does not include approximately $74.5 million of notes payable by unconsolidated joint ventures as of June 30, 2002. See Note 2 of “Notes to Unaudited Consolidated Financial Statements.”
(2)
The table does not include 463,486 shares issuable upon the exercise of outstanding options as of June 30, 2002, or 388,333 shares authorized and reserved for issuance upon the exercise of options that may be issued in the future pursuant to stock option plans. See “Management” and Note 9 of “Notes to Consolidated Financial Statements.”

(3)
Retained earnings as adjusted as of June 30, 2002 reflects the pro forma write-off of unamortized deferred loan costs, net of income taxes, of approximately $1.2 million related to the payoff of existing debt from a portion of the proceeds from the offering of the notes.

(4)
Total capitalization does not include approximately $146.6 million of other owners’ capital investments in unconsolidated joint ventures as of June 30, 2002. See Note 2 of “Notes to Unaudited Consolidated Financial Statements.”

Selected historical consolidated financial data

The following table sets forth certain of our historical financial data. We have derived the selected historical consolidated financial data as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 from our audited consolidated financial statements and the related notes included elsewhere herein. The selected historical consolidated financial data as of December 31, 1999, 1998 and 1997 and for the years ended December 31, 1998 and 1997 have been derived from our audited financial statements for such years, which are not included herein. We have derived the selected historical consolidated financial data as of and for the six months ended June 30, 2002 and 2001 and as of and for the twelve months ended June 30, 2002 from our unaudited consolidated financial statements and the related notes included elsewhere herein. In the opinion of our management, our unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, the results of our operations and our cash flows. The results of operations for the six and twelve months ended June 30, 2002 are not necessarily indicative of the operating results to be expected for the full fiscal year. The selected historical consolidated financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading “Management’s discussion and analysis of financial condition and results of operations,” and the historical consolidated financial statements and accompanying notes included elsewhere herein.

	As of and for the Six Months Ended June 30,		As of and for the Twelve Months Ended	As of and for the Year Ended December 31,
	2002	2001	June 30, 2002	2001	2000	1999[1]	1998	1997

	(unaudited)		(unaudited)
	(dollars in thousands)
Operations:
Operating revenue
Home sales	$217,035	$170,623	$498,414	$452,002	$403,850	$426,839	$348,352	$307,332
Lots, land and other sales	531	7,054	531	7,054	3,016	13,142	19,930	22,610
Management fees	3,554	3,098	9,583	9,127	10,456	4,825	2,217	—

	221,120	180,775	508,528	468,183	417,322	444,806	370,499	329,942

Operating costs
Cost of sales—homes	(187,121)	(142,564)	(427,165)	(382,608)	(335,891)	(357,153)	(297,781)	(278,299)
Cost of sales—lots, land and other	(869)	(4,192)	(1,835)	(5,158)	(3,378)	(13,223)	(20,992)	(23,902)
Impairment loss on real estate assets	—	—	—	—	—	—	—	(74,000)
Sales and marketing	(9,905)	(8,358)	(19,696)	(18,149)	(16,515)	(19,387)	(21,463)	(22,279)
General and administrative	(15,596)	(16,902)	(35,865)	(37,171)	(35,348)	(24,193)	(18,182)	(15,996)
Amortization of goodwill	—	(621)	(621)	(1,242)	(1,244)	(307)	—	—

	(213,491)	(172,637)	(485,182)	(444,328)	(392,376)	(414,263)	(358,418)	(414,476)

Equity in income of unconsolidated joint ventures	5,508	7,298	20,594	22,384	24,416	17,859	3,499	—

Operating income (loss)	13,137	15,436	43,940	46,239	49,362	48,402	15,580	(84,534)
Interest expense, net of amounts capitalized	—	(227)	—	(227)	(5,557)	(6,153)	(9,214)	(7,812)
Financial advisory expenses	—	—	—	—	—	(2,197)	(1,286)	—
Other income, net	511	2,339	5,685	7,513	7,324	3,445	3,225	2,452

Income (loss) before provision for income taxes and extraordinary item	13,648	17,548	49,625	53,525	51,129	43,497	8,305	(89,894)
Provision for income taxes	(3,503)	(1,849)	(7,501)	(5,847)	(12,357)	(220)	(1,191)	—

Income (loss) before extraordinary item	10,145	15,699	42,124	47,678	38,772	43,277	7,114	(89,894)
Extraordinary item—gain from retirement of debt, net of applicable taxes	—	—	—	—	496	4,200	2,741	—

Net income (loss)	$10,145	$15,699	$42,124	$47,678	$39,268	$47,477	$9,855	$(89,894)

Selected historical consolidated financial data

	As of and for the Six Months Ended June 30,		As of and for the Twelve Months Ended	As of and for the Year Ended December 31,
	2002	2001	June 30, 2002	2001	2000	1999[1]	1998	1997

	(unaudited)		(unaudited)
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$14,004	$30,152	$14,004	$19,751	$14,711	$2,154	$23,955	$4,569
Real estate inventories	405,072	271,461	405,072	294,678	214,418	184,271	174,502	255,472
Investments in and advances to unconsolidated joint ventures	47,464	50,472	47,464	66,753	49,966	50,282	30,462	7,077
Total assets	525,661	390,358	525,661	433,709	330,280	278,483	246,404	285,244
Total debt	309,074	218,467	309,074	221,470	166,910	176,630	195,393	254,935
Stockholders’ equity (deficit)	155,752	118,370	155,752	150,617	102,512	53,301	5,824	(5,681)

Other Financial Data (unaudited):
EBITDA[2]	$30,735	$30,409	$73,154	$72,828	$81,503	$68,884	$45,719	$16,585
Ratio of EBITDA to interest incurred[3]	2.74x	2.72x	3.33x	3.32x	3.13x	2.81x	1.45x	0.50x
Ratio of total debt to EBITDA	—	—	4.22x	3.04x	2.05x	2.56x	4.27x	15.37x
Ratio of earnings to fixed charges[4]	2.68x	2.60x	3.25x	3.21x	3.02x	2.58x	1.33x	—	[5]

Operating Data (including unconsolidated joint ventures) (unaudited):
Number of net new home orders	1,703	1,508	2,736	2,541	2,603	2,303	2,139	1,718
Number of homes closed	967	1,001	2,532	2,566	2,666	2,618	1,925	1,597
Average sales price of homes closed	$346	$280	$325	$299	$289	$241	$202	$192
Backlog at end of period, number of homes[6]	1,278	1,074	1,278	542	567	630	617	403
Backlog at end of period, aggregate sales value[6]	$492,941	$330,136	$492,941	$176,531	$171,650	$185,800	$165,100	$84,600

(1)
On November 5, 1999, we acquired substantially all of the assets and assumed substantially all of the related liabilities of a homebuilding company owned by General William Lyon, Chairman of the Board, and a trust for the benefit of his son, William H. Lyon, a director. The total purchase price consisted of approximately $42.6 million in cash and the assumption of approximately $101.1 million of liabilities. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated based on the fair value of the assets acquired and liabilities assumed. See “Management’s discussion and analysis of financial condition and results of operations” and Note 2 of “Notes to Consolidated Financial Statements.”

Selected historical consolidated financial data

(2)
EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales (iv) depreciation and amortization, (v) impairment loss on real estate inventories and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt; however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is calculated as follows:

	Six Months Ended June 30,		Twelve Months Ended June 30, 2002	Year Ended December 31,
	2002	2001		2001	2000	1999	1998	1997

	(unaudited)		(unaudited)
	(dollars in thousands)
Net income	$10,145	$15,699	$42,124	$47,678	$39,268	$47,477	$9,855	($89,894)
Provision for income taxes	3,503	1,849	7,501	5,847	12,357	220	1,191	—
Interest expense:
Interest incurred	11,225	11,191	21,942	21,908	26,012	24,500	31,475	32,970
Interest capitalized	(11,225)	(10,964)	(21,942)	(21,681)	(20,455)	(18,347)	(22,261)	(25,158)
Amortization of capitalized interest included in cost of sales	9,849	7,983	22,403	20,537	21,373	23,771	27,899	23,760
Depreciation and amortization	618	1,283	1,854	2,519	2,499	1,518	1,059	907
Impairment loss on real estate inventories	—	—	—	—	—	—	—	74,000
Cash distributions of income from unconsolidated joint ventures	12,128	10,666	19,866	18,404	24,865	7,604	—	—
Equity in income of unconsolidated joint ventures	(5,508)	(7,298)	(20,594)	(22,384)	(24,416)	(17,859)	(3,499)	—

EBITDA	$30,735	$30,409	$73,154	$72,828	$81,503	$68,884	$45,719	$16,585

(3)
Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of capitalized interest included in cost of sales.

(4)
Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means income (loss) before provision for income taxes and extraordinary item plus (i) fixed charges reduced by the amount of interest capitalized, (ii) amortization of capitalized interest included in cost of sales and (iii) cash distributions of income from unconsolidated joint ventures reduced by equity in income of unconsolidated joint ventures. For this purpose, “fixed charges” means interest incurred, whether expensed or capitalized.

(5)
Earnings were not adequate to cover fixed charges by $25.4 million for the year ended December 31, 1997. This deficit, as well as the operating loss, include the effect of an impairment loss on real estate assets of $74.0 million.

(6)
Backlog consists of homes sold under pending sales contracts that have not yet closed, some of which are subject to contingencies, including mortgage loan approval and the sale of existing homes by customers. There can be no assurance that homes sold under pending sales contracts will close. Of the total homes sold subject to pending sales contracts as of June 30, 2002, 1,197 represent homes under construction and 81 represent homes not yet under construction. Backlog as of all dates is unaudited.

Management’s discussion and analysis of financial condition and results of operations

The following discussion of results of operations and financial condition should be read in conjunction with our consolidated financial statements and notes thereto and other financial information included or incorporated by reference in this prospectus.

GENERAL OVERVIEW

We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, on a combined basis we have sold over 53,000 homes. We believe that we are one of the largest homebuilders in California in terms of both sales and homes delivered on a combined basis in 2001. We conduct our homebuilding operations through five geographic divisions: Southern California, San Diego, Northern California, Arizona and Nevada. We believe that we are well positioned for future growth in all of our markets. According to DRI-WEFA, California, Arizona and Nevada were the 3rd, 6th, and 16th largest states, respectively, by single family housing starts in 2001. For the twelve months ended June 30, 2002, on a combined basis we had revenues from home sales of $822.3 million and delivered 2,532 homes. For the same period, our consolidated EBITDA, which includes cash distributions of income from unconsolidated joint ventures, was $73.2 million. See Note 2 of “Selected historical consolidated financial data.”

We have historically entered into homebuilding joint ventures from time to time to better enable us to reduce our capital investment and risk in the highly capital intensive California markets. As of June 30, 2002, we and certain of our subsidiaries are general partners or members in 13 active joint ventures involved in the development and sale of residential projects. These joint ventures are 50% or less owned by us and not controlled by us and, accordingly, the financial statements of such joint ventures are not consolidated with our financial statements. Our investments in unconsolidated joint ventures are accounted for using the equity method. Income allocations and cash distributions to us from the unconsolidated joint ventures are based on predetermined formulas between us and our joint venture partners as specified in the applicable partnership or operating agreements. See Note 2 of “Notes to Unaudited Consolidated Financial Statements” and Note 7 of “Notes to Consolidated Financial Statements” for condensed combined financial information for these joint ventures. Based upon current estimates, substantially all future development and construction costs incurred by our joint ventures will be funded by our joint venture partners or from the proceeds of construction financing obtained by the joint ventures.

Management’s discussion and analysis of financial condition and results of operations

RESULTS OF OPERATIONS

Overview
Selected financial and operating information for us and our unconsolidated joint ventures as of and for the periods presented is as follows:

	As of and for the six months ended June 30,
	2002			2001
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Selected Financial Information (dollars in thousands)
Homes closed	713	254	967	751	250	1,001

Home sales revenue	$217,035	$117,311	$334,346	$170,623	$109,534	$280,157
Cost of sales	(187,121)	(99,981)	(287,102)	(142,564)	(89,397)	(231,961)

Gross margin	$29,914	$17,330	$47,244	$28,059	$20,137	$48,196

Gross margin percentage	13.8%	14.8%	14.1%	16.4%	18.4%	17.2%

Number of homes closed
California	392	254	646	409	250	659
Arizona	126	—	126	125	—	125
Nevada	195	—	195	217	—	217

Total	713	254	967	751	250	1,001

Average sales price
California	$365,200	$461,900	$403,200	$260,400	$438,100	$327,800
Arizona	202,600	—	202,600	145,000	—	145,000
Nevada	247,900	—	247,900	212,000	—	212,000

Total	$304,400	$461,900	$345,800	$227,200	$438,100	$279,900

Number of net new home orders
California	777	586	1,363	617	380	997
Arizona	159	—	159	185	—	185
Nevada	181	—	181	326	—	326

Total	1,117	586	1,703	1,128	380	1,508

Average number of sales locations during period
California	16	12	28	15	11	26
Arizona	7	—	7	5	—	5
Nevada	5	—	5	7	—	7

Total	28	12	40	27	11	38

Management’s discussion and analysis of financial condition and results of operations

	As of and for the six months ended June 30,
	2002			2001
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Backlog of homes sold but not closed at end of period
California	584	429	1,013	414	314	728
Arizona	151	—	151	140	—	140
Nevada	114	—	114	206	—	206

Total	849	429	1,278	760	314	1,074

Dollar amount of backlog of homes sold but not closed at end of period (dollars in thousands)
California	$226,033	$194,578	$420,611	$119,542	$147,676	$267,218
Arizona	32,423	—	32,423	20,408	—	20,408
Nevada	39,907	—	39,907	42,510	—	42,510

Total	$298,363	$194,578	$492,941	$182,460	$147,676	$330,136

Lots controlled at end of period
Owned lots
California	1,855	1,644	3,499	1,624	1,944	3,568
Arizona	852	—	852	558	171	729
Nevada	1,269	—	1,269	323	—	323

Total	3,976	1,644	5,620	2,505	2,115	4,620

Optioned lots[1]
California			2,201			1,675
Arizona			4,337			576
Nevada			66			527

Total			6,604			2,778

Total lots controlled
California			5,700			5,243
Arizona			5,189			1,305
Nevada			1,335			850

Total			12,224			7,398

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2001			As of and for the year ended December 31, 2000
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Selected Financial Information (dollars in thousands)
Homes closed	1,861	705	2,566	1,757	909	2,666

Home sales revenue	$452,002	$316,098	$768,100	$403,850	$367,723	$771,573
Cost of sales	(382,608)	(258,997)	(641,605)	(335,891)	(307,215)	(643,106)

Gross margin	$69,394	$57,101	$126,495	$67,959	$60,508	$128,467

Gross margin percentage	15.4%	18.1%	16.5%	16.8%	16.5%	16.7%

Number of homes closed
California	1,087	705	1,792	1,183	909	2,092
Arizona	298	—	298	189	—	189
Nevada	476	—	476	349	—	349
New Mexico[2]				36	—	36

Total	1,861	705	2,566	1,757	909	2,666

Average sales price
California	$281,300	$448,400	$347,100	$259,300	$404,500	$322,400
Arizona	150,200	—	150,200	139,200	—	139,200
Nevada	213,100	—	213,100	189,500	—	189,500
New Mexico[2]				130,800	—	130,800

Total	$242,900	$448,400	$299,300	$229,900	$404,500	$289,400

Number of net new home orders
California	1,080	618	1,698	1,103	906	2,009
Arizona	336	—	336	252	—	252
Nevada	507	—	507	321	—	321
New Mexico[2]				21	—	21

Total	1,923	618	2,541	1,697	906	2,603

Average number of sales locations during period
California	15	13	28	18	13	31
Arizona	6	—	6	5	—	5
Nevada	6	—	6	6	—	6
New Mexico[2]				1	—	1

Total	27	13	40	30	13	43

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2001			As of and for the year ended December 31, 2000
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Backlog of homes sold but not closed at end of period
California	199	97	296	206	184	390
Arizona	118	—	118	80	—	80
Nevada	128	—	128	97	—	97

Total	445	97	542	383	184	567

Dollar amount of backlog of homes sold but not closed at end of period (dollars in thousands)
California	$68,013	$50,115	$118,128	$57,001	$82,169	$139,170
Arizona	24,523	—	24,523	11,842	—	11,842
Nevada	33,880	—	33,880	20,638	—	20,638

Total	$126,416	$50,115	$176,531	$89,481	$82,169	$171,650

Lots controlled at end of period
Owned lots
California	1,578	2,027	3,605	1,457	2,123	3,580
Arizona	923	—	923	543	178	721
Nevada	378	—	378	587	—	587

Total	2,879	2,027	4,906	2,587	2,301	4,888

Optioned lots[1]
California			1,156			2,082
Arizona			1,859			921
Nevada			446			399

Total			3,461			3,402

Total lots controlled
California			4,761			5,662
Arizona			2,782			1,642
Nevada			824			986

Total			8,367			8,290

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 1999
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Selected Financial Information (dollars in thousands)
Homes closed	2,028	590	2,618

Home sales revenue	$426,839	$203,336	$630,175
Cost of sales	(357,153)	(163,215)	(520,368)

Gross margin	$69,686	$40,121	$109,807

Gross margin percentage	16.3%	19.7%	17.4%

Number of homes closed
California	1,296	590	1,886
Arizona	163	—	163
Nevada	397	—	397
New Mexico[2]	172	—	172

Total	2,028	590	2,618

Average sales price
California	$238,100	$344,600	$271,400
Arizona	196,400	—	196,400
Nevada	159,900	—	159,900
New Mexico[2]	132,600	—	132,600

Total	$210,500	$344,600	$240,700

Number of net new home orders
California	1,010	587	1,597
Arizona	106	—	106
Nevada	452	—	452
New Mexico[2]	148	—	148

Total	1,716	587	2,303

Average number of sales locations during period
California	23	10	33
Arizona	3	—	3
Nevada	6	—	6
New Mexico[2]	3	—	3

Total	35	10	45

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 1999
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Backlog of homes sold but not closed at end of period
California	286	187	473
Arizona	17	—	17
Nevada	125	—	125
New Mexico[2]	15	—	15

Total	443	187	630

Dollar amount of backlog of homes sold but not closed at end of period (dollars in thousands)
California	$86,600	$74,100	$160,700
Arizona	3,100	—	3,100
Nevada	20,000	—	20,000
New Mexico[2]	2,000	—	2,000

Total	$111,700	$74,100	$185,800

Lots controlled at end of period
Owned lots
California	1,868	1,954	3,822
Arizona	316	1,552	1,868
Nevada	511	—	511
New Mexico[2]	89	—	89

Total	2,784	3,506	6,290

Optioned lots[1]
California			1,535
Arizona			1,165
Nevada			28
New Mexico[2]			—

Total			2,728

Total lots controlled
California			5,357
Arizona			3,033
Nevada			539
New Mexico[2]			89

Total			9,018

(1)	Optioned lots may be purchased by us as wholly-owned projects or may be purchased by newly formed unconsolidated joint ventures.
(2)	We ceased our operations in New Mexico in mid-2000.

Management’s discussion and analysis of financial condition and results of operations

On a combined basis, the number of net new home orders for the six months ended June 30, 2002 increased 13% to 1,703 homes from 1,508 homes for the six months ended June 30, 2001. The number of homes closed on a combined basis for the six months ended June 30, 2002 decreased 3% to 967 homes from 1,001 homes for the six months ended June 30, 2001. On a combined basis, the backlog of homes sold but not closed as of June 30, 2002 was 1,278 homes, up 19% from 1,074 homes as of June 30, 2001, and up 19% from 1,072 homes as of March 31, 2002.

The number of net new home orders for the year ended December 31, 2001 on a combined basis decreased 2.4% to 2,541 homes from 2,603 homes for the year ended December 31, 2000. The number of homes closed for the year ended December 31, 2001 on a combined basis decreased 3.8% to 2,566 homes from 2,666 homes for the year ended December 31, 2000. On a combined basis, the backlog of homes sold but not closed as of December 31, 2001 was 542 homes, down 4% from 567 homes as of December 31, 2000.

Homes in backlog are generally closed within three to six months. The dollar amount of backlog of homes sold but not closed on a combined basis as of June 30, 2002 was $492.9 million, up 49% from $330.1 million as of June 30, 2001 and up 25% from $394.4 million as of March 31, 2002. The cancellation rate of buyers who contracted to buy a home but did not close escrow at our projects was approximately 24% during 2001 and 15% during the six months ended June 30, 2002. Our inventory of completed and unsold homes was 18 homes as of June 30, 2002.

We believe that the increase in the number of net new home orders and the decrease in the cancellation rate during the first six months of 2002, as described above, are indications of an improving economy in 2002 after the economic slow-down in the latter half of 2001. In addition, in most of the markets in which we operate, the demand for housing exceeds the current supply of housing. The decline in net new home orders and closings for 2001 as compared with 2000 was primarily the result of (1) a weakening economy whose short-term outlook had become more uncertain following the unprecedented and tragic events of September 11, 2001 and (2) a reduction in the average number of active sales locations from 43 in 2000 to 40 in 2001. At December 31, 2001, we had 43 sales locations as compared to 42 sales locations at December 31, 2000. At June 30, 2002, we had 33 sales locations, as compared to 38 sales locations at June 30, 2001.

Comparison of Six Months Ended June 30, 2002 to Six Months Ended June 30, 2001
Operating revenue for the six months ended June 30, 2002 was $221.1 million, an increase of $40.3 million, or 22%, from operating revenue of $180.8 million for the six months ended June 30, 2001. Revenue from sales of homes increased $46.4 million, or 27%, to $217.0 million in the 2002 period from $170.6 million in the 2001 period. This increase was primarily due to an increase in the average sales prices of wholly-owned homes due to product mix to $304,400 in the 2002 period from $227,200 in the 2001 period, offset by a decrease in the number of wholly-owned homes closed to 713 in the 2002 period from 751 in the 2001 period. Management fee income increased by $0.5 million to $3.6 million in the 2002 period from $3.1 million in the 2001 period primarily due to an increase in the average sales prices for homes closed in our unconsolidated joint ventures to $461,900 in the 2002 period from $438,100 in the 2001 period.

Total operating income decreased from $15.4 million in the 2001 period to $13.1 million in the 2002 period. The excess of revenue from sales of homes over the related cost of sales (gross margin) increased by $1.8 million to $29.9 million in the 2002 period from $28.1 million in the 2001 period primarily due to an increase in the average sales prices of wholly-owned homes due to product mix to $304,400 in the 2002 period from $227,200 in the 2001 period, offset by a decline in gross margin percentages of 2.6% to 13.8% in the 2002 period from 16.4% in the 2001 period, and a decrease in the number of wholly-owned homes closed to 713 homes in the 2002 period from 751 homes in the 2001 period. The decline in the period-over-period gross margin percentage reflects the impact of slower economic conditions experienced during the latter half of 2001. We recognized $7.1 million in operating revenues from lots, land and other sales (primarily two commercial land sales) in the 2001 period compared to $0.5 million in the 2002 period. The cost of sales related to such revenues decreased from $4.2 million in the 2001 period to $0.9 million in the 2002 period. Sales and marketing expenses increased by $1.5 million to $9.9 million in the 2002 period from $8.4 million in the 2001 period primarily due to marketing fees paid to developers of master-planned communities. General and administrative expenses decreased by $1.3 million to $15.6 million in the 2002 period from $16.9 million in the 2001 period, primarily as a result of a decrease in accrued bonuses related to lower earnings. Equity in income of unconsolidated joint ventures amounting to $5.5 million was recognized in the 2002 period, down from $7.3 million in the comparable period for 2001, primarily as a result of a decline in gross margin percentages of 3.6% to 14.8% in

Management’s discussion and analysis of financial condition and results of operations the 2002 period from 18.4% in the 2001 period. The decline in period-over-period gross margin percentage reflects the impact of slower economic conditions experienced during the later half of 2001. During the six months ended June 30, 2002, one of the joint ventures in which we are a general partner completed a land sale to us for $17.1 million resulting in a profit of approximately $3.5 million, all of which was allocated to our outside partner as preferred return in accordance with the joint venture agreement.

Total interest incurred was $11.2 million in both periods. All interest incurred was capitalized in the 2002 period while $0.2 million of interest incurred was expensed in the 2001 period.

Other income, net decreased to $0.5 million in the 2002 period from $2.3 million in the 2001 period primarily as a result of initial start-up losses realized by a golf course operation offset by increases in mortgage company operations.

As of December 31, 2000, we had substantial net operating loss carryforwards for federal tax purposes which were utilized to reduce taxable income during the year ended December 31, 2001. As a result of the reduction in the valuation allowance associated with such utilized net operating loss carryforwards, our overall effective tax rate for the six months ended June 30, 2001 was approximately 10.5%. At December 31, 2001, we had net operating loss carryforwards for federal tax purposes of approximately $8.5 million, which expire in 2009. In addition, unused recognized built-in losses in the amount of $23.9 million are available to offset future income and expire between 2009 and 2011. The utilization of these losses is limited to $3.2 million of taxable income per year; however, any unused losses in any year may be carried forward for utilization in future years through 2011. The elimination during 2002 of the remaining valuation allowances for deferred tax assets reduces our estimated overall effective tax rate for the year ending December 31, 2002 from 38.3% to 25.7%. Our ability to utilize the foregoing tax benefits will depend upon the amount of our future taxable income and may be limited in the event of an “ownership change” under federal tax laws and regulations.

Although our certificate of incorporation includes transfer restrictions intended to help reduce the risk of an ownership change, transactions could have occurred or may potentially occur that would severely limit our ability to use the tax benefits associated with our net operating loss carryforwards. We learned that one stockholder unknowingly violated the transfer restrictions. The stockholder divested itself of the requisite number of shares in February and March, 2002 so that it was no longer out of compliance with our certificate of incorporation.

Neither the amount of the net operating loss carryforwards nor the amount of limitation on such carryforwards claimed by us has been audited or otherwise validated by the Internal Revenue Service, and it could challenge either amount that we have calculated. It is possible that legislation or regulations will be adopted that would limit our ability to use the tax benefits associated with the current tax net operating loss carryforwards.

As a result of the foregoing factors, our net income decreased from $15.7 million in the 2001 period to $10.1 million in the 2002 period.

Comparison of Years Ended December 31, 2001 and 2000.
Operating revenue for the year ended December 31, 2001 was $468.2 million, an increase of $50.9 million, or 12.2%, from operating revenue of $417.3 million for the year ended December 31, 2000. Revenue from sales of homes increased $48.1 million, or 11.9%, to $452.0 million in 2001 from $403.9 million in 2000. This increase was due primarily to an increase in the number of wholly-owned homes closed to 1,861 in 2001 from 1,757 in 2000, together with an increase in the average sales prices of wholly-owned homes to $242,900 in 2001 from $229,900 in 2000. Management fee income decreased by $1.4 million to $9.1 million in 2001 from $10.5 million in 2000 as a result of a decrease in the number of homes closed in unconsolidated joint ventures to 705 in 2001 from 909 in 2000. Equity in income of unconsolidated joint ventures amounting to $22.4 million was recognized in 2001, compared to $24.4 million in 2000 as a result of the decrease in net income of the unconsolidated joint ventures to $47.9 million in 2001 from $49.5 million in 2000 due to a related decrease in the number of homes closed in unconsolidated joint ventures to 705 in 2001 from 909 in 2000. The average sales price of homes sold by joint ventures has been higher than the average sales price of wholly-owned homes. We generally receive, after priority returns and a return of capital, approximately 50% of the profits and losses and cash flows from joint ventures.

Management’s discussion and analysis of financial condition and results of operations

Total operating income decreased from $49.4 million in 2000 to $46.2 million in 2001. The excess of revenue from sales of homes over the related cost of sales (gross margin) increased by $1.4 million to $69.4 million in 2001 from $68.0 million in 2000. This increase was primarily due to an increase of 5.9% in the number of wholly-owned homes closed to 1,861 in 2001 from 1,757 in 2000, together with an increase in the average sales prices to $242,900 in 2001 from $229,900 in 2000, a 5.7% increase. Gross margin percentages decreased by 1.4% to 15.4% in 2001 from 16.8% in 2000. Sales and marketing expenses increased by $1.6 million, or 9.7%, to $18.1 million in 2001 from $16.5 million in 2000 primarily due to an increase in the number of wholly-owned homes closed to 1,861 in 2001 from 1,757 in 2000. General and administrative expenses increased by $1.9 million to $37.2 million in 2001 from $35.3 million in 2000, primarily as a result of increased salaries and related benefits and additional employee bonuses based on our improved operating results.

Total interest incurred during 2001 decreased $4.1 million to $21.9 million from $26.0 million in 2000 as a result of decreases in interest rates, offset by an increase in the average amount of outstanding debt. Net interest expense decreased to $0.2 million in 2001 from $5.6 million in 2000 as a result of an increase in the amount of real estate inventories available for capitalization of interest.

Other income, net increased to $7.5 million in 2001 from $7.3 million in 2000 primarily as a result of increased income from our mortgage company and title reinsurance operations in 2001, offset by a gain on the sale of an office building in 2000.

As a result of the retirement of certain debt, we recognized a net gain of $0.5 million during the year ended December 31, 2000, after giving effect to income taxes and amortization of related loan costs. No gain was recognized from retirement of debt during the year ended December 31, 2001.

We completed a capital restructuring and quasi-reorganization that resulted in the adjustment of assets and liabilities to their estimated fair values effective January 1, 1994. For the year ended December 31, 2000 income tax benefits of $9.3 million related to temporary differences resulting from the quasi-reorganization were excluded from the results of operations and not reflected as a reduction to our provision for income taxes but credited directly to additional paid-in capital. As of December 31, 2000, all quasi-reorganization income tax benefits have been fully utilized.

Comparison of Years Ended December 31, 2000 and 1999.
Operating revenue for the year ended December 31, 2000 was $417.3 million, a decrease of $27.5 million, or 6.2%, from operating revenue of $444.8 million for the year ended December 31, 1999. Revenue from sales of homes decreased $22.9 million, or 5.4%, to $403.9 million in 2000 from $426.8 million in 1999. This decrease was due primarily to a decrease in the number of wholly-owned homes closed to 1,757 in 2000 from 2,028 in 1999, offset by an increase in the average sales prices of wholly-owned homes to $229,900 in 2000 from $210,500 in 1999. Management fee income increased by $5.7 million to $10.5 million in 2000 from $4.8 million in 1999 as a direct result of our strategy of financing an increased number of projects through unconsolidated joint ventures. Equity in income of unconsolidated joint ventures amounting to $24.4 million was recognized in 2000, compared to $17.9 million in 1999 also as a direct result of our strategy of financing an increased number of projects through unconsolidated joint ventures. The number of homes closed in unconsolidated joint ventures increased to 909 in 2000 from 590 in 1999. The average sales price of homes sold by joint ventures has been higher than the average sales price of wholly-owned homes. We generally receive, after priority returns and a return of capital, approximately 50% of the profits and losses and cash flows from joint ventures.

Total operating income increased from $48.4 million in 1999 to $49.4 million in 2000. The excess of revenue from sales of homes over the related cost of sales decreased by $1.7 million, to $68.0 million in 2000 from $69.7 million in 1999. This decrease was primarily due to a decrease of 13.4% in the number of wholly-owned homes closed to 1,757 units in 2000 from 2,028 units in 1999, offset by an increase in the average sales prices to $229,900 in 2000 from $210,500 in 1999, a 9.2% increase. Gross margin percentages increased by 0.5% to 16.8% in 2000 from 16.3% in 1999. Sales and marketing expenses decreased by $2.9 million, or 14.9%, to $16.5 million in 2000 from $19.4 million in 1999 primarily due to a decrease in the number of wholly-owned homes closed to 1,757 in 2000 from 2,031 in 1999. General and administrative expenses increased by $11.1 million to $35.3 million in 2000 from $24.2 million in 1999, primarily as a result of higher employment levels to support the increased level of operations and additional employee bonuses based upon our improved operating results, partially offset by reimbursement of overhead expenses from joint ventures.

Management’s discussion and analysis of financial condition and results of operations

Total interest incurred during 2000 increased $1.5 million to $26.0 million from $24.5 million in 1999 as a result of an increase in the average amount of outstanding debt and increases in interest rates. Net interest expense decreased to $5.6 million in 2000 from $6.2 million for 1999 as a result of an increase in the amount of real estate inventories available for capitalization of interest.

As a result of the acquisition of the homebuilding assets of Old William Lyon Homes, the tender offer and related transactions described below, we incurred financial advisory expenses of approximately $2.2 million for the year ended December 31, 1999, with no corresponding amounts for the year ended December 31, 2000.

Other income, net increased to $7.3 million in 2000 from $3.4 million in 1999 primarily as a result of the gain of $1.7 million on the sale of an office building in 2000, increased income from our mortgage company operations and increased income from our design center operations.

As a result of the retirement of certain debt, we recognized net gains of $0.5 million and $4.2 million during the years ended December 31, 2000 and 1999, respectively, after giving effect to income taxes and amortization of related loan costs.

We completed a capital restructuring and quasi-reorganization which resulted in the adjustment of assets and liabilities to their estimated fair values effective January 1, 1994. For the year ended December 31, 2000 income tax benefits of $9.3 million related to temporary differences resulting from the quasi-reorganization were excluded from the results of operations and not reflected as a reduction to our provision for income taxes but credited directly to additional paid-in capital. As of December 31, 2000, all quasi-reorganization income tax benefits have been fully utilized.

FINANCIAL CONDITION AND LIQUIDITY

We provide for our ongoing cash requirements principally from internally generated funds from the sales of real estate, outside borrowings and by forming new joint ventures with venture partners that provide a substantial portion of the capital required for certain projects. We currently maintain the following major credit facilities: secured revolving credit facilities (“Revolving Credit Facilities”) and an unsecured revolving line of credit with a commercial bank (“Unsecured Revolving Line”). We also finance certain projects and land acquisitions with construction loans secured by real estate inventories, seller provided financing and land banking transactions. We intend to use the net proceeds from the offering of the notes to repay (1) our existing 12 1/2% Senior Notes, (2) a portion of the outstanding balances under the Revolving Credit Facilities, (3) our Unsecured Revolving Line, (4) our construction notes payable and (5) our seller financing.

Our ability to meet our obligations on our indebtedness will depend to a large degree on our future performance, which in turn will be subject, in part, to factors beyond our control, such as prevailing economic conditions, mortgage and other interest rates, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, availability of labor and homebuilding materials, changes in governmental laws and regulations, and the availability and cost of land for future development.

12 1/2% Senior Notes.
As of June 30, 2002, $70.3 million aggregate principal amount of our 12 1/2% Senior Notes was outstanding. We intend to use a portion of the net proceeds from the offering of the notes to repurchase the outstanding balance of our 12½% Senior Notes. On May 1, 2001, we completed a consent solicitation with respect to the 12½% Senior Notes and received consents from holders of $39.3 million of the then outstanding notes to extend the maturity date from July 1, 2001 to July 1, 2003 and to make certain amendments to the note covenants. Although we initially intended to accept consents from no more than 50% of holders, we elected to accept additional consents, as contemplated by the consent solicitation documents. The consenting holders received a consent fee of 4% of the principal balance. Subsequently, during May and June 2001, we also repurchased $31.4 million of the 12½% Senior Notes from non-consenting holders.

In June 2001, General William Lyon, our Chairman and Chief Executive Officer, and a trust for which his son William H. Lyon is a beneficiary, purchased from us at par $30.0 million of the 12½% Senior Notes. William H. Lyon is one of our directors and an employee. Effective in July 2001, William H. McFarland, another member of our board of directors, purchased from us at par $1.0 million of the 12½% Senior Notes. In parity with holders

Management’s discussion and analysis of financial condition and results of operations consenting during the consent solicitation, these directors received a consent fee of 4% of the principal balance and consented to the amendments effected by our consent solicitation statement dated February 28, 2001.

In July 2001, we repaid all of the remaining 12½% Senior Notes which matured on July 1, 2001 amounting to $5.9 million.

In April and May 2000, we purchased $21.8 million principal amount of our outstanding 12½% Senior Notes at a cost of $21.1 million. The net gain resulting from the purchase was $0.5 million after giving effect to income taxes and amortization of related loan costs. Such gain is reflected as an extraordinary item in our results of operations for the year ended December 31, 2000.

Revolving Credit Facilities.
As of June 30, 2002, we have three revolving credit facilities which have an aggregate maximum loan commitment of $215.0 million and mature at various dates. Our $100.0 million revolving line of credit matures in September 2006, our $75.0 million bank revolving line of credit matures in June 2003 and our $40.0 million bank revolving line of credit matures in September 2002. Each facility is secured by first deeds of trust on real estate for the specific projects funded by each respective facility and pledges of net sale proceeds and related property. Borrowings under the facilities are limited by the availability of sufficient real estate collateral, which is determined constantly throughout the facility period. The composition of the collateral borrowing base is limited to certain parameters in the facility agreement and is based upon the lesser of the direct costs of the real estate collateral (such as land, lots under development, developed lots or homes) or a percentage of the appraised value of the collateral, which varies depending upon the stage of construction. Repayment of advances is upon the earliest of the close of escrow of individual lots and homes within the collateral pool, the maturity date of individual lots and homes within the collateral pool or the facility maturity date. Also, each credit facility includes financial covenants, which may limit the amount that may be borrowed thereunder. Outstanding advances bear interest at various rates, which approximate the prime rate. As of June 30, 2002, $132.1 million was outstanding under these credit facilities, with a weighted-average interest rate of 4.912% at June 30, 2002, and the undrawn availability was $28.8 million as limited by our borrowing base calculation. Delaware Lyon has provided an unsecured environmental indemnity in favor of the lender under the $75 million bank line of credit. We are required to comply with a number of covenants under these revolving credit facilities. See “Description of certain indebtedness.”

Unsecured Revolving Line.
Effective March 8, 2001, we obtained an unsecured revolving line of credit with a commercial bank in the amount of $10.0 million. The Unsecured Revolving Line bears interest at prime plus 1% and matures in June 2003. The Unsecured Revolving Line includes financial covenants that may limit the amount which may be borrowed thereunder. As of June 30, 2002, $8.0 million was outstanding under the Unsecured Revolving Line. We will be terminating this facility upon repayment of outstanding amounts from the proceeds from the sale of the notes.

Construction Notes Payable.
At June 30, 2002, we had construction notes payable amounting to $34.1 million related to various real estate projects. The notes are due as homes close or at various dates on or before June 11, 2004 and bear interest at rates of prime plus 0.25% to 14%, with a weighted-average rate of 5.860% at June 30, 2002.

Seller Financing.
Another source of financing available to us is seller-provided financing for land we acquire. At June 30, 2002, we had $60.6 million of notes payable outstanding related to land acquisitions for which seller financing was provided. The notes are due at various dates through July 1, 2005 and bear interest at rates ranging from prime plus 1.0% to 12.5%, with a weighted-average interest rate of 8.220% at June 30, 2002.

Revolving Mortgage Warehouse Credit Facility.
We have a $20.0 million revolving mortgage warehouse credit facility with a bank to fund our mortgage origination operations, $15.0 million of which is committed (lender obligated to lend if stated conditions are satisfied) and $5.0 million of which is not committed (lender advances are optional even if stated conditions are otherwise satisfied).

Management’s discussion and analysis of financial condition and results of operations

Mortgage loans are generally held for a short period of time and are typically sold to investors within 7 to 15 days following funding. Borrowings are secured by the related mortgage loans held for sale. At June 30, 2002 the outstanding balance was $4.0 million. The facility, which has a current maturity date of May 31, 2003, also contains financial covenants requiring the borrowers thereunder to maintain a combined tangible net worth, as defined, of at least $1.5 million, a combined net worth, as defined, meeting or exceeding the greater of $1.5 million and 5% of combined total liabilities, as defined, and liquidity, as defined, meeting or exceeding $1.0 million. This facility is non-recourse and is not guaranteed by Delaware Lyon or California Lyon.

Land Banking Arrangements.
We enter into purchase agreements with various land sellers. In some instances, and as a method of acquiring land in staged takedowns, minimizing the use of funds from our revolving credit facilities and other corporate financing sources and limiting our risk, we transfer our right in such purchase agreements to entities owned by third parties (land banking arrangements). These entities use equity contributions and/or incur debt to finance the acquisition and development of the lots. The entities grant us an option to acquire lots in staged takedowns. In consideration for this option, we make a non-refundable deposit, typically less than 20% of the total purchase price. Additionally, we may be subject to other penalties if lots are not acquired. We are under no obligation to purchase the balance of the lots, but would forfeit our remaining deposit and be subject to penalties if the lots were not purchased. We do not have legal title to these entities or their assets and have not guaranteed their liabilities. The financial statements of these entities are not consolidated with our consolidated financial statements. These land banking arrangements help us manage the financial and market risk associated with land holdings. The use of these land banking arrangements is dependent on, among other things, the availability of capital to the option provider, general housing market conditions and geographic preferences. Summary information with respect to our land banking arrangements is as follows:

As of
June 30, 2002
(unaudited)
(dollars in thousands)
Total number of land banking projects	4

Total number of lots	428

Total purchase price	$48,300

Balance of lots still under option and not purchased:
Number of lots	306

Purchase price	$42,300

Forfeited deposits and penalties if lots were not purchased	$10,713

On July 23, 2002, we entered into an additional land banking arrangement for a project totaling 144 lots for a purchase price of $16.7 million. All of the lots were still under option and not purchased at that date. We are under no obligation to purchase the lots, but, as of July 23, 2002, would forfeit $3.3 million in deposits if the lots were not purchased. See Note 4 of “Notes to Unaudited Consolidated Financial Statements.”

Joint Venture Financing.
As of June 30, 2002, we are general partners or members in 13 active joint ventures involved in the development and sale of residential projects. These joint ventures are 50% or less owned by us and not controlled by us and, accordingly, the financial statements of such joint ventures are not consolidated with our financial statements. Our investments in unconsolidated joint ventures are accounted for using the equity method. Income allocations and cash distributions to us from the unconsolidated joint ventures are based on predetermined formulas between us and our joint venture partners as specified in the applicable partnership or operating agreements. See Note 2 of “Notes to Unaudited Consolidated Financial Statements” and Note 7 of “Notes to Consolidated Financial Statements” for condensed combined financial information for these joint ventures. Based upon current estimates, substantially all future development and construction costs incurred by the joint ventures will be funded by our venture partners or from the proceeds of construction financing obtained by the joint ventures.

Management’s discussion and analysis of financial condition and results of operations

As of June 30, 2002, our investment in and advances to such joint ventures was $47.5 million and our venture partners’ investment in such joint ventures was $146.6 million. In addition, seven joint ventures have obtained financing from construction lenders which amounted to $74.5 million at June 30, 2002. All of the joint ventures that have obtained such financing are in the form of limited partnerships of which we are the general partner. While historically all liabilities of these partnerships have been satisfied out of the assets of such partnerships and while we believe that this will continue in the future, we, as general partner, are potentially responsible for all liabilities and indebtedness of these partnerships. In addition, Delaware Lyon has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. Delaware Lyon has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees only become effective upon repayment of our outstanding 12 1/2% Senior Notes. We anticipate that the lender who holds these repayment guarantees will terminate them prior to consummation of this offering.

Some of the credit facilities contain financial covenants applicable to us. See “Description of certain indebtedness.”

Assessment District Bonds.
In some jurisdictions in which we develop and construct property, assessment district bonds are issued by municipalities to finance major infrastructure improvements and fees. Such financing has been an important part of financing master-planned communities due to the long-term nature of the financing, favorable interest rates when compared to our other sources of funds and the fact that the bonds are sold, administered and collected by the relevant government entity. As a landowner benefited by the improvements, we are responsible for the assessments on our land. When our homes or other properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments.

Cash Flows—Comparison of Six Months Ended June 30, 2002 to Six Months Ended June 30, 2001.
Net cash used in operating activities increased to $79.9 million in the 2002 period from $44.5 million in the 2001 period. The change was primarily as a result of increased expenditures in real estate inventories in the 2002 period.

Net cash provided by investing activities increased to $17.8 million in the 2002 period from $8.2 million in the 2001 period. The change was primarily as a result of increased net cash received from unconsolidated joint ventures and mortgage notes receivable in the 2002 period.

Net cash provided by financing activities increased to $56.3 million in the 2002 period from $51.7 million in the 2001 period primarily as a result of increased net borrowings on notes payable, offset by the purchase and retirement of our common stock.

Cash Flows—Comparison of Years Ended December 31, 2001 and 2000.
Net cash (used in) provided by operating activities changed from a source of $9.3 million in 2000 to a use of $2.3 million in 2001. The change was primarily a result of increased expenditures in real estate inventories for 2001.

Net cash (used in) provided by investing activities changed from a source of $19.2 million in 2000 to a use of $4.1 million in 2001 primarily as a result of an increase in notes receivable originations associated with the mortgage company warehouse credit facility and a decrease in net distributions from unconsolidated joint ventures in 2001.

Net cash provided by (used in) financing activities changed from a use of $16.0 million in 2000 to a source of $11.4 million primarily as a result of increased net borrowings from notes payable and a decrease in the net repurchase of 12½% Senior Notes in 2001.

Cash Flows—Comparison of Years Ended December 31, 2000 and 1999.
Net cash provided by operating activities decreased from $65.9 million in 1999 to $9.3 million in 2000 primarily as a result of decreased income and increases in real estate inventories.

Net cash provided by investing activities increased from $13.8 million in 1999 to $19.2 million in 2000 primarily as a result of increased amounts received from investments in and advances to unconsolidated joint ventures.

Net cash used in financing activities decreased from $101.5 million in 1999 to $16.0 million in 2000. The change was primarily due to borrowings on notes payable.

Management’s discussion and analysis of financial condition and results of operations

Quasi-Reorganization.
In 1994, our board of directors approved a plan for quasi-reorganization retroactive to January 1, 1994. We implemented a quasi-reorganization at that time because we were implementing a substantial change in our capital structure in accordance with a plan for capital restructuring. A quasi-reorganization allows certain companies which are undergoing a substantial change in capital structure to utilize “fresh start accounting.” Under the plan for quasi-reorganization, we implemented an overall accounting readjustment effective January 1, 1994, which resulted in the adjustment of assets and liabilities to estimated fair values, and the elimination of the accumulated deficit. The net amount of such revaluation adjustments and costs related to the capital restructuring, together with the accumulated deficit as of the date thereof, was transferred to paid-in capital in accordance with the accounting principles applicable to quasi-reorganizations. As a result of the quasi-reorganization, any income tax benefits resulting from the utilization of net operating losses and other carryforwards existing at January 1, 1994 and temporary differences resulting from the quasi-reorganization, are excluded from our results of operations and credited to paid-in capital

INFLATION

Our revenues and profitability may be affected by increased inflation rates and other general economic conditions. In periods of high inflation, demand for our homes may be reduced by increases in mortgage interest rates. Further, our profits will be affected by our ability to recover through higher sales prices increases in the costs of land, construction, labor and administrative expenses. Our ability to raise prices at such times will depend upon demand and other competitive factors.

CRITICAL ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those which impact its most critical accounting policies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Management believes that the following accounting policies are among the most important to a portrayal of our financial condition and results of operations and require among the most difficult, subjective or complex judgments:

Real Estate Inventories and Cost of Sales.
Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of raw land, lots under development, houses under construction and completed houses. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The estimation process involved in determining relative fair values and sales values is inherently uncertain because it involves estimates of current market values for land parcels before construction as well as future sales values of individual homes within a phase. Our estimate of future sales values is supported by our budgeting process. The estimate of future sales values is inherently uncertain because it requires estimates of current market conditions as well as future market events and conditions. Additionally, in determining the allocation of costs to a particular land parcel or individual home, we rely on project budgets that are based on a variety of assumptions, including assumptions about construction schedules and future costs to be incurred. It is possible that actual results could differ from budgeted amounts for various reasons, including construction delays, increases in costs that have not yet been committed, or unforeseen issues encountered during construction that fall outside the scope of contracts obtained. While the actual results for a particular construction project are accurately reported over time, a variance between the budget and actual costs could result in the understatement or overstatement of costs and a related impact on gross margins in a specific reporting period. To reduce the potential for such distortion, we have set forth procedures which have been applied by us on a consistent basis, including assessing and revising project budgets on a monthly basis, obtaining commitments from subcontractors and vendors for future costs to be incurred, reviewing the adequacy of warranty accruals and historical warranty claims

Management’s discussion and analysis of financial condition and results of operations experience, and utilizing the most recent information available to estimate costs. The variances between budget and actual amounts identified by us have historically not had a material impact on our consolidated results of operations. Management believes that our policies provide for reasonably dependable estimates to be used in the calculation and reporting of costs. We relieve our accumulated real estate inventories through cost of sales for the cost of homes sold, as described more fully below in the section entitled “Sales and Profit Recognition.”

Impairment of Real Estate Inventories.
Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (“Statement No. 121”), requires impairment losses to be recorded on assets to be held and used by us when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. The estimation process used in determining the undiscounted cash flows of the assets is inherently uncertain because it involves estimates of future revenues and costs. As described more fully above in the section entitled “Real Estate Inventories and Cost of Sales”, estimates of revenues and costs are supported by our budgeting process. When an impairment loss is required for assets to be held and used by us, the related assets are adjusted to their estimated fair value.

Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as the availability of suitable financing to fund development and construction activities. The realization of our real estate inventories is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by us may be materially different from their estimated fair values.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement No. 144”), effective for fiscal years beginning after December 15, 2001. Statement No. 144 supersedes Statement No. 121. Statement No. 144 did not have a significant impact on our earnings or financial position upon adoption.

Sales and Profit Recognition.
A sale is recorded and profit recognized when a sale is consummated, the buyer’s initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate. When it is determined that the earnings process is not complete, profit is deferred for recognition in future periods. The profit recorded by us is based on the calculation of cost of sales that is dependent on our allocation of costs, which is described in more detail above in the section entitled “Real Estate Inventories.”

Our critical accounting policies are more fully described in Note 1 of “Notes to Consolidated Financial Statements.”

1999 TRANSACTIONS

On November 5, 1999, California Lyon, which was then a wholly-owned subsidiary of The Presley Companies (“Presley”) acquired substantially all of the assets and assumed substantially all of the related liabilities of the former William Lyon Homes, Inc. (“Old William Lyon Homes”), in accordance with a purchase agreement executed as of October 7, 1999 with Old William Lyon Homes, General William Lyon and William H. Lyon. General William Lyon is Chairman of the Board of Old William Lyon Homes and is also our Chairman of the Board and Chief Executive Officer. William H. Lyon is the son of General William Lyon and one of our directors and an employee.

The total purchase price consisted of approximately $42.6 million in cash and the assumption of approximately $101.1 million of liabilities of Old William Lyon Homes. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated based on the fair value of the assets and liabilities acquired. The excess of the purchase price over the net assets acquired amounting to approximately $8.7 million has been reflected as goodwill and, until January 1, 2002, was being amortized on a straight-line basis over seven years. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001.

Management’s discussion and analysis of financial condition and results of operations

Under the new rule, goodwill is no longer amortized but is subject to impairment tests in accordance with Statement No. 142. We performed our first required annual impairment test of goodwill as of January 1, 2002 and determined that goodwill was not impaired. As of June 30, 2002, there have been no indicators of impairment related to our goodwill.

After the acquisition described above and prior to the effectiveness of the merger as described below, General William Lyon and a trust of which William H. Lyon is the sole beneficiary acquired (1) 5,741,454 shares of Presley’s Series A Common Stock for $0.655 per share in a tender offer for the purchase of up to 10,678,792 shares of Presley’s Series A Common Stock which closed on November 5, 1999 and (2) 14,372,150 shares of Presley’s Series B Common Stock for $0.655 per share under agreements with certain holders of Presley’s Series B Common Stock which closed on November 8, 1999. On November 5, 1999 General William Lyon and Presley cancelled all of General William Lyon’s outstanding options to purchase 750,000 shares of Presley’s Series A Common Stock.

On November 11, 1999, Delaware Lyon merged with its parent, Presley, with Delaware Lyon being the surviving corporation. In the merger, each share of Presley’s Series A and Series B common stock was converted into .2 share of our common stock. The completion of these transactions, together with the previous disposition on August 12, 1999 of 3,000,000 shares by General William Lyon and a trust of which William H. Lyon is the sole beneficiary, resulted in General William Lyon and a trust of which William H. Lyon is the sole beneficiary owning approximately 49.9% of our outstanding common stock as of November 11, 1999. On December 31, 1999, Delaware Lyon, which was then named The Presley Companies, changed its name to William Lyon Homes and its stock ticker symbol on the New York Stock Exchange to WLS.

The principal purpose of the merger was to help preserve our substantial net operating loss carryforwards and other tax benefits for use in offsetting future taxable income by decreasing, but not eliminating, the risk of an “ownership change” for federal income tax purposes. Our future use of tax carryforwards could be severely limited if there is an “ownership change” as defined in applicable tax laws and regulations, over any three-year period. The imposition of transfer restrictions in connection with the merger was intended to reduce the risk of an ownership change. In general, the transfer restrictions prohibit, without prior approval of our board of directors, the direct or indirect disposition or acquisition of any of our stock by or to any holder who owns or would so own upon the acquisition (either directly or through the tax attribution rules) 5% or more of our stock. We learned that one stockholder unknowingly violated such transfer restrictions, which restrictions are set forth in our Certificate of Incorporation. The stockholder divested itself of the requisite number of our shares in February and March, 2002 so that such stockholder could return to compliance with our Certificate of Incorporation.

After the consummation of the merger we had substantially the same financial position as that of The Presley Companies immediately before the merger (the merger took effect after consummation of the transactions contemplated in the purchase agreement with Old William Lyon Homes as described above). Except for the transfer restrictions and the elimination of provisions dividing the common stock into two series, the new shares of common stock issued by the surviving company in the merger have terms substantially similar to the old shares of common stock.

1997 IMPAIRMENT LOSSES

Statement No. 121 requires impairment losses to be recorded on assets to be held and used by us when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. Under the pronouncement, when an impairment loss is required for assets to be held and used by us, the related assets are adjusted to their estimated fair value.

The net loss for the year ended December 31, 1997 included a non-cash charge of $74.0 million during the second quarter of 1997 to record impairment losses on certain real estate assets held and used by us. The impairment losses related to three of our master-planned communities. The impairment losses related to two communities, which are located in the Inland Empire area of Southern California, arose primarily from declines in home sales prices due to continued weak economic conditions and competitive pressures in that area of Southern California. The impairment loss relating to the other community, which is located in Contra Costa County in the East San Francisco Bay area of Northern California, was primarily attributable to lower than expected cash flow relating to one of the high end

Management’s discussion and analysis of financial condition and results of operations residential products in this community and to a deterioration in the value of the non-residential portion of the project. The significant deteriorations in the market conditions associated with these communities resulted in the undiscounted cash flows (excluding interest) estimated to be generated by these communities being less than their historical book values. Accordingly, the master-planned communities were written-down to their estimated fair value.

The following represents the home sales and excess of revenue from sales over related cost of sales (i.e., gross profit) of the three master-planned communities since the recordation of impairment losses on June 30, 1997 (dollars in thousands):

	For the Six Months Ended June 30, 2002	For the Year Ended December 31, 2001	For the Year Ended December 31, 2000	For the Year Ended December 31, 1999	For the Year Ended December 31, 1998	For the Six Months Ended December 31, 1997

Sales	$11,938	$39,281	$51,917	$79,584	$54,828	$17,662
Gross Profit	4,352	12,575	13,884	13,012	5,850	1,202
Gross Profit%	36.5%	32.0%	26.7%	16.4%	10.7%	6.8%

The gross profits recognized on the three master-planned communities subsequent to the recordation of the impairment losses has increased due to better than projected sales price increases beginning in 1998.

RELATED PARTY TRANSACTIONS

See “Certain relationships and related transactions” and Note 12 of “Notes to Consolidated Financial Statements” for a description of our transactions with related parties.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by Statement No. 137 and Statement No. 138 (collectively, “Statement No. 133”), which is required to be adopted for fiscal years beginning after June 15, 2000. Statement No. 133 requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of Statement No. 133 had no impact on our results of operations or financial position for the year ended December 31, 2001 or for the period ended June 30, 2002.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations (“Statement No. 141”). This Statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, “Business Combinations” and Financial Accounting Standards Board Statement No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of this Statement are to be accounted for using one method, the purchase method. We will adopt Statement No. 141 for all business combinations initiated after June 30, 2001.

In June 2001, the Financial Accounting Standards Board issued Statement No. 142, effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill is no longer amortized but is subject to impairment tests in accordance with Statement No. 142. We performed our first required annual impairment test of goodwill as of January 1, 2002 and determined that goodwill was not impaired. As of June 30, 2002, there have been no indicators of impairment related to our goodwill.

In August 2001, the Financial Accounting Standards Board issued Statement No. 144. This pronouncement supersedes Statement No. 121 and a portion of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (“APB No. 30”), and was required to be adopted on January 1, 2002. Statement No. 144 retains the fundamental provisions of Statement No. 121 as it

Management’s discussion and analysis of financial condition and results of operations relates to assets to be held and used and assets to be sold, but adds provisions for assets to be disposed of other than by sale. It also changes the accounting for the disposal of a segment under APB No. 30 by requiring the operations of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from operating income and reported as discontinued operations. Treating such assets as discontinued operations would also require the reclassification of the operations of any such assets for any prior periods presented. Our adoption of Statement No. 144 has not had a material impact on our financial condition or the results of our operations.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections (“Statement No. 145”). Statement No. 145 prevents gains or losses on extinguishment of debt not meeting the criteria of APB 30 to be treated as extraordinary. Statement No. 145 amends Statement of Financial Accounting Standards No. 13, Accounting for Leases” to eliminate inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. In addition, Statement No. 145 rescinds Statement of Financial Accounting Standards No. 44, Accounting for Intangible Assets of Motor Carriers and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. Statement No. 145 is effective for fiscal years beginning after March 15, 2002. Upon adoption of Statement No. 145, our previously reported extraordinary items related to gain from retirement of debt will be reclassified and not reported as extraordinary items.

The Financial Accounting Standards Board has issued exposure drafts on accounting for special purpose entities (“SPE’s”) and guarantees that, if adopted, could impact the accounting treatment of certain of our joint venture and land banking arrangements by requiring the consolidation of the assets, liabilities and operations of certain of these arrangements. These changes could have a corresponding effect on various of our financial ratios and other financial and operational indicators. We are not able to predict the outcome of the proposed interpretations or rule changes.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our exposure to market risk for changes in interest rates relates primarily to our revolving lines of credit with a total outstanding balance at June 30, 2002 of $132.1 million where the interest rate is variable based upon certain bank reference or prime rates. If interest rates were to increase by 10%, the estimated impact on our consolidated financial statements would be no reduction to income before provision for income taxes based on amounts outstanding and rates in effect at June 30, 2002, but would increase capitalized interest by approximately $0.4 million which would be amortized to cost of sales as home closings occur.

Market Overview

The following is a brief overview of the business, economic and demographic trends in the three growing Sunbelt states of California, Arizona, and Nevada and the metropolitan areas within those states in which we operate. Most of these markets have experienced compound annual growth rates (CAGR) in population and employment that exceed the overall rates in the nation. We believe the growth characteristics of the markets in which we operate represent a significant opportunity for us. The following table, which was derived from data compiled by DRI-WEFA from U.S. Bureau of Labor Statistics and U.S. Census Bureau statistics presents the historical and projected CAGR for these trends for the areas listed below.

As used herein and unless otherwise noted, the terms Orange County, Los Angeles, Ventura, Riverside, Sacramento, San Francisco, and San Jose refer to the Primary Metropolitan Statistical Areas (PMSAs) encompassing such cities or counties, and San Diego, Las Vegas, and Phoenix refer to the Metropolitan Statistical Areas (MSAs) encompassing those cities, in each case as defined by the Office of Management and Budget.

					Single-Family Housing Activity
	Population		Employment[1]		Starts		Permits
	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)

U.S.	1.08	0.90	2.07	1.25	1.76	0.46
California	1.50	1.30	2.63	1.64	7.04	5.89
Los Angeles	1.09	0.78	1.56	0.90			11.68	2.80
Orange County	1.78	1.61	3.67	1.91			(3.07)	9.69
Riverside	2.51	2.16	5.08	2.73			14.61	2.68
Sacramento	2.29	1.88	3.89	2.01			13.22	2.17
San Diego	1.60	1.53	3.96	2.29			9.95	4.90
San Francisco	0.57	0.62	2.47	0.90			0.95	11.20
San Jose	0.78	1.13	2.93	0.39			(17.76)	21.52
Ventura	1.59	1.35	3.33	1.71			7.67	4.56
Nevada	4.42	2.62	3.88	2.43	(0.63)	1.39
Las Vegas	5.23	3.03	5.64	2.61			3.03	(0.80)
Arizona	2.83	2.06	3.19	1.96	0.89	1.70
Phoenix	3.36	2.35	3.98	1.75			3.14	0.98

SOURCE: DRI – WEFA
(1)	Refers to private sector non-farm employment.

SOUTHERN CALIFORNIA DIVISION

The Southern California Division is comprised of operations in the counties of Los Angeles, Orange and Ventura and a portion of Riverside County. With over 45 years of experience in this region, we provide quality housing to a variety of niches within the diverse geographic market. On a combined basis, we closed 799 homes for the twelve months ended June 30, 2002, with base sales prices ranging from $163,000 to $610,000 and an average base sales price of $393,500.

The Los Angeles–Riverside–Orange County metropolitan area is the second most populous metropolitan area in the United States as recognized by the U.S. Census Bureau.

Los Angeles
Los Angeles’ diverse economy with strong entertainment, tourism, healthcare and defense industries contributes to the strength of this market, according to the Meyers Group. Single family housing permits are expected to increase by 18.47% in 2003 according to data compiled by DRI-WEFA. Based on such data, population and employment are expected to increase by 0.83% and 1.50%, respectively in 2003. According to the Meyers Group, major employers in Los Angeles include Boeing, Kaiser Permanente, Ralph’s Grocery and Kelly Services.

Riverside
As land availability is reduced in neighboring Los Angeles and Orange County, Riverside is expected to continue to meet overflow housing demand. Furthermore, the Riverside County Integrated Plan (RCIP), aimed at improving commutes along major highways, is expected to expand access to many homebuilding markets in Riverside. Single

Market overview

family housing permits are expected to increase by 0.56% in 2003 according to data compiled by DRI-WEFA. Based on such data, population and employment are expected to increase by 2.21% and 3.00%, respectively in 2003. According to the Meyers Group, major employers in Riverside include Stater Bros. Markets, Wal-Mart Stores, United Parcel Service, and the University of California-Riverside.

Orange County
In Orange County, we were ranked as the second largest homebuilder in 2001, based on number of homes sold, according to the Meyers Group. Single family housing permits are expected to increase by 10.39% in 2003 according to data compiled by DRI-WEFA. Based on such data, population and employment are expected to increase by 1.71% and 2.34%, respectively in 2003. According to the Meyers Group, major employers in Orange County include Walt Disney, the University of California-Irvine, Boeing, and Albertson’s.

SAN DIEGO DIVISION

The San Diego Division consists of operations in San Diego County and a portion of Riverside County. With over 30 years of experience in the area, we were ranked as a top ten builder of single-family homes in San Diego County in 2001, based on number of homes sold, according to the Meyers Group. On a combined basis, we closed 481 homes for the twelve months ended June 30, 2002, with base sales prices ranging from $176,000 to $567,000, and an average base sales price of $347,900.

San Diego
The San Diego metropolitan area is the 17th most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Positive employment growth and a diversified economy enhance San Diego’s economic outlook. Single family housing permits are expected to increase by 10.14% in 2003 according to data compiled by DRI-WEFA. Based on such data, population and employment are expected to increase by 1.61% and 2.73%, respectively in 2003. According to the Meyers Group, major employers in San Diego include the University of California at San Diego, Sharp Healthcare, Scripps Health and the Naval Amphibean Base Coronado.

NORTHERN CALIFORNIA DIVISION

The Northern California Division consists of operations in Contra Costa, El Dorado, Sacramento, Santa Clara, San Joaquin, Solano, and Stanislaus Counties. We have over 35 years of experience in the market and were ranked as a top ten builder in 2001 in Contra Costa, Solano, and San Joaquin Counties based on number of homes sold, according to The Ryness Company. We provide quality housing to a variety of niches within this diverse geographic market. On a combined basis, we closed 499 homes for the twelve months ended June 30, 2002, with base sales prices ranging from $210,000 to $1,003,000, and an average base sales price of $369,900.

San Francisco Bay Area
The San Francisco-Oakland-San Jose metropolitan area (the “San Francisco Bay Area”) is the fifth most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Although the San Francisco Bay Area has experienced low housing affordability and recent job losses, the housing market remains strong due to years of pent-up demand. Single family housing permits in San Francisco are expected to increase by 30.88% in 2003 according to data compiled by DRI-WEFA. Based on such data, population and employment are expected to increase by 0.71% and 1.71%, respectively in 2003. Single family housing permits in San Jose are expected to increase by 30.11% in 2003 according to data compiled by DRI-WEFA, and population and employment are expected to increase by 1.25% and 1.65%, respectively in 2003. According to the Meyers Group, major employers in the San Francisco Bay Area include Cisco Systems, Pacific Bell, the University of California-San Francisco and Hewlett-Packard.

Sacramento
The Sacramento-Yolo metropolitan area is the 25th most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Housing affordability compared to neighboring markets and the presence of an educated and highly skilled workforce provide support for increased homebuilding demand in the metropolitan area. Although single family housing permits are expected to decrease in Sacramento by 2.18% in 2003, population and employment are expected to increase by 1.90% and 2.26%, respectively, in 2003 according to data compiled by DRI-WEFA. According to the Meyers Group, major employers in the metropolitan area include Intel, Raley’s, Pacific Bell and Hewlett-Packard.

Market overview

NEVADA DIVISION

The Nevada Division consists of operations in Clark County. We entered the Nevada market in 1995 and in a short period, our projects ranked as the top selling projects in Summerlin, a master-planned community, in 2000 and 2001. Summerlin has been the best selling master planned community in the nation for nine out of the last ten years. We closed 454 homes for the twelve months ended June 30, 2002, with base sales prices ranging from $145,000 to $531,000, and an average base sales price of $228,500.

Las Vegas
The Las Vegas metropolitan area is the 32nd most populous and fastest growing metropolitan area in the U.S. as recognized by the U.S. Census Bureau, with an 83.3% increase in population from 1990 to 2000. Housing affordability combined with positive job and population growth, bolster homebuilding demand, primarily in the entry level and move up housing segments. Although single family housing permits are expected to decrease by 0.54% in 2003, population and employment are expected to increase by 2.83% and 3.22%, respectively in 2003 according to data compiled by DRI-WEFA. According to the Meyers Group, major employers in Las Vegas include Bellagio Casino Hotel, MGM Grand Hotel, Bally’s & Paris Casino Hotels and Mirage Casino-Hotel.

ARIZONA DIVISION

The Arizona Division consists of operations in Maricopa County. With over 30 years of experience in the Arizona market, we closed 299 homes for the twelve months ended June 30, 2002, with base sales prices ranging from $145,000 to $531,000, and an average base sales price of $228,500.

Phoenix
The Phoenix-Mesa metropolitan area is the 14th most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Single family housing permits in Phoenix are expected to increase by 2.88% in 2003 according to data compiled by DRI-WEFA. Based on such data, population and employment are each expected to increase by 2.24% in 2003. Population growth was in excess of 100,000 people per year through much of the 1990s and the trend is expected to continue in 2003, according to the Meyers Group. According to the Meyers Group, major employers in the metropolitan area include Honeywell, Wal-Mart Stores, Banner Health Systems and Motorola.

Business

GENERAL

We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, on a combined basis we have sold over 53,000 homes. We believe that we are one of the largest homebuilders in California in terms of both sales and homes delivered on a combined basis in 2001. We conduct our homebuilding operations through five geographic divisions: Southern California, San Diego, Northern California, Arizona and Nevada. We believe that we are well positioned for future growth in all of our markets. According to DRI-WEFA, California, Arizona and Nevada were the 3rd, 6th, and 16th largest states, respectively, by single family housing starts in 2001. For the twelve months ended June 30, 2002, on a combined basis we had revenues from home sales of $822.3 million and delivered 2,532 homes. For the same period, our consolidated EBITDA, which includes cash distributions of income from unconsolidated joint ventures, was $73.2 million. See Note 2 of “Selected historical consolidated financial data.”

We consider ourselves an opportunistic niche builder with expertise in all aspects of the homebuilding industry. We design, construct and sell a wide range of homes designed to meet the specific needs of each of our markets. We primarily emphasize sales to entry-level and move-up home buyers and we believe that this diversified product strategy enables us to best serve a wide range of buyers and adapt quickly to a variety of market conditions. As of June 30, 2002, we marketed our homes through 33 sales locations in both our wholly-owned projects and projects being developed in unconsolidated joint ventures. For the six months ended June 30, 2002, the average sales price for homes delivered on a combined basis was $345,800, with base sales prices ranging from $110,000 to $1,003,000 and with square footage ranging from 1,183 to 4,695.

Our land acquisition strategy, as a merchant homebuilder, is to undertake projects with life-cycles of 24-36 months, in order to reduce development and market risk. We believe our inventory of owned lots is adequate to supply our homebuilding operations at current levels for approximately two years. As of June 30, 2002, on a combined basis, we controlled 12,224 lots, of which 5,620 were owned.

For the six months ended June 30, 2002, on a combined basis we generated 1,703 net new home orders, a 13% increase over the 1,508 net new home orders generated for the six months ended June 30, 2001. The dollar amount of our backlog of homes sold but not closed as of June 30, 2002 was $492.9 million, a 49% increase over the $330.1 million as of June 30, 2001.

BUSINESS STRATEGY

Our business strategies focus on the following:

Focus On High Growth Core Markets
Our housing markets are located in three rapidly growing Sunbelt states, California, Arizona and Nevada, which we believe offer us attractive opportunities for long-term growth. In California, we operate in the markets of: San Diego County, Riverside County, Orange County, Los Angeles County, Ventura County, San Francisco East Bay, San Jose, Sacramento County and other central California counties. In Arizona and Nevada, we primarily operate in the Phoenix and Las Vegas markets, respectively. These areas are generally characterized by high job growth and in-migration trends, creating strong demand for new housing.

On a combined basis, we believe that we have been one of the largest homebuilders in California in both homes delivered and sales volume for the last twenty years and continue to command a significant market share. In prestigious Orange County, California, we ranked as the second largest homebuilder in 2001, based on number of homes sold, according to the Meyers Group. In Ventura County, California, we currently rank as the largest homebuilder based on the number of homes sold, according to the Meyers Group. In California, we believe that our strong reputation and long-standing relationships provide us with a significant competitive advantage, particularly as it relates to dealings with land sellers, subcontractors and material suppliers. In addition to our strength in California, we believe there is significant opportunity for us to grow in Arizona and Nevada.

Maintain Conservative Financial Position and Improve Credit Profile
We operate with a conservative approach to capital and inventory risk and focus on decreasing our reliance on leverage. We successfully de-leveraged our balance sheet over the past five years while growing our tangible net worth from $(8.9) million as of December 31, 1997 to $147.4 million as of June 30, 2002. We plan to continue to

Business

diminish our reliance on leverage and use our cash flow from operations for on-balance sheet inventory investment. We believe that our operating and financial performance will also benefit from our enhanced focus on wholly-owned projects and reduced dependence on joint venture structures, in which our joint venture partners have historically required returns on their invested capital in excess of 20%.

Acquire Strong Land Positions Through Disciplined Acquisition Strategies
We believe that, next to our people, land is our most valuable asset and that our long-standing relationships with land sellers give us a competitive advantage in the acquisition of well positioned lots. We believe that our strategy as a merchant homebuilder, versus that of a master-planned community developer, allows us to limit exposure to land investment and entitlement risk, as we focus on the development of entitled parcels that can be completed within a two to three-year period. We attempt to minimize our exposure to land risk through disciplined management of completed housing inventory, as well as the use of land options and flexible land acquisition arrangements.

Maintain Low Cost Structure
Throughout our history, we have focused on minimizing construction costs and overhead, and we believe this strategy has been critical to maintaining competitive margins and profitability. We reduce costs by:

➢	Obtaining favorable pricing from subcontractors through long-term relationships and high volume;

➢	Reducing interest carry costs by acquiring entitled lots, minimizing our inventory of unsold or speculative homes and shortening the construction cycle;

➢	Minimizing overhead by centralizing certain administrative activities; and

➢	Monitoring homebuilding production, scheduling and budgeting through the effective use of management information systems.

Leverage Experienced Management Team with Significant Equity Ownership
Our executive officers and divisional presidents average more than 25 years of experience in the homebuilding and development industries within California and the Southwest. We combine decentralized management in those aspects of our business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where, we believe, central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters). We plan to continue to seek experienced professionals with deep market expertise while retaining our existing employees. In addition, our management owns a substantial portion of our outstanding common stock, aligning management’s incentives with those of our stockholders.

Business

OUR MARKETS

We are currently operating through five geographic divisions: Southern California, San Diego, Northern California, Arizona, and Nevada. Each of the divisions has responsibility for the management of our homebuilding and development operations within the geographic boundaries of the division. The New Mexico Division ceased operations in mid-2000.

The following table sets forth sales from real estate operations attributable to each of our homebuilding divisions during the preceding three fiscal years and the six months ended June 30, 2002 and 2001:

	Six Months Ended June 30,				Year Ended December 31,
	2002		2001		2001		2000		1999[7]
	Dollar Amount	% of Total	Dollar Amount	% of Total	Dollar Amount	% of Total	Dollar Amount	% of Total	Dollar Amount	% of Total
	(Dollars in Thousands)
Wholly-owned
Southern California[1]	$71,810	20%	$40,441	14%	$118,611	15%	$107,249	14%	$169,394	26%
San Diego[2]	50,839	15%	47,653	17%	117,652	15%	90,137	12%	40,168	6%
Northern California[3]	21,052	6%	23,944	8%	75,108	10%	111,026	14%	110,920	17%
Arizona[4]	25,531	7%	19,629	7%	46,262	6%	26,309	3%	32,014	5%
New Mexico[5]	—	—	—	—	—	—	6,011	1%	23,989	4%
Nevada[6]	48,334	14%	46,010	16%	101,423	13%	66,134	8%	63,496	10%

	217,566	62%	177,677	62%	459,056	59%	406,866	52%	439,981	68%

Unconsolidated joint ventures
Southern California[1]	58,981	17%	50,869	18%	156,336	20%	112,233	14%	39,054	6%
San Diego[2]	42,305	12%	23,090	8%	49,748	6%	116,048	15%	121,226	19%
Northern California[3]	33,104	9%	35,575	12%	115,385	15%	146,571	19%	43,056	7%

	134,390	38%	109,534	38%	321,469	41%	374,852	48%	203,336	32%

Combined
Southern California[1]	130,791	37%	91,310	32%	274,947	35%	219,482	28%	208,448	32%
San Diego[2]	93,144	27%	70,743	25%	167,400	21%	206,185	27%	161,394	25%
Northern California[3]	54,156	15%	59,519	20%	190,493	25%	257,597	33%	153,976	24%
Arizona[4]	25,531	7%	19,629	7%	46,262	6%	26,309	3%	32,014	5%
New Mexico[5]	—	—	—	—	—	—	6,011	1%	23,989	4%
Nevada[6]	48,334	14%	46,010	16%	101,423	13%	66,134	8%	63,496	10%

	$351,956	100%	$287,211	100%	$780,525	100%	$781,718	100%	$643,317	100%

(1)	The Southern California Division consists of operations in the counties of Los Angeles, Orange, and Ventura and a portion of Riverside County.
(2)	The San Diego Division consists of operations in San Diego County and a portion of Riverside County.
(3)	The Northern California Division consists of operations in Contra Costa, El Dorado, Sacramento, San Joaquin, Solano, Stanislaus and Santa Clara Counties.
(4)	The Arizona Division consists of operations in the Phoenix area and, until January 1999, Tucson, Arizona.
(5)	The New Mexico Division consisted of operations in Albuquerque and Santa Fe, New Mexico. We ceased our operations in New Mexico in mid-2000.
(6)	The Nevada Division consists of operations in the Las Vegas area.
(7)	In November 1999, we acquired substantially all of the assets of Old William Lyon Homes, all of which are located in California.

Business

LAND ACQUISITION AND DEVELOPMENT

As of June 30, 2002, on a combined basis we controlled 12,224 lots. Of these lots, 5,620 are owned and entitled. As used in this prospectus, “entitled” land has a development agreement and/or vesting tentative map, or a final recorded plat or map from the appropriate county or city government. Development agreements and vesting tentative maps generally provide for the right to develop the land in accordance with the provisions of the development agreement or vesting tentative map unless an issue arises concerning health, safety or general welfare.

We estimate that our current inventory of land owned is adequate to supply our homebuilding operations at current operating levels for approximately two years.

We use a land acquisition team, which includes members of senior management, to manage the risks associated with land ownership and development. Our land acquisition strategy has been to undertake projects with shorter life-cycles in order to reduce development and market risk while maintaining an inventory of owned lots sufficient for construction of homes over a two year period. Our strategy consists of the following elements:

➢	Completing due diligence prior to committing to acquire land;

➢	Reviewing the status of entitlements and other governmental processing to mitigate zoning and other development risk;

➢	Focusing on land as a component of a home’s cost structure, rather than on the land’s speculative value;

➢	Limiting land acquisition size to reduce investment levels in any one project where possible;

➢	Utilizing option, joint ventures and other non-capital intensive structures to control land where feasible;

➢	Funding land acquisition whenever possible with non-recourse seller financing;

➢	Employing centralized control of approval over all land transactions;

➢	Expanding our homebuilding operations in the Southwest, particularly in our long established markets of California and Arizona and in Nevada, where we entered the market in 1995; and

➢	Diversifying with respect to geography, markets and product types.

Prior to committing to the acquisition of land, we conduct feasibility studies covering pertinent aspects of the proposed commitment. These studies may include a variety of elements from technical aspects such as title, zoning, soil and seismic characteristics, to marketing studies that review population and employment trends, schools, transportation access, buyer profiles, sales forecasts, projected profitability, cash requirements, and assessment of political risk and other factors. Prior to acquiring land, we consider assumptions concerning the needs of the targeted customer and determine whether the underlying land price enables us to meet those needs at an affordable price. Before purchasing land we attempt to project the commencement of construction and sales over a reasonable time period. We utilize outside architects and consultants, under close supervision, to help review our acquisitions and design our products. Our policy is that land can be purchased or sold only with the prior approval of our senior management.

HOMEBUILDING AND MARKET STRATEGY

We currently have a wide variety of product lines that enables us to meet the specific needs of each of our markets. Although we primarily emphasize sales to the entry-level and move-up home buyers, we believe that this diversified product strategy enables us to best serve a wide range of buyers and adapt quickly to a variety of market conditions. In order to reduce exposure to local market conditions our sales locations are geographically dispersed. At June 30, 2002, we had 33 sales locations.

Because the decision as to which product to develop is based on our assessment of market conditions and the restrictions imposed by government regulations, homestyles and sizes vary from project to project. Our detached housing ranges from 1,302 to 4,695 square feet, and our attached housing ranges in size from 1,183 to 1,825 square feet.

Business

Due to our product and geographic diversification strategy, the prices of our homes also vary substantially. Base sales prices for our detached housing range from approximately $110,000 to $1,003,000 and base sales prices for attached housing range from approximately $299,000 to $368,000. On a combined basis, the average sales price of our homes for the year ended December 31, 2001 was $299,300 and the average sales price of our homes for the six months ended June 30, 2002 was $345,800.

We generally standardize and limit the number of home designs within any given product line. This standardization permits on-site mass production techniques and bulk purchasing of materials and components, thus enabling us to better control and reduce construction costs.

We contract with a number of architects and other consultants who are involved in the design process of our homes. Designs are constrained by zoning requirements, building codes, energy efficiency laws and local architectural guidelines, among other factors. Engineering, landscaping, master-planning and environmental impact analysis work are subcontracted to independent firms that are familiar with local requirements.

Substantially all construction work is done by subcontractors with us acting as the general contractor. We manage subcontractor activities with on-site supervisory employees and management control systems. We do not have long-term contractual commitments with our subcontractors or suppliers. However, we generally have been able to obtain sufficient materials and subcontractors during times of material shortages. We believe that our relationships with our suppliers and subcontractors are good.

DESCRIPTION OF PROJECTS AND COMMUNITIES UNDER DEVELOPMENT

Our homebuilding projects usually take two to three years to develop. The following table presents project information relating to each of our homebuilding divisions as of June 30, 2002 and only includes projects with lots owned as of June 30, 2002 or homes closed for the six months ended June 30, 2002.

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion[1]	Units Closed as of June 30, 2002	Backlog at June 30, 20022 3	Lots Owned as of June 30, 2002[4]	Homes Closed for the Six Months Ended June 30, 2002	Sales Price Range[5]

SOUTHERN CALIFORNIA
Wholly-owned:
Orange County
Andover, Irvine	2001	138	113	24	25	40	$299,000 –	331,000
Terraza at Vista del Verde, Yorba Linda	2001	106	45	43	61	22	$585,000 –	635,000
Monticello, Irvine	2002	112	46	32	58	46	$325,000 –	390,000
Montellano at Talega, San Clemente	2002	61	0	40	61	0	$900,000 –	965,000
Sterling Glen, Ladera Ranch	2002	102	33	43	69	33	$487,000 –	520,000
Davenport, Ladera Ranch	2003	163	0	0	163	0	$246,000 –	285,000
Weatherhaven, Ladera Ranch	2002	71	0	0	71	0	$430,000 –	485,000
Laurel at Quail Hill, Irvine	2003	83	0	0	21	0	$453,000 –	493,000
Linden at Quail Hill, Irvine	2003	100	0	0	18	0	$470,000 –	515,000
Riverside County
Providence Ranch, Corona	2002	97	92	0	5	0	$270,000 –	280,000
Providence Ranch North, Corona	2002	83	0	67	83	0	$246,000 –	300,000
Ventura County
Cantada, Oxnard	2002	113	78	35	35	51	$343,000 –	363,000

Total wholly-owned		1,229	407	284	670	192

Business

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion[1]	Units Closed as of June 30, 2002	Backlog at June 30, 2002[2,3]	Lots Owned as of June 30, 2002[4]	Homes Closed for the Six Months Ended June 30, 2002	Sales Price Range[5]

Unconsolidated joint ventures:
Orange County
Reston, Ladera Ranch	2000	117	116	1	1	14	$365,000 – 425,000
Hampton Road, Ladera Ranch	2000	82	77	5	5	14	$447,000 – 477,000
Compass Pointe, San Clemente	2000	92	91	1	1	10	$540,000 – 575,000
Avalon, Huntington Beach	2000	113	113	0	0	4	$460,000 – 490,000
Beachside, Huntington Beach	2001	86	52	30	34	45	$620,000 – 640,000
Ventura County
Quintana, Thousand Oaks	2001	90	20	31	70	12	$535,000 – 640,000
Coronado, Oxnard	2002	110	16	40	94	16	$435,000 – 460,000
Cantabria, Oxnard	2002	87	0	57	87	0	$345,000 – 360,000
Los Angeles County
Toscana, Moorpark	2002	70	0	16	70	0	$478,000 – 511,000

Total unconsolidated joint ventures		847	485	181	362	115

Southern California
Division Total		2,076	892	465	1,032	307

NORTHERN CALIFORNIA
Wholly-owned:
San Joaquin County
Lyon Villas, Tracy	1999	135	84	40	51	0	$270,000 – 310,000
Lyon Estates, Tracy	1997	120	83	7	37	0	$291,000 – 327,000
Lyon Ironwood, Lathrop	2000	116	95	21	21	14	$209,000 – 263,000
Lyon Estates at Stonebridge, Lathrop	2001	103	38	24	46	15	$261,000 – 301,000
Contra Costa County
Lyon Rhapsody, Brentwood	2001	81	64	17	17	21	$239,000 – 298,000
Olde Ivy, Brentwood	2003	77	0	0	77	0	$285,000 – 328,000
Heartland, Brentwood	2003	75	0	0	75	0	$288,000 – 328,000
Gables, Brentwood	2003	100	0	0	100	0	$298,000 – 378,000
The Bluffs, Hercules	2003	70	0	0	70	0	$576,000 – 641,000
The Shores, Hercules	2003	99	0	0	99	0	$531,000 – 591,000
Overlook, Hercules	2003	133	0	0	133	0	$465,000 – 525,000
Sacramento County
Lyon Palazzo, Natomas	2001	100	59	38	41	21	$273,000 – 322,000
Stanislaus County
Lyon Seasons, Modesto	2002	71	0	26	71	0	$277,000 – 322,000

Total wholly-owned		1,280	423	173	838	71

Business

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion[1]	Units Closed as of June 30, 2002	Backlog at June 30, 2002[2,3]	Lots Owned as of June 30, 2002[4]	Homes Closed for the Six Months Ended June 30, 2002	Sales Price Range[5]

Unconsolidated joint ventures:
Santa Clara County
The Ranch at Silver Creek, San Jose	2003	538	0	0	538	0
Contra Costa County
Lyon Ridge, Antioch	1999	127	127	0	0	1	$348,000 – 407,000
Lyon Tierra, San Ramon	2001	46	46	0	0	15	$463,000 – 501,000
Lyon Dorado, San Ramon	2001	54	26	28	28	5	$788,000 – 1,003,000
Solano County
Paradise Valley, Fairfield	2003	9	0	0	9	0	$353,000 – 378,000
Brook, Fairfield	2001	121	37	82	84	14	$313,000 – 359,000
Falls, Fairfield	2001	102	53	42	49	18	$321,000 – 409,000
El Dorado County
Lyon Casina, El Dorado Hills	2001	123	17	25	106	10	$315,000 – 369,000
Lyon Prima, El Dorado Hills	2001	137	19	14	118	14	$366,000 – 426,000

Total unconsolidated joint ventures		1,257	325	191	932	77

Northern California Division Total		2,537	748	364	1,770	148

SAN DIEGO
Wholly-owned:
Riverside County
Horsethief Canyon Ranch Series “400”, Corona	1995	554	484	53	70	28	$255,000 – 280,000
Horsethief Canyon Ranch Series “500”, Corona	1995	445	433	12	12	23	$239,000 – 257,000
Sycamore Ranch, Fallbrook	1997	195	129	17	66	12	$409,000 – 546,000
San Diego County
Vail Ranch, Temecula	2000	152	152	0	0	1	$196,000 – 213,000
The Groves, Escondido	2001	93	23	22	48	20	$327,000 – 343,000
The Orchards, Escondido	2002	78	0	22	49	0	$368,000 – 401,000
Vineyards, Escondido	2002	75	0	0	3	0	$376,000 – 416,000
Meadows, Escondido	2003	42	0	0	2	0	$378,000 – 428,000
Loma Real, San Marcos	2000	87	87	0	0	18	$403,000 – 446,000
Los Reyes, San Marcos	2000	68	67	1	1	27	$445,000 – 470,000
Three Sisters, Riverside	2003	274	0	0	96	0	$353,000 – 448,000

Total wholly-owned		2,063	1,375	127	347	129

Business

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion[1]	Units Closed as of June 30, 2002	Backlog at June 30, 2002[2,3]	Lots Owned as of June 30, 2002[4]	Homes Closed for the Six Months Ended June 30, 2002	Sales Price Range[5]

Unconsolidated joint ventures:
San Diego County
Mendocino Trails, Chula Vista	2001	83	83	0	0	38	$260,000 – 271,000
Providence, San Diego	2001	123	29	30	94	24	$534,000 – 574,000
Tanglewood, San Diego	2002	161	0	15	161	0	$307,000 – 337,000
Summerwood, San Diego	2002	95	0	12	95	0	$343,000 – 377,000

Total unconsolidated joint ventures		462	112	57	350	62

San Diego Division Total		2,525	1,487	184	697	191

ARIZONA
Wholly-owned:
Maricopa County
Sage Creek — Encanto, Avondale	2000	176	170	4	6	7	$110,000 – 123,000
Sage Creek — Arcadia, Avondale	2000	167	146	21	21	43	$137,000 – 160,000
Sage Creek — Solano, Avondale	2000	82	78	4	4	19	$170,000 – 191,000
Mesquite Grove — Parada, Chandler	2001	112	17	32	95	15	$184,000 – 225,000
Mesquite Grove — Estates, Chandler	2001	93	14	26	79	12	$285,000 – 320,000
Power Ranch, Gilbert	2001	103	30	20	73	27	$175,000 – 233,000
Tramonto, Phoenix	2001	76	5	28	71	3	$187,000 – 248,000
Tramonto II, Phoenix	2001	114	0	0	114	0
Country Place, Tolleson	2001	115	2	16	48	0	$116,000 – 136,000
Mountaingate, Surprise	2002	341	0	0	341	0

Arizona Division Total		1,379	462	151	852	126

NEVADA
Wholly-owned:
Clark County
Montecito Tesoro, Las Vegas	2000	121	121	0	0	1	$164,000 – 181,000
Montecito Classico, Las Vegas	2000	100	100	0	0	28	$192,000 – 227,000
Glenleigh Gardens at Summerlin, Las Vegas	2000	96	96	0	0	22	$246,000 – 276,000
Springfield at Summerlin, Las Vegas	2001	85	85	0	0	41	$208,000 – 228,000
Topaz Ridge at Summerlin, Las Vegas	2002	89	5	31	35	5	$515,000 – 573,000
Stallion Mountain, Las Vegas	2001	116	88	27	28	32	$157,000 – 178,000
Fairfield at Summerlin, Las Vegas	2001	89	48	25	24	39	$284,000 – 308,000
Annendale, North Las Vegas	2001	194	31	31	163	27	$160,000 – 183,000
Santalina at Summerlin, Las Vegas	2002	74	0	0	74	0	$209,000 – 234,000
Encanto at Summerlin, Las Vegas	2002	79	0	0	79	0	$270,000 – 294,000
Calimesa, North Las Vegas	2002	90	0	0	90	0	$146,000 – 160,000
Iron Mountain, Las Vegas	2002	70	0	0	70	0	$295,000 – 330,000
East 40 Acres, North Las Vegas	2003	141	0	0	141	0	$157,000 – 180,000
North 40 Acres, North Las Vegas	2003	212	0	0	212	0	$144,000 – 171,000
South 20 Acres, North Las Vegas	2003	130	0	0	130	0	$165,000 – 191,000
West 40 Acres, North Las Vegas	2003	223	0	0	223	0	$129,000 – 152,000

Nevada Division Total		1,909	574	114	1,269	195

Business

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion[1]	Units Closed as of June 30, 2002	Backlog at June 30, 2002[2,3]	Lots Owned as of June 30, 2002[4]	Homes Closed for the Six Months Ended June 30, 2002	Sales Price Range[5]

Grand Totals:
Wholly-owned		7,860	3,241	849	3,976	713
Unconsolidated joint ventures		2,566	922	429	1,644	254

		10,426	4,163	1,278	5,620	967

(1)	The estimated number of homes to be built at completion is subject to change, and there can be no assurance that we will build these homes.
(2)	Backlog consists of homes sold under sales contracts that have not yet closed, and there can be no assurance that closings of sold homes will occur.
(3)	Of the total homes subject to pending sales contracts as of June 30, 2002, 1,197 represent homes completed or under construction and 81 represent homes not yet under construction.
(4)	Lots owned as of June 30, 2002 include lots in backlog at June 30, 2002.
(5)	Sales price range reflects base price only and excludes any lot premium, buyer incentive and buyer selected options, which vary from project to project.

SALES AND MARKETING

The management team responsible for a specific project develops marketing objectives, formulates pricing and sales strategies and develops advertising and public relations programs for approval of senior management. We make extensive use of advertising and other promotional activities, including newspaper advertisements, brochures, television and radio commercials, direct mail and the placement of strategically located sign boards in the immediate areas of our developments. In addition, we market all of our products through our website at www.lyonhomes.com. In general, our advertising emphasizes our strengths with respect to the quality and value of our products.

We normally build, decorate, furnish and landscape three to five model homes for each product line and maintain on-site sales offices, which typically are open seven days a week. We believe that model homes play a particularly important role in our marketing efforts. Consequently, we expend a significant amount of effort in creating an attractive atmosphere at our model homes. Interior decorations vary among our models and are carefully selected based upon the lifestyles of targeted buyers. Structural changes in design from the model homes are not generally permitted, but home buyers may select various other optional construction and design amenities.

We employ in-house commissioned sales personnel or contract with a third-party firm to sell our homes. In some cases, outside brokers are also involved in the selling of our homes. We typically engage our sales personnel on a long-term, rather than a project-by-project basis, which we believe results in a more motivated sales force with an extensive knowledge of our operating policies and products. Sales personnel are trained by us and attend weekly meetings to be updated on the availability of financing, construction schedules and marketing and advertising plans.

We strive to provide a high level of customer service during the sales process and after a home is sold. The participation of the sales representatives, on-site construction supervisors and the post-closing customer service personnel, working in a team effort, is intended to foster our reputation for quality and service, and ultimately lead to enhanced customer retention and referrals.

Our homes are typically sold before or during construction through sales contracts that are usually accompanied by a small cash deposit. Such sales contracts are usually subject to certain contingencies such as the buyer’s ability to qualify for financing. The cancellation rate of buyers who contracted to buy a home but did not close escrow at our projects was approximately 15% for the first six months of 2002 and approximately 24% during 2001. Cancellation rates are subject to a variety of factors beyond our control such as adverse economic conditions and increases in mortgage interest rates. Our inventory of completed and unsold homes was 18 homes as of June 30, 2002.

WARRANTY

We provide our homebuyers with a one-year limited warranty covering workmanship and materials. We also provide our homebuyers with a limited warranty that covers “construction defects,” as defined in the limited warranty agreement, for the length of our legal liability for such defects (which may be up to ten years in some circumstances), as determined by the law of the state in which we build. The limited warranty covering construction defects is transferable to subsequent buyers not under direct contract with us and requires that homebuyers agree to the definitions and procedures set forth in the warranty, including the submission of unresolved construction-related disputes to binding arbitration. We began providing this limited warranty at the end of 2001.

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In connection with the limited warranty covering construction defects, we obtained a three-year insurance policy in November 2001. We have been informed by our insurance carrier that this insurance policy will respond to construction defect claims on homes that close during each policy period for the duration of our legal liability and that the policy will respond to potential losses relating to construction, including soil subsidence. The insurance policy provides a single policy of insurance to us and the subcontractors enrolled in our insurance program. As a result, we are no longer required to obtain proof of insurance from these subcontractors nor be named as an additional insured under their individual insurance policies. We still require that subcontractors not enrolled in our insurance program provide proof of insurance and name us as an additional insured under their insurance policy. Furthermore, we generally require that our subcontractors provide us with an indemnity prior to receiving payment for their work.

There can be no assurance, however, that the terms and limitations of the limited warranty will be enforceable against the homebuyers, that we will be able to renew our insurance coverage or renew it at reasonable rates, that we will not be liable for damages, the cost of repairs, and/or the expense of litigation surrounding possible construction defects, soil subsidence or building-related claims or that claims will not arise out of uninsurable events, such as landslides or earthquakes, or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

SALE OF LOTS AND LAND

In the ordinary course of business, we continually evaluate land sales and have sold, and expect that we will continue to sell, land as market and business conditions warrant. We may also sell both multiple lots to other builders (bulk sales) and improved individual lots for the construction of custom homes where the presence of such homes adds to the quality of the community. In addition, we may acquire sites with commercial, industrial and multi-family parcels which will generally be sold to third-party developers.

CUSTOMER FINANCING—DUXFORD FINANCIAL, INC.

We seek to assist our home buyers in obtaining financing by arranging with mortgage lenders to offer qualified buyers a variety of financing options. Substantially all home buyers utilize long-term mortgage financing to purchase a home and mortgage lenders will usually make loans only to qualified borrowers.

Duxford Financial, Inc., a wholly owned subsidiary, began operations effective December 1, 1994 and is in operation to service our homebuilding divisions. The mortgage company operates as a mortgage broker/loan correspondent and originates conventional, FHA and VA loans.

INFORMATION SYSTEMS AND CONTROLS

We assign a high priority to the development and maintenance of our budget and cost control systems and procedures. Our divisional offices are connected to corporate headquarters through a fully integrated accounting, financial and operational management information system. Through this system, our management regularly evaluates the status of our projects in relation to budgets to determine the cause of any variances and, where appropriate, adjusts our operations to capitalize on favorable variances or to limit adverse financial impacts.

REGULATION

We and our competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulation which imposes restrictive zoning and density requirements in order to limit the number of homes that can ultimately be built within the boundaries of a particular project. We and our competitors may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which we operate. Because we usually purchase land with entitlements, we believe that the moratoriums would adversely affect us only if they arose from unforeseen health, safety and welfare issues such as insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. However, these are normally locked-in when we receive entitlements.

We and our competitors are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us and our competitors to incur substantial compliance and other costs, and may prohibit or severely restrict development in certain environmentally sensitive regions or areas. Our projects in

Business

California are especially susceptible to restrictive government regulations and environmental laws. However, environmental laws have not, to date, had a material adverse impact on our operations.

Our subsidiary, Duxford Financial, Inc., is subject to state licensing laws as a mortgage broker as well as federal and state laws concerning real estate loans. Our subsidiary, Duxford Escrow, Inc. is licensed and subject to regulation under the California Escrow Law. California Lyon is licensed as a general building contractor in California, Arizona and Nevada. In addition, California Lyon holds a corporate real estate license under the California Real Estate Law.

COMPETITION

The homebuilding industry is highly competitive, particularly in the low and medium-price range where we currently concentrate our activities. Although we are one of California’s largest homebuilders, we do not believe we have a significant market position in any geographic area that we serve due to the fragmented nature of the market. A number of our competitors have larger staffs, larger marketing organizations, and substantially greater financial resources than we do. However, we believe that we compete effectively in our existing markets as a result of our product and geographic diversity, substantial development expertise, and our reputation as a low-cost producer of quality homes. Further, we sometimes gain a competitive advantage in locations where changing regulations make it difficult for competitors to obtain entitlements and/or government approvals that we have already obtained.

EMPLOYEES

Each of our operating divisions has responsibility for our homebuilding and development operations within the geographical boundaries of that division.

Our executive officers and division presidents average more than 25 years of experience in the homebuilding and development industries within California and the Southwest. We combine decentralized management in those aspects of our business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where we believe central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters).

As of June 30, 2002, we employed 517 full-time and 27 part-time employees, including corporate staff, supervisory personnel of construction projects, maintenance crews to service completed projects, as well as persons engaged in administrative, finance and accounting, engineering, land acquisition, sales and marketing activities.

We believe that our relations with our employees have been good. Some employees of the subcontractors that we utilize are unionized, but virtually none of our employees are union members. Although there have been temporary work stoppages in the building trades in our areas of operation, to date none has had any material impact upon our overall operations.

PROPERTIES

Our corporate headquarters are located at 4490 Von Karman Avenue, Newport Beach, California, which we lease from a trust of which William H. Lyon is the sole beneficiary. We lease or own properties for our division offices and Duxford Financial, Inc., but none of these properties is material to the operation of our business. For information about properties owned by us for use in our homebuilding activities, see the section entitled “Description of Projects and Communities Under Development.”

LEGAL PROCEEDINGS

We are involved in various legal proceedings, most of which relate to routine litigation and some of which are covered by insurance. In the opinion of our management, none of the uninsured claims involve claims that are material and unreserved or will have a material adverse effect on our financial condition.

Management

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists our directors and executive officers and provides their respective ages and current positions as of June 30, 2002. Biographical information for each director and executive officer is provided below.

Name	Age	Position at Delaware Lyon

General William Lyon	79	Chairman of the Board of Directors and Chief Executive Officer
Wade H. Cable	54	Director, President and Chief Operating Officer
General James E. Dalton(a)(b)	71	Director
Richard E. Frankel	56	Director
William H. Lyon	28	Director
William H. McFarland(a)(b)	62	Director
Michael L. Meyer(a)(b)	63	Director
Raymond A. Watt(a)(b)	83	Director
Randolph W. Westerfield(a)(b)	61	Director
Douglas F. Bauer	41	Senior Vice President
Mary J. Connelly	50	Senior Vice President
W. Thomas Hickcox	49	Senior Vice President
Thomas J. Mitchell	42	Senior Vice President
Larry I. Smith	47	Senior Vice President
Michael D. Grubbs	44	Senior Vice President and Chief Financial Officer
Richard S. Robinson	55	Senior Vice President – Finance
Linda L. Foster	54	Vice President and Corporate Secretary
Cynthia E. Hardgrave	54	Vice President – Tax and Internal Audit
W. Douglass Harris	59	Vice President and Corporate Controller

(a)	Member of the audit committee.
(b)	Member of the compensation committee.

General William Lyon was elected director and Chairman of the Board of the former The Presley Companies in 1987 and has served us in that capacity since November 1999. General Lyon is our Chief Executive Officer. General Lyon also serves as the Chairman of the Board, President and Chief Executive Officer of Corporate Enterprises, Inc. In recognition of his distinguished career in real estate development, General Lyon was elected to the California Building Industry Foundation Hall of Fame in 1985. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity Financial Services, Inc.

Wade H. Cable has served since 1985 as a Director, President and Chief Executive Officer of the former The Presley Companies. Mr. Cable has served as our President and Chief Operating Officer since November 1999. Prior to joining us, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

General James E. Dalton, USAF (Ret.), was elected in 1991 to the board of directors of the former The Presley Companies and has served us in that capacity since November 1999. He serves as Chairman of our audit committee. General Dalton was the President of Logicon R&D Associates, a subsidiary of Logicon Corporation (a defense contractor providing advanced technology systems and services), a position he held from 1985 until his retirement in December 1998. He also served as General Manager of Logicon’s Defense Technology Group from 1995 until his retirement in December 1998. General Dalton currently acts as an independent consultant to several companies in the defense industry and is a director of Defense Group, Inc., TrueLink, Inc., and Finance America, Inc.

Richard E. Frankel has been associated with homebuilding entities for over 25 years, and joined our board of directors on January 25, 2000. He has held key positions including Chief Financial Officer, Investment Division Manager, Vice Chairman and President of Old William Lyon Homes from 1993 to 1997. Since 1997, he has

Management

continued to serve as a director of Corporate Enterprises, Inc. and currently serves as Chairman and Chief Executive Officer of Duxford Financial, Inc.

William H. Lyon, son of Chairman William Lyon, worked full time with Old William Lyon Homes from November 1997 through November 1999, has been employed by us since November 1999, and has been a member of our board of directors since January 25, 2000. Since joining us, Mr. Lyon has participated in a training program designed to expose him to the many facets of real estate development, and currently he is Director of Corporate Development. Mr. Lyon received a dual B.S. in Industrial Engineering and Product Design from Stanford University in 1997.

William H. McFarland was elected to the California Building Industry Foundation Hall of Fame, and has had a distinguished career in residential real estate and large-scale community development in California. He has been a member of our board of directors since January 25, 2000. Mr. McFarland previously served in executive and director capacities of The Irvine Company, Irvine Community Development Company and Irvine Apartment Communities. Today Mr. McFarland is a private developer and investor in real estate projects in California, and serves on the boards of Opus West Corporation, Cornerstone Ventures, Inc. and e-dn.com.

Michael L. Meyer joined our board of directors on January 25, 2000, and currently is Chief Executive Officer of Michael L. Meyer Company, a principal and/or advisor to real estate entities, and a principal of TransPac Partners LLC and Pacific Capital Investors which both are involved in real estate in Japan. In 1998, Mr. Meyer retired as Managing Partner of the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP Orange County, California office. Mr. Meyer was elected to the California Building Industry Foundation Hall of Fame and currently serves on the board of directors of City National Bank and Cornerstone Ventures, Inc.

Raymond A. Watt was elected to the board of directors of the former The Presley Companies in 1997 and has served us in that capacity since November 1999. Mr. Watt serves as Chairman of our compensation committee. Mr. Watt is the founder and Chairman of the Board of Watt Group, Inc., a commercial and residential real estate development and building company, positions he has held since 1960. Mr. Watt has been honored with election to the California Building Industry Foundation Hall of Fame, serves as a director of Watt Communities, Inc. and Linserath, Inc., both real estate developers, and has served on the boards of several civic organizations.

Dr. Randolph W. Westerfield is Dean of the Marshall School of Business, University of Southern California and has been a member of our board of directors since January 25, 2000. He has been a consultant to a number of large U.S. corporations. With expertise in the areas of corporate financial policy, investment management and analysis, mergers and acquisitions, and stock market price behavior, Dr. Westerfield is co-author of three leading textbooks in corporate financial management. He currently serves on the board of directors of Health Management Associates.

Douglas F. Bauer, Senior Vice President and Northern California Division President, joined us in 1999 when we acquired substantially all of the assets of Old William Lyon Homes, where Mr. Bauer had served as Vice President — Finance and Chief Financial Officer, and Northern California Division President since his hire in January 1989. Prior experience includes seven years at Security Pacific National Bank in Los Angeles, California in various financial positions. Mr. Bauer has more than 20 years experience in the real estate development and homebuilding industry.

Mary J. Connelly, Senior Vice President and Nevada Division President, joined The Presley Companies in May 1995, after eight years’ association with Gateway Development — six of which were served as Managing Partner in Nevada. Ms. Connelly was Vice President — Finance for our San Diego Division from 1985 to 1987, and she has more than 20 years experience in the real estate development and homebuilding industry.

W. Thomas Hickcox, Senior Vice President and Arizona Division President, joined us in May 2000. Mr. Hickcox was previously President of Continental Homes in Phoenix, Arizona, with 16 years of service at that company. Mr. Hickcox has more than 20 years experience in the real estate development and homebuilding industry.

Thomas J. Mitchell, Senior Vice President and Southern California Division President, joined us in 1999 when we acquired substantially all of the assets of Old William Lyon Homes, where Mr. Mitchell had served as a Project Manager, Vice President, and Division President since his hire in December 1988. Mr. Mitchell has more than 20 years experience in the real estate development and homebuilding industry.

Larry I. Smith, Senior Vice President and San Diego Division President, joined The Presley Companies in May 1995 and has served us in that capacity since November 1999, after six years as Vice President and Southern California

Management

Division Manager of Coleman Homes, Inc. Previous experience includes ten years in sales and marketing executive positions and consulting activities with southern California real estate firms. Mr. Smith has more than 20 years experience in the real estate development and homebuilding industry.

Michael D. Grubbs, Senior Vice President and Chief Financial Officer, joined us in 1999 when we acquired substantially all of the assets of Old William Lyon Homes, where Mr. Grubbs had served as Vice President and Corporate Controller after his hire in December 1992. Mr. Grubbs has more than 20 years experience in residential real estate and homebuilding finance.

Richard S. Robinson, Senior Vice President — Finance, joined us in 1999 when we acquired substantially all of the assets of Old William Lyon Homes, where Mr. Robinson had served since May 1997 as Senior Vice President, and as Vice President-Treasurer and other administrative positions at The William Lyon Company or one of its subsidiaries or affiliates, since his hire in June 1979. His experience in residential real estate development and homebuilding finance totals more than 30 years.

Linda L. Foster, Vice President and Corporate Secretary of The Presley Companies since 1987, has been employed since 1979 as Corporate Secretary and in other administrative positions and has served us in that capacity since November 1999. Ms. Foster has been involved with the real estate development and homebuilding industry for more than 20 years.

Cynthia E. Hardgrave, Vice President — Tax and Internal Audit, joined us in 1999 when we acquired substantially all of the assets of Old William Lyon Homes, where Ms. Hardgrave had served in various tax management positions since her hire in July 1989. Ms. Hardgrave has more than 15 years experience in real estate tax and audit.

W. Douglass Harris, Vice President and Corporate Controller of The Presley Companies was hired in June 1992 and has served us in that capacity since November 1999. Previously, Mr. Harris spent seven years with Shapell Industries, Inc., another major California homebuilder, as its Vice President and Corporate Controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 20 years.

COMPENSATION OF DIRECTORS OF DELAWARE LYON

In 2001, outside directors received an annual retainer of $20,000 per year plus $1,000 for each Delaware Lyon board of directors meeting attended and $1,000 per year per committee for service on committees of Delaware Lyon’s board of directors, which they take in cash. For 2002, we have increased the annual retainer to $30,000 per year. We adopted the William Lyon Homes Outside Directors Deferred Compensation Plan effective as of February 11, 2002, whereby each outside director may elect to defer payment of a portion or all of his annual compensation until his retirement date or a fixed payment date in the future at which time he would receive all deferred amounts and accumulated earnings thereon, if any, in a lump sum. Currently, General Dalton is our only director who intends to defer all of his 2002 director compensation under the plan. Directors of California Lyon are not compensated for their services as such.

No options were granted during 2001 or the six months ended June 30, 2002 to any director. On May 9, 2000, Messrs. Dalton, Frankel, McFarland, Meyer, Watt and Westerfield were each granted options to purchase 10,000 shares of our common stock at a price of $8.6875 per share. These options vested or will vest in the following installments: one third on May 9, 2001, one third on May 9, 2002 and one third on May 9, 2003. All of the options expire if unexercised on May 9, 2010. Mr. Cable was granted options to purchase 50,000 shares of our common stock. The option price, vesting schedule and expiration date of Mr. Cable’s options are the same as those granted to the other directors. The grant of options to Mr. Cable is also discussed in the section on “Executive Compensation” on page 57. No options were granted to General William Lyon or William H. Lyon.

Management

EXECUTIVE COMPENSATION

Summary Compensation Table.
The following table summarizes the annual and long-term compensation during 2001 of our Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2001 (collectively, the “Named Officers”).

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary($)[1]	Bonus Paid in Specified Year But Earned in Earlier Years ($)[2,3,4,5]	Bonus Earned During Specified Year But Payable in Future Years($)[3,4,5]	Securities Underlying Options(#)	All Other Compensation ($)[6]

General William Lyon[7] Chairman of the Board and Chief Executive Officer	2001 2000 1999	$495,000 495,000 0	$1,440,023 0 0	$2,007,200 1,920,030 0	0 0 —	0 0 —
Wade H. Cable Director, President and Chief Operating Officer	2001 2000 1999	424,330 424,330 412,618	1,823,773 617,500 226,549	2,007,200 1,920,030 1,235,000	0 50,000 0	5,100 5,100 3,200
Thomas J. Mitchell[7] Senior Vice President and Southern California Division President	2001 2000 1999	206,000 200,000 0	385,875 0 0	691,512 514,500 0	0 25,000 0	5,100 5,100 —
Larry I. Smith Senior Vice President and San Diego Division President	2001 2000 1999	206,300 200,300 158,360	365,040 344,571 133,714	450,461 486,720 400,000	0 25,000 0	5,100 5,100 3,200
Douglas F. Bauer[7] Senior Vice President and Northern California division President	2001 2000 1999	206,000 200,000 0	477,338 0 0	434,476 636,450 0	0 25,000 —	5,100 5,100 —

(1)	Includes amounts, which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into our 401(k) plan (“executive elected deferrals”).
(2)
Represents amounts paid in 2001, 2000, or 1999, respectively, under our then existing executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3)
The 2001 Cash Bonus Plan (the “2001 Plan”) provides that the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and the Chief Financial Officer (“CFO”) are eligible to receive bonuses based upon specified percentages of our pre-tax, pre-bonus income. Bonus targets for division presidents are based upon division performance, as compared to the division’s 2001 Business Plan. For all other participants, the 2001 Plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant’s salary, with awards based on performance against goals pertaining to each participant’s operating area. All awards are prorated downward if the sum of all of our calculated awards exceeds 20% of our consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(4)
The 2000 Cash Bonus Plan (the “2000 Plan”) provides that the CEO and COO are eligible to receive bonuses based upon specified percentages of our pre-tax, pre-bonus income. Bonus targets for division presidents are based upon division performance, as compared to the division’s 2000 Business Plan. For all other participants, the 2000 Plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant’s salary, with awards based on performance against goals pertaining to each participant’s operating area. All awards are prorated downward if the sum of all of our calculated awards exceeds 20% of our consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(5)
The 1999 Presley Bonus Plan (the “1999 Plan”) provided that the CEO and CFO were eligible to receive bonuses at the discretion of the compensation committee of our board of directors. In addition, the 1999 Plan for division presidents and designated executives of Delaware Lyon and California Lyon stipulated annual setting of individual bonus targets, expressed as a percent of each executive’s salary, with awards based on performance against business plan goals pertaining to each participant’s operating area. All awards were to be prorated downward if the sum of all calculated awards for us exceeded 20% of our consolidated pre-tax income before bonuses. After completion of our applicable annual audit, awards were paid out in three installments, with 50% paid following the determination of the bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

Management

(6)
For 2001 and 2000, we made a matching contribution into each executive’s 401(k) plan account in an amount equal to 3% of each executive’s eligible earnings. For 1999, we made a matching contribution into each executive’s 401(k) plan account in an amount equal to 2% of each executive’s eligible earnings. The CEO and each of the Named Officers also receives an auto allowance, a policy that was instituted in 2000.

(7)
General William Lyon and Mssrs. Bauer and Mitchell served as executive officers from November 11, 1999 until the end of 1999, but did not earn salaries from us. They did earn salaries from Old William Lyon Homes. During 2000, General William Lyon and Mssrs. Bauer and Mitchell were paid bonuses of $530,956, $248,745 and $387,947, respectively, which were earned in prior years from Old William Lyon Homes. During 2001, General William Lyon and Mr. Mitchell were paid bonuses of $75,851 and $73,298, respectively, which were earned in prior years from Old William Lyon Homes.

Our board of directors has approved a cash bonus plan for all of our full-time, salaried employees, including the CEO, COO, CFO, division presidents, executives, managers, field construction staff, and certain other employees. Under the terms of this plan, bonus targets for the CEO, COO and CFO are based upon specified percentages of our pretax, pre-bonus income. Bonus targets for division presidents are based on division performance, as compared to the division’s annual business plan. For all other participants, the plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant’s salary, with awards based on performance against goals pertaining to each participant’s operating division.

Awards are prorated downward if the sum of all our calculated awards exceeds 20% of our consolidated pre-tax income before bonuses. For our CEO, COO, CFO, division presidents, executives and managers, awards are paid out over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

Effective on February 11, 2002, we implemented a deferred compensation plan that allows certain officers and employees to defer a portion of total income (base salary and bonuses). The deferral amount can be up to 20% of total income with a minimum of $10,000 annually.

Options/SAR Grants in Last Fiscal Year
No options were granted during 2001 or during the six months ended June 30, 2002 to any director or Named Officer.

On March 7, 2000, the compensation committee of our board of directors unanimously voted to recommend for approval to our board of directors a proposed compensation package which included the William Lyon Homes 2000 Stock Incentive Plan (the “Stock Incentive Plan”). Subject to adoption and approval of the Stock Incentive Plan by our stockholders, on April 6, 2000, acting by unanimous written consent, our board of directors approved and adopted the Stock Incentive Plan. At our 2000 Annual Meeting on May 9, 2000, our stockholders adopted and approved the Stock Incentive Plan. The Stock Incentive Plan is administered by the compensation committee, by delegation of the Board.

The purpose of the Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to our key employees, officers and directors, and to promote the success of our business. One million shares of common stock are reserved for issuance under the Stock Incentive Plan, subject to adjustment related to changes in our capitalization.

Both options intended to qualify as incentive stock options and nonqualified options may be granted under the Stock Incentive Plan. Nonqualified stock options may be granted to employees, consultants and directors. Incentive stock options may be granted only to employees. Options may be coupled with a stock appreciation right. Grants or sales of common stock also may be made to employees, consultants or directors upon terms and conditions determined by the Stock Incentive Plan’s administrator.

The Stock Incentive Plan will continue in effect for a term of ten years unless terminated earlier as provided for in the Stock Incentive Plan. The term of each option will be stated in the applicable option agreement, provided, however, that in no event may the term be more than ten years from the date of grant.

Effective on May 9, 2000, we issued options under the William Lyon Homes 2000 Stock Incentive Plan to purchase a total of 627,500 shares of common stock at $8.6875 per share. During the year ended December 31, 2001, we issued additional options under the William Lyon Homes 2000 Stock Incentive Plan to purchase 32,500 shares of common stock at an average price of $11.50 per share. During 2001, options were exercised to purchase 49,176 shares of our common stock at a price of $8.6875 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan. As of December 31, 2001, 40,000 options have been forfeited and 570,824 options remain unexercised. The unexercised options are as follows: 538,324 options priced at $8.6875, 12,500 options priced at $9.1000, and

Management

20,000 options priced at $13.0000. All unexercised options expire on May 9, 2010.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth the information noted for all exercises of stock options during the last completed fiscal year by each of the Named Officers and the fiscal year end value of unexercised options.

			Number of Securities Underlying Unexercised Options/SARS At Fiscal Year-End(#)[1,2]		Value of Unexercised In-The-Money Options/SARS At Fiscal Year-End($)[1,2]
	Shares Acquired On Exercise(#)[2]	Value Realized($)[3]	Exercisable	Unexercisable	Exercisable	Unexercisable
General William Lyon	—	—	—	—	—	—
Wade H. Cable 1991 Plan 2000 Plan	— —	— —	13,912 16,667	0 33,333	$142,598 109,377	$0 218,748
Thomas J. Mitchell	—	—	8,335	16,665	54,698	109,364
Larry I. Smith	8,335	39,612	0	16,665	0	109,364
Douglas F. Bauer	8,335	33,778	0	16,665	0	109,364

(1)
Certain of Mr. Cable’s exercisable options were granted under The Presley Companies’ 1991 Stock Option Plan. After giving effect to the conversion exchange ratio in the merger of The Presley Companies into Delaware Lyon, the exercise price of these options is $5.00 per share. The value of unexercised in-the-money options is calculated by determining the difference between the closing price of our common stock on the New York Stock Exchange ($15.25 per share) at December 31, 2001 and the exercise price of the options.

(2)
Exercised, exercisable and unexercisable options for each of the Named Officers include options granted on May 9, 2000 under the William Lyon Homes 2000 Stock Incentive Plan. The options vest as follows: one-third on May 9, 2001, one-third on May 9, 2002 and one-third on May 9, 2003. The exercise price of these options is $8.6875. The value of unexercised in-the-money options is calculated by determining the difference between the closing price of our common stock on the New York Stock Exchange ($15.25 per share) at December 31, 2001 and the exercise price of the options.

(3)	The value realized is calculated by determining the difference between the closing price of our common stock on the New York Stock Exchange at exercise and the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employees of California Lyon, including our executive officers, enter into annual employment agreements with California Lyon which provide that their employment is at-will. The employment agreements between California Lyon and each of General William Lyon, Wade Cable, Thomas Mitchell, Larry Smith and Douglas Bauer provide for an annual salary effective January 1, 2001 of $495,000, $424,330, $206,000, $206,300 and $206,000 respectively. Each employment agreement also provides for a monthly automobile allowance of $400. Mr. Mitchell’s employment agreement additionally provides for an annual bonus calculated to be the greater of 3% of the Southern California division’s pretax, pre-bonus annual income or 100% of salary.

We have entered into indemnification agreements with all of our directors and the executive officers named in the Summary Compensation Table above, among others, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent such indemnification is permitted by the laws of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the compensation committee has ever been an officer or employee of us or any of our subsidiaries.

Certain relationships and related transactions

Acquisition of Substantially All of the Assets and Assumption of Substantially All of the Related Liabilities of Old William Lyon Homes.
On November 5, 1999, California Lyon acquired substantially all of the assets and assumed substantially all of the related liabilities of a company, Old William Lyon Homes, owned by General William Lyon and his son, William H. Lyon. On that date, Old William Lyon Homes changed its name to Corporate Enterprises, Inc.

The total purchase price consisted of approximately $42,598,000 in cash and the assumption of approximately $101,058,000 of liabilities of Old William Lyon Homes. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated based on the fair value of the assets and liabilities acquired.

After the acquisition described above and prior to the effectiveness of the November 11, 1999 merger, General William Lyon and a trust of which William H. Lyon is the sole beneficiary acquired shares of The Presley Companies’ common stock in a tender offer and pursuant to previously negotiated agreements. As a result of these transactions, General William Lyon and the trust owned approximately 49.9% of The Presley Companies’ outstanding common stock as of November 11, 1999. On November 11, 1999, Delaware Lyon merged with its parent, The Presley Companies, with Delaware Lyon being the surviving corporation. On December 31, 1999, Delaware Lyon, which was then named The Presley Companies, changed its name to William Lyon Homes and its stock ticker on the New York Stock Exchange to WLS.

Purchase of 12½% Senior Notes by General William Lyon, a Trust for which William H. Lyon is the Sole Beneficiary and William H. McFarland.
On May 1, 2001, we completed a consent solicitation with respect to the 12½% Senior Notes and received consents from holders of $39,279,000 of the then outstanding notes to extend the maturity date from July 1, 2001 to July 1, 2003 and to make certain amendments to the note covenants. Although we initially intended to accept consents from no more than 50% of holders, we elected to accept additional consents, as contemplated by the consent solicitation documents. The consenting holders received a fee of 4% of the principal balance. Subsequently, during May and June 2001, we had also repurchased $31,444,000 of the 12½% Senior Notes from non-consenting holders.

In June 2001, General William Lyon, our Chairman and Chief Executive Officer, and a trust for which his son William H. Lyon is the sole beneficiary, purchased from us at par $30,000,000 of the 12½% Senior Notes. William H. McFarland, another member of our board of directors, purchased from us at par $1,000,000 of the 12½% Senior Notes. In parity with holders consenting during the consent solicitation, these directors received a consent fee of 4% of the principal balance and consented to the amendments effected by our consent solicitation statement dated February 28, 2001.

As of June 30, 2002, $70,279,000 aggregate principal amount of our 12 1/2% Senior Notes was outstanding. We intend to use a portion of the net proceeds of the offering of the notes to repay all of the 12 1/2% Senior Notes, including those held by General William Lyon, the trust for his son William H. Lyon, and William H. McFarland.

Acquisition of Real Estate Projects from Entities Controlled by General William Lyon and/or William H. Lyon.
We purchased real estate projects for a total purchase price of $8,468,000 and $680,000 during the years ended December 31, 2000 and 1999, respectively, from entities controlled by General William Lyon and William H. Lyon. In addition, one-half of the net profits in excess of six to eight percent from the development are to be paid to the seller. As of December 31, 2001, $1,770,000 was due to the seller in accordance with this agreement; such payment was made in January 2002.

On October 26, 2000, our board of directors (with General William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by General William Lyon and William H. Lyon. The terms of the purchase agreement provide for an initial option payment of $1,000,000 and a rolling option takedown of the lots. Phase takedowns of approximately 20 lots each are anticipated to occur at two to three month intervals for each of several product types through September 2004. In addition, one-half of the net profits in excess of six percent from the development are to be paid to the seller, of which $459,000 has been paid as of June 30, 2002. During the six months ended June 30, 2002 and 2001, we purchased 13 lots and 104 lots, respectively, under this agreement for a total purchase price of $211,000 and $1,975,000, respectively. During the year ended December 31, 2001, we

Certain relationships and related transactions

purchased 143 lots under this agreement for a total purchase price of $2,777,000. This land acquisition qualifies as an affiliate transaction under our 12½% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994 (“Indenture”). Pursuant to the terms of the Indenture, we have determined that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person. We have delivered to the Trustee under the Indenture a resolution of our board of directors set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of our board of directors. Further, we have delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

On July 9, 2002, our board of directors (with General William Lyon and William H. Lyon abstaining) approved the purchase of 144 lots for a total purchase price of $16,660,000 from an entity that purchased the lots from General William Lyon. The terms of the purchase agreement provide for an initial deposit of $3,300,000 (paid on July 23, 2002) and monthly option payments of 11.5% on the seller’s outstanding investment. Such option payments entitle us to phase takedowns of approximately 14 lots each, which are anticipated to occur at one to two month intervals through December 2003. As of July 23, 2002, no lots have been purchased under this agreement. Had we purchased the property directly, the acquisition would qualify as an affiliate transaction under the Indenture. Even though our agreement is not with General William Lyon, we have chosen to treat it as an affiliate transaction. Pursuant to the terms of the Indenture, we have determined that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person. We have delivered to the Trustee under the Indenture a resolution of our board of directors set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of our board of directors. Further, we have delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

Purchase of Land from Unconsolidated Joint Venture.
We purchased land for a total purchase price of $17,079,000, $5,371,000 and $7,128,000 during the six months ended June 30, 2002 and during the years ended December 31, 2001 and 2000, respectively, from one of our unconsolidated joint ventures.

Agreements with Entities Controlled by William Lyon and William H. Lyon.
For the six months ended June 30, 2002 and the year ended December 31, 2001, we incurred reimbursable on-site labor costs of $77,000 and $175,000, respectively, for providing customer service to real estate projects developed by entities controlled by General William Lyon and William H. Lyon, of which $22,000 was due to us at June 30, 2002. In addition, we earned fees of $88,000 and $108,000, respectively, for tax and accounting services performed for entities controlled by General William Lyon and William H. Lyon during the six months ended June 30, 2002 and the year ended December 31, 2001.

For the year ended December 31, 2000, we earned management fees and were reimbursed for on-site labor costs of $330,000 and $593,000, respectively, for managing and selling real estate owned by entities controlled by General William Lyon and William H. Lyon.

For the year ended December 31, 1999, we earned management fees and were reimbursed for on-site labor costs of $268,100 and $367,800, respectively, for managing and selling real estate owned by entities controlled by General William Lyon and William H. Lyon. In addition, we earned fees of $50,100 for tax and accounting services performed for entities controlled by General William Lyon and William H. Lyon.

Rent Paid to a Trust of which William H. Lyon is the Sole Beneficiary.
For the six months ended June 30, 2002 and the years ended December 31, 2001, 2000 and 1999, we incurred charges of $365,000, $729,000, $717,000 and $145,500, respectively, related to rent on our corporate office, from a trust of which William H. Lyon is the sole beneficiary.

Certain relationships and related transactions

Charges Incurred Related to the Charter and Use of Aircraft Owned by an Affiliate of William Lyon.
During the six months ended June 30, 2002 and the year ended December 31, 2001, we incurred charges of $108,000 and $201,000, respectively, related to the charter and use of aircraft owned by an affiliate of General William Lyon.

Certain Family Relationships.
William H. Lyon is the son of General William Lyon. General William Lyon is our Chairman of our board of directors and our Chief Executive Officer. William H. Lyon is one of our directors and an employee.

Principal stockholders

The following table sets forth certain information as to the number of shares of Delaware Lyon’s common stock beneficially owned as of June 30, 2002. The following table includes information for (a) each person or group that is known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each of our directors, (c) each executive officer named in the Summary Compensation Table, and (d) all of our directors and executive officers as a group. California Lyon is a wholly-owned subsidiary of Delaware Lyon.

	As of June 30, 2002
	Shares Beneficially Owned		Shares Acquirable Within 60 Days[1]		Percentage of All Common Stock[2]

General William Lyon[3]	3,707,573	[4]	33,335	[5]	36.12%
The William Harwell Lyon Trust[6]	1,749,259				16.94%
William H. Lyon[3]	0	[7]			*
Wade H. Cable[3]	0		33,335		*
Wade H. Cable & Susan M. Cable, Trustees of the Cable Family Trust, Est. 7-11-88[3]	247,705	[8]			2.40%
Richard E. Frankel[3]	0		6,667[9]		*
Richard E. Frankel and Lynn M. Frankel, Trustees of the Frankel Living Trust[3]	0				*
General James E. Dalton[3]	0		6,667		*
William H. McFarland[3]	0		3,333		*
William H. & Rose-Marie McFarland, Trustees (U/T/A dated February 13, 1998)[3]	3,334
Michael L. Meyer[3]	0		6,667		*
Michael L. Meyer, Trustee of the Michael L. Meyer Living Trust, Est. July 4, 1989[3]	20,000				*
Raymond A. Watt[3]	0				*
R.A. Watt 1994 Family Trust[3]	6,667				*
Randolph W. Westerfield[3]	3,333				*
Douglas F. Bauer[3]	0				*
Thomas J. Mitchell[3]	0		16,668		*
Larry I. Smith[3]	0		4,333		*
Larry I. Smith and Natalie Smith, Trustees of the Larry and Natalie Smith Family Trust, Est. October 1, 1999[3]	200				*
Bricoleur Capital Management LLC[1][0]	1,085,540				10.51%
All of our directors and executive officers as a group (19 persons)	5,493,037	[11]	131,840		53.80%

(1)	Reflects the number of shares that could be purchased by exercise of options exercisable at June 30, 2002 or within 60 days thereafter under the William Lyon Homes 2000 Stock Incentive Plan.
(2)
Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Stockholder is at the following mailing address: c/o William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, CA 92660.
(4)
Includes 247,705 shares held by the Cable Family Trust. General William Lyon has the power to direct the vote of all of the shares beneficially owned by the Cable Family Trust pursuant to a voting agreement among William Lyon, Wade H. Cable and Susan M. Cable, Trustees of the Cable Family Trust and Wade H. Cable, individually, dated as of May 31, 2002 (“Voting Agreement”).

(5)
Includes 33,335 shares issuable upon exercise of outstanding options and deemed beneficially owned by Wade H. Cable. General William Lyon has the power to direct the vote of all of the shares beneficially owned by Wade H. Cable pursuant to the Voting Agreement.

(6)	Stockholder is at the following mailing address: c/o Richard Sherman, Esq., Irell & Manella LLP, 840 Newport Center Drive, Suite 400, Newport Beach, CA 92660.
(7)
Does not include 1,749,259 shares of common stock held in The William Harwell Lyon Trust of which William H. Lyon is the sole beneficiary. William H. Lyon does not have or share, directly or indirectly, the power to vote or to direct the vote of these shares, and thus, William H. Lyon disclaims beneficial ownership of these shares.

(8)	Does not include 1,203 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

Principal stockholders

(9)
Includes 6,667 shares of common stock purchasable by Frankel Associates, L.P. upon the exercise of options exercisable at June 30, 2002 or within 60 days thereafter. Richard Frankel assigned the options we granted to him to Frankel Associates, L.P., a family limited partnership. Mr. Frankel is the President of the general partner of Frankel Associates, L.P.

(10)
Stockholder is at the following mailing address: 12230 El Camino Real, Suite 100, San Diego, CA 92130. According to Item 6 of the Schedule 13G filed by stockholder for fiscal year 2001 and dated February 13, 2002, as an investment adviser for certain accounts in which the reported shares are held, stockholder has been granted the authority to dispose of and vote those shares. Stockholder’s holdings are based upon on the holdings disclosed in the Schedule 13G and any other information made available to us. Stockholder has advised us that the shares are held in multiple funds and that no single fund is a beneficial owner of more than 5% of our common stock.

(11)
Includes 1,749,259 shares held by The William Harwell Lyon Trust of which William H. Lyon is the sole beneficiary. William H. Lyon does not have or share, directly or indirectly, the power to vote or direct the vote of these shares, and thus, William H. Lyon disclaims beneficial ownership of these shares.

Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and we have no information as to whether any shares shown in this table are subject to California community property law.

Description of certain indebtedness

The following is a description of our indebtedness and the indebtedness of our joint ventures that will be outstanding after giving effect to the sale of the notes and application of the estimated net proceeds as described in “Use of Proceeds”. This description is qualified in its entirety by reference to the relevant credit facilities and related documents governing the debt.

REVOLVING CREDIT FACILITIES

General Overview

California Lyon is the borrower under three secured revolving credit facilities, each of which is described in more detail below. Availability under each credit facility is subject not only to the maximum amount committed under the respective facility, but also to both various borrowing base and concentration limitations. The borrowing base limits lender advances to certain agreed percentages of asset value. The allowed percentage generally increases as the asset progresses from land under development to residence subject to contract of sale. Advances for each type of collateral become due in whole or in part, subject to possible re-borrowing, and/or the collateral becomes excluded from the borrowing base, after a specified period or earlier upon sale. Concentration limitations further restrict availability under the credit facilities. The effect of these borrowing base and concentration limitations essentially is to mandate minimum levels of California Lyon investment in a project, with higher percentages of investment required at earlier phases of a project, and with greater absolute dollar amounts of investment required as a project progresses. Each revolving credit facility is secured by deeds of trust on the real property and improvements thereon owned by California Lyon in the subdivision project(s) approved by the respective lender, as well as pledges of all net sale proceeds, related contracts and other ancillary property. California Lyon has also provided each lender with an unsecured environmental indemnity that is a contingent obligation in addition to its obligation to repay loans under the respective credit facilities. Each credit agreement contains various representations and warranties, covenants and events of default typical for credit facilities of this type, including cross-defaults relating to certain other obligations of California Lyon for borrowed money, including both the existing 12 1/2% Senior Notes and other California Lyon revolving credit facilities.

The notes will be effectively subordinated to all of California Lyon’s indebtedness under these three credit facilities to the extent of the value of assets securing the relevant indebtedness. Any deficiency obligation of California Lyon after the application of assets securing such indebtedness to the reduction thereof, and any obligation of California Lyon under its environmental indemnities, will rank pari passu with the notes.

Some of California Lyon’s obligations under the revolving credit facilities are guaranteed on an unsecured basis and an environmental indemnity has been given by Delaware Lyon. Delaware Lyon’s obligations under its guarantees and environmental indemnity rank pari passu with its obligations under its guaranty of the notes.

Under the revolving credit facilities, we are required to comply with a number of covenants, the most restrictive of which require Delaware Lyon to maintain:

➢	A tangible net worth, as defined, of $120.0 million, adjusted upwards quarterly by 50% of Delaware Lyon’s net income after March 31, 2002;

➢	A ratio of total liabilities to tangible net worth, each as defined, of less than 3.25 to 1; and

➢	Minimum liquidity, as defined, of at least $10.0 million.

These credit facilities include a number of other covenants with respect to such matters as the posting of cash or letters of credit in certain circumstances, the application or deposit of excess net sales proceeds, maintenance of specified ratios, limitations on investments in joint ventures, maintenance of fixed charge coverages, stock ownership changes and lot ownership.

As of June 30, 2002, after giving effect to the sale of the notes and the application of the proceeds therefrom as described under “Use of proceeds,” our pro forma secured indebtedness under these facilities would have been $111.6 million, and we would have commitments available to permit us to borrow an additional $49.3 million of secured indebtedness.

Description of certain indebtedness

Specific Revolving Credit Facilities

$75 Million Revolving Credit Facility

This facility “expires” in June 2003. After that date California Lyon may borrow amounts, subject to applicable borrowing base and concentration limitations, under this facility solely to complete the construction of residences begun prior to such date in approved projects funded by disbursements under this facility. The final maturity date is the earlier of the date upon which the last residence, the construction of which was financed with proceeds of this loan, is sold or the date upon which such last residence is excluded from the borrowing base by the passage of time under the facility.

Interest under the facility is payable monthly at rates varying from prime to prime plus 0.10%, or LIBOR plus 2.40% to 2.60%, in each instance depending on California Lyon’s ratio of total liabilities to tangible net worth. As of June 30, 2002, interest under this facility was being charged at the rate of 4.40% (LIBOR plus 2.40%). Additionally, California Lyon pays an annual loan facility fee of $375,000.

Under this facility, events of defaults include any default or event of default under the credit agreement between the lender and one of the limited partnerships described below.

$40 Million Revolving Credit Facility

This facility has an “initial maturity” in September 2002. After that date: a) the maximum commitment under the facility reduces at the rate of $5 million per quarter beginning December 2002, and b) advances may only be used to complete previously approved projects subject to the borrowing base as of the initial maturity date. Interest under this facility is payable monthly at a rate equal to the lender’s “prime rate.” At June 30, 2002, that rate was 4.75%. Also, California Lyon pays an annual commitment fee of $200,000, payable in quarterly installments. This facility includes a $5,000,000 sub-limit for the issuance of letters of credit to support residential projects owned and developed by California Lyon. We are currently in the process of negotiating a two-year extension of this credit facility.

$100 Million Revolving Credit Facility

This facility finally matures in September 2006, although after September 2004, advances under the facility may only be made to complete projects approved on or before such date.

Amounts outstanding under the facility bear interest, payable monthly, at prime plus 0.375%. As of June 30, 2002, interest under this facility was being charged at the rate of 5.125%. Additionally, California Lyon pays an annual commitment fee of $500,000, payable in quarterly installments.

This facility includes events of default typical of this type of facility, including cross defaults to our indebtedness, as well as events of default relating to the average sales prices of homes, maintenance of positive net income and specified ratios and changes in management.

DUXFORD’S WAREHOUSE FACILITY

To fund the origination of residential mortgage loans in support of California Lyon’s home building activities, Duxford Financial, Inc., a direct subsidiary of Delaware Lyon (although not a subsidiary of California Lyon) that will guarantee the notes (“Duxford”), and one of its unconsolidated joint ventures are parties to a mortgage warehouse revolving line of credit. The facility is secured by substantially all of the assets of each of the borrowers, including the mortgage loans held for sale, all rights of each of the borrowers with respect to contractual obligations of third party investors to purchase such mortgage loans, and all proceeds of sale of such mortgage loans. Duxford’s guarantee of the notes will be effectively subordinated to all of its indebtedness under the mortgage warehouse facility to the extent of the value of the assets securing that facility.

The mortgage warehouse facility provides for revolving loans of up to $20.0 million in the aggregate outstanding at any time, $15 million of which is committed (lender obligated to lend if stated conditions are satisfied) and $5 million of which is not committed (lender advances are optional even if stated conditions are otherwise satisfied). Advances under the facility are subject to various limitations, including conformity of the mortgage loan being funded to FHA, VA, FNMA and/or FHLMC guidelines, with certain exceptions, the existence of an ultimate committed third party purchaser for the mortgage loan, and a maximum advance per mortgage loan generally equal to the lesser of the principal balance of the loan less amounts being disbursed to the borrower thereunder and 99% of the purchase price to be paid for the loan by the required committed third party purchaser.

Description of certain indebtedness

Each advance under the facility bears interest at the interest rate applicable to the mortgage loan being funded, with a floor of one month LIBOR and a cap of one month LIBOR plus 2.75%. Each advance under the facility is generally due and payable at the earlier of 45 days after the advance is made, the date the mortgage loan is sold to a third party purchaser, the date the mortgage loan becomes past due 60 days or more, or the date upon which the facility terminates, whether at maturity or upon borrower default. The scheduled maturity of the mortgage warehouse facility is May 31, 2003.

The facility also requires Duxford to maintain certain financial covenants, including maintaining a combined tangible net worth, as defined, of at least $1.5 million, a combined net worth, as defined, meeting or exceeding the greater of $1.5 million and 5% of combined total liabilities, as defined, and liquidity, as defined, meeting or exceeding $1.0 million.

At June 30, 2002, the outstanding balance on the mortgage warehouse line of credit was $4.0 million.

LIMITED PARTNERSHIP FACILITIES

As of June 30, 2002, California Lyon was the general partner of seven active unconsolidated joint venture limited partnerships that have incurred land acquisition and development debt pursuant to separate credit facilities. As of June 30, 2002, the total amount outstanding under these limited partnership facilities totaled $74.5 million. The limited partnership facilities are secured by deeds of trust on the respective limited partnership’s project as well as security interests in various of the limited partnership’s ancillary rights and personal property. As a general partner, California Lyon may be liable for a joint venture’s liabilities and obligations should the joint venture fail or be unable to pay these liabilities or obligations. Any liability of California Lyon as a general partner would be an unsecured obligation, pari passu with its obligation with respect to the notes.

Generally, these limited partnership credit facilities are subject to project-specific limitations on the amount of advances similar to the borrowing base and concentration limitations described above with respect to California Lyon’s revolving credit facilities. The limited partnership facilities generally have final maturities relating to the contemplated completion of the specific project, with specific advances becoming due earlier as a function of the passage of time or when the related collateral is sold or otherwise becomes ineligible as collateral.

Interest on the limited partnership facilities generally is payable monthly at rates ranging from prime to prime plus  1/2% per annum. Actual interest rates applicable under these limited partnership facilities as of June 30, 2002, ranged from approximately the prime rate per annum (4.75%) to prime plus  1/2% per annum (5.25%).

Some of the credit facilities contain financial covenants applicable to California Lyon, as general partner, or Delaware Lyon. Under the most restrictive financial covenants under the credit facilities, Delaware Lyon must maintain:

➢	A minimum tangible net worth, as defined, of $120.0 million, adjusted upwards quarterly by 50% of Delaware Lyon’s net income after March 31, 2002;

➢	A ratio of total indebtedness to tangible net worth, each as defined, of less than 3:0 to 1:0; and

➢	Minimum liquidity, as defined, of at least $10.0 million.

A number of financial covenants relate to California Lyon, including covenants requiring the maintenance of a specified tangible net worth, specified financial ratios, liquidity, and cash reserves. In addition to typical events of default, including cross-defaults, some of the limited partnership facilities specify changes in ownership or management.

Delaware Lyon has provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. These repayment guarantees will only become effective upon repayment of the 12 1/2% Senior Notes. We anticipate that the lender who holds these repayment guarantees will terminate them prior to the consummation of this offering. Delaware Lyon has also provided unsecured environmental indemnities to some of the lenders under the limited partnership facilities. Delaware Lyon’s liability under its guarantees or its indemnities would be unsecured obligations, pari passu with Delaware Lyon’s guarantee of the notes.

Description of the notes

As used below in this “Description of the notes” section, the “Issuer” means William Lyon Homes, Inc., a California corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the notes described in this offering memorandum (the “Notes”) under an Indenture, dated as of                     , 2002 (the “Indenture”), among the Issuer, the Guarantors and                     , as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on                     , 2012. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on                      and                      of each year, commencing on                     , 2003, to Holders of record at the close of business on                      or                     , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $200.0 million is being issued in this offering. The Issuer may issue additional Notes of up to $150.0 million aggregate principal amount having identical terms and conditions to the Notes being issued in this offering (the “Additional Notes”), subject to compliance with the “Limitations on Additional Indebtedness” covenant described below. Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will vote on all matters as one class with the Notes being issued in this offering, including, without limitation, waivers, amendments, redemptions and offers to purchase. For purposes of this “Description of the Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor (including Indebtedness under the Credit Facilities) to the extent of the value of the assets securing such Indebtedness.

Description of the notes

The Notes will also be structurally subordinated to all existing and future obligations, including Indebtedness, of Joint Ventures and any Unrestricted Subsidiaries. Claims of creditors of Joint Ventures and Unrestricted Subsidiaries, including trade creditors and holders of Indebtedness, will generally have priority as to the assets of those Joint Ventures and Unrestricted Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of June 30, 2002, on a pro forma basis, the Issuer would have had approximately $111.6 million aggregate principal amount of secured Indebtedness and approximately $49.3 million of undrawn borrowings available under the Credit Facilities. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Parent and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

Note Guarantees

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by the Guarantors.

Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries will not be Guarantors. In addition, under certain circumstances, our Joint Ventures could become non-Guarantor Restricted Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of the Indenture, all of the Parent’s Subsidiaries (other than Duxford Title Reinsurance Company), including the Issuer, will be “Restricted Subsidiaries,” and the Parent and all of the Restricted Subsidiaries (other than the Issuer) will be Guarantors. Under the circumstances described below under the subheading “—Certain Covenants—Designation of Unrestricted Subsidiaries,” the Parent will be permitted to designate some of its other Subsidiaries (other than the Issuer) as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will generally not be subject to the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is Designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•
the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Parent for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Facilities permitted under clause (1) of “—Certain Covenants —Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Associated with the Notes and the Offering—The guarantees of our subsidiaries may be avoidable as fraudulent transfers and any new guarantees may be avoidable as preferences.” Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Parent and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “—Certain Covenants—Limitations on Asset Sales.” In addition, the Indenture will provide that any Subsidiary Guarantor that is Designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary

Description of the notes

Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to                     , 2007. At any time on or after                     , 2007, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning                      of the years indicated:

Year	Optional Redemption Price

2007	%
2008	%
2009	%
2010 and thereafter	100.000%

At any time prior to                     , 2005, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to         % of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under “—Optional Redemption,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1)  describing the transaction or transactions that constitute the Change of Control;

(2)  offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30

Description of the notes

days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)  describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer or the Parent will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Parent, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness
The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).

Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)  Indebtedness of the Parent and any Restricted Subsidiary under the Credit Facilities and Indebtedness of Restricted Joint Ventures in an aggregate amount at any time outstanding (whether incurred under the Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $215.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

Description of the notes

(2)  the Notes and the Note Guarantees issued on the Issue Date;

(3)  Indebtedness of the Parent and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4)  Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)  Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Parent or the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Issuer’s obligations under the Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)  Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)  Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $15 million;

(8)  Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10)  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (2) or (3) above or this clause (11);

(12)  the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Permitted Restricted Joint Venture Indebtedness and Indebtedness incurred pursuant to clause (8), (13), or (15) hereof or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception) of a Restricted Subsidiary, in the case of the Parent, or of the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this covenant;

(13)  Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

(14) Indebtedness of the Parent or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million at any time outstanding; and

(15) Indebtedness of Consolidated Joint Ventures in an aggregate amount at any time outstanding not to exceed $115.0 million less the aggregate amount of liabilities that would constitute Indebtedness of the Parent and the Restricted Subsidiaries but for clause (c) of the last paragraph of the definition of “Indebtedness” on the date of determination.

Description of the notes

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Ratio Exception, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above and (b) Indebtedness of Joint Ventures on the date they become Consolidated Joint Ventures shall be deemed to have been incurred under clause (15) above.

Limitations on Restricted Payments
The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)  a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)  the Parent cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

(3)  the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3) or (5) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)  50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)  100% of the aggregate net cash proceeds received by the Parent either (x) as contributions to the common equity of the Parent after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with the second paragraph under “—Optional Redemption,” plus

(c)  the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(d)  in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

Description of the notes

(e)  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced, plus

(f)  $5.0 million.

The foregoing provisions will not prohibit:

(1)  the payment by the Parent or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)  so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)  so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Parent or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)  so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year; or

(5)  repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

provided that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Maintenance of Consolidated Tangible Net Worth
If the Parent’s Consolidated Tangible Net Worth declines below $75.0 million (the “Minimum Tangible Net Worth”) at the end of any fiscal quarter, the Parent must deliver an Officers’ Certificate to the Trustee within 55 days after the end of that fiscal quarter (100 days after the end of any fiscal year) to notify the Trustee. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a “Deficiency Date”), the Parent’s Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth of the Parent, then the Issuer must make an offer (a “Net Worth Offer”) to all Holders of Notes to purchase 10% of the aggregate principal amount of the Notes originally issued (the “Net Worth Offer Amount”) at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the date the Issuer is required to make the Net Worth Offer, capital in cash or Cash Equivalents is contributed for Qualified Equity Interests sufficient to increase the Parent’s Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or above the Minimum Tangible Net Worth.

The Issuer must make the Net Worth Offer no later than 65 days after each Deficiency Date (110 days if such Deficiency Date is the last day of the Parent’s fiscal year). The Net Worth Offer is required to remain open for a period of 20 Business Days following its commencement or for such longer period as required by law. The Issuer is required to purchase the Net Worth Offer Amount of the Notes on a designated date no later than five Business Days after the termination of the Net Worth Offer, or if less than the Net Worth Offer Amount of Notes shall have been tendered, all Notes then tendered.

Description of the notes

If the aggregate principal amount of Notes tendered exceeds the Net Worth Offer Amount, the Issuer is required to purchase the Notes tendered to it pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased).

In no event will the failure of the Parent’s Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Issuer may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100% of the principal amount (excluding premium) of the Notes redeemed by the Issuer prior to the purchase (otherwise than under this provision). The Issuer, however, may not credit Notes that have been previously used as a credit against any obligation to repurchase Notes pursuant to this provision.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Net Worth Offer” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Net Worth Offer” provisions of the Indenture by virtue of this compliance.

If a Net Worth Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Net Worth Offer. In addition, we cannot assure you that the Issuer will be able to obtain the consents necessary to consummate a Net Worth Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The Parent’s Consolidated Tangible Net Worth, on a pro forma basis, was approximately $141.2 million as of June 30, 2002.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries
The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer) to:

(a)  pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)  make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(c)  transfer any of its assets to the Parent or any other Restricted Subsidiary;

except for:

(1)  encumbrances or restrictions existing under or by reason of applicable law;

(2)  encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3)  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)  encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(5)  restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)  restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7)  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(8)  encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

Description of the notes

(9)  customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)  Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)  Non-Recourse Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(12)  customary restrictions in other Indebtedness incurred in compliance with the covenant described under  “—Limitations on Additional Indebtedness;” provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such  encumbrances and restrictions than those contained in the existing agreements referenced in clause (4) above; and

(13) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates
The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)  such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary; and

(2)  the Parent delivers to the Trustee:

(a)  with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $2.0 million, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b)  with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $10.0 million or more, the certificates described in the preceding clause (b) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Parent or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)  transactions exclusively between or among (a) the Parent and one or more Restricted Subsidiaries or  (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)  reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

Description of the notes

(3)  the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent);

(4)  loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(5)  any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

(6)  Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments” and Permitted Investments (other than any Permitted Investment made in accordance with clause (13) of the definition of “Permitted Investments” to the extent that such Permitted Investment is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent));

(7)  licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); or

(8)  sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate.

Limitations on Liens
The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Parent or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

(1)  in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)  in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales
The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)  the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)  at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)  the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)  the amount of any obligations received from such transferee that are within 60 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

Description of the notes

(c)  the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Parent or any Restricted Subsidiary engages in an Asset Sale, the Parent or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)  repay any Indebtedness under the Credit Facilities and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability of such revolving credit facility;

(2)  repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3)  invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Parent or any Restricted Subsidiary in the Permitted Business.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)  the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)  the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)  if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)  upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

Description of the notes

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries
The Parent may designate any Subsidiary of the Parent (other than the Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)  the Parent would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)  has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2)  is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (i) are no less favorable to the Parent or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (ii) would be permitted as (a) an Affiliate Transaction under and in compliance with “—Limitations on Transactions with Affiliates”, (b) an Asset Sale under and in compliance with “—Limitations on Asset Sales”, (c) a Permitted Investment or (d) an Investment under and in compliance with “—Limitations on Restricted Payments”;

(3)  is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Parent shall be in default of the applicable covenant.

Notwithstanding the foregoing, the Parent may Designate a Subsidiary as an Unrestricted Subsidiary without complying with the first two paragraphs of this covenant if (a) such Subsidiary is a Consolidated Joint Venture and (b) such Designation is made within 30 days of such Joint Venture becoming a Subsidiary. Any such Unrestricted Subsidiary shall, however, be required subsequent to such Designation to comply with the immediately preceding paragraph; provided that such Unrestricted Subsidiary shall not be deemed to be in violation of the requirements set forth in the second paragraph of this covenant to the extent that the Indebtedness, obligation, agreement or other arrangement that would otherwise violate such paragraph was in existence at the time such Joint Venture became a Subsidiary as in effect at such time.

The Parent may not Designate the Issuer as an Unrestricted Subsidiary. As of the Issue Date, the Parent shall be deemed to have Designated Duxford Title Reinsurance Company as an Unrestricted Subsidiary.

The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

Description of the notes

(2)  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Trustee and certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.
Neither the Parent nor the Issuer will, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Issuer’s jurisdiction of incorporation, as the case may be, to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Issuer or the Issuer and the Restricted Subsidiaries that are Subsidiaries of the Issuer (taken as a whole), as the case may be, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)  either:

(a)  the Parent or the Issuer, as the case may be, will be the surviving or continuing Person; or

(b)  the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer or the Parent, as the case may be, under the Notes or the Parent’s Note Guarantee, as applicable, and the Indenture; provided that, in the case of the Issuer, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(2)  immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Parent or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Parent immediately prior to such transaction (disregarding the effect of fees, commissions, discounts, taxes and other amounts payable in respect of such transaction) and (b) the Parent or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Parent or the Issuer, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “—Note Guarantees,” no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

(1)  either:

(a)  such Subsidiary Guarantor will be the surviving or continuing Person; or

(b)  the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Note Guarantee of such Subsidiary Guarantor and the Indenture; and

(2)  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Description of the notes

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Issuer, as the case may be.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary (other than the Issuer) may merge into the Parent or another Restricted Subsidiary.

Additional Note Guarantees
If, after the Issue Date, (a) the Parent or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary and (ii) a Joint Venture that has become a Restricted Subsidiary because of a change in GAAP relating to consolidation) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Parent shall cause such Restricted Subsidiary to:

(1)  execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)  deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business
The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports
Whether or not required by the SEC, so long as any Notes are outstanding, the Parent will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1)  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)  all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file these reports.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

Description of the notes

Events of Default

Each of the following is an “Event of Default”:

(1)  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)  failure by the Parent or the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or in respect of its obligations to make a Change of Control Offer as described above under “—Change of Control”;

(4)  failure by the Parent or the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)  is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b)  results in the acceleration of such Indebtedness prior to its express final maturity or

(c)  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

(6)  one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)  the Parent, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)  commences a voluntary case,

(b)  consents to the entry of an order for relief against it in an involuntary case,

(c)  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)  makes a general assignment for the benefit of its creditors;

(8)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)  is for relief against the Parent, the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)  appoints a Custodian of the Parent, the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Issuer or any Significant Subsidiary, or

(c)  orders the liquidation of the Parent, the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9)  the Note Guarantee of the Parent or any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

Description of the notes

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)  has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)  rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)  the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)  the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4)  the Legal Defeasance provisions of the Indenture.

Description of the notes

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

(2)  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)  the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5)  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound,

(6)  the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)  the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Description of the notes

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1)  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)  (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)  the Issuer has paid all sums payable by it under the Indenture,

(c)  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d)  the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that:

(a)  no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Parent or the Issuer under the heading “—Change of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b)  without the consent of each Holder affected, the Issuer, the Guarantors and the Trustee may not:

(1)  change the maturity of any Note;

(2)  reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)  reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

Description of the notes

(4)  make any Note payable in money or currency other than that stated in the Notes;

(5)  modify or change any provision of the Indenture or the related definitions to subordinate the Notes or any Note Guarantee to other Indebtedness in a manner that adversely affects the Holders;

(6)  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)  impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8)  release the Parent from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9)  make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder, to comply with SEC rules and regulations or changes to applicable law or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Concerning the Trustee

                         is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date (other than a Consolidated Joint Venture or a Restricted Joint Venture), Indebtedness of such Person and its

Description of the notes

Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means

(1)  an Investment by the Parent or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Parent or any Restricted Subsidiary, or

(2)  the acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)  transfers of cash or Cash Equivalents;

(2)  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the provisions described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3)  Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4)  the creation or realization of any Permitted Lien;

(5)  transactions in the ordinary course of business, including, without limitation, dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(6)  dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business; and

Description of the notes

(7)  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Borrowing Base” means, at any time of determination, the sum of the following without duplication:

(1)  100% of all cash and Cash Equivalents held by the Parent, any Restricted Subsidiary (other than a Consolidated Joint Venture) or any Restricted Joint Venture;

(2)  80% of the book value of Developed Land for which no construction has occurred;

(3)  90% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Parent) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Parent, less any deposits, down payments or earnest money;

(4)  85% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Parent) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Parent; and

(5)  50% of the costs of Entitled Land (other than Developed Land) on which improvements have not commenced, less mortgage Indebtedness (other than under a Credit Facility) applicable to such land;

provided that the aggregate amount of assets of a Restricted Joint Venture (whether or not it is a Restricted Subsidiary) comprising a portion of the Borrowing Base shall not exceed, at such time of determination, 125% of the amount of Permitted Restricted Joint Venture Indebtedness then outstanding of such Restricted Joint Venture.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)  marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(2)  demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)  commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Parent or an Affiliate of the Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

Description of the notes

(4)  repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)  investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following events:

(1)  the Parent shall cease to own beneficially and of record all of the Equity Interests of the Issuer;

(2)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Parent;

(3)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Parent was approved by a vote of the majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

(4)  (a) all or substantially all of the assets of the Parent and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Parent consolidates or merges with or into another Person other than a Permitted Holder or any Person other than a Permitted Holder consolidates or merges with or into the Parent, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Parent immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Parent or the surviving or transferee Person; or

(5)  the Parent or the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Parent or the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1)  Consolidated Net Income, plus

(2)  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Issuer) only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer or the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)  Consolidated Income Tax Expense,

(b)  Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)  Consolidated Depreciation Expense,

(d)  Consolidated Interest Expense and interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”, and

Description of the notes

(e)  all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)  the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any Preferred Stock, in each case of the Parent or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)  any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Parent or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2)  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

Description of the notes

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Parent and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”) of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2)  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)  the net costs associated with Hedging Obligations,

(4)  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)  the interest portion of any deferred payment obligations,

(6)  all other non-cash interest expense,

(7)  the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Parent or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(8)  all interest payable with respect to discontinued operations, and

(9)  all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Parent or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”).
“Consolidated Joint Venture” means a Joint Venture in existence on the Issue Date which becomes a Subsidiary because of a change in GAAP relating to consolidation.
“Consolidated Joint Venture Indebtedness” means Indebtedness of Consolidated Joint Ventures included on the consolidated balance sheet of the Parent and its Restricted Subsidiaries.
“Consolidated Net Income” for any period means the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)  the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(2)  except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

Description of the notes

(3)  the net income of any Restricted Subsidiary (other than the Issuer) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)  that portion of the net income of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor and is not a Wholly-Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(5)  for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(6)  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (b) any Asset Sale by the Parent or any Restricted Subsidiary; and

(7)  other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Credit Facilities” means (i) the Loan Agreement dated as of September 25, 2000 between the Issuer and Residential Funding Corporation, (ii) the Master Loan Agreement dated as of August 31, 2000 between the Issuer and Guaranty Federal Bank, F.S.B, and (iii) the Revolving Line of Credit Loan Agreement dated as of September 21, 2000 between the Issuer and California Bank & Trust, in each case (i), (ii) and (iii), including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders. Notwithstanding the foregoing, “Credit Facilities” shall not include any agreements relating to Consolidated Joint Venture Indebtedness or Permitted Restricted Joint Venture Indebtedness.

Description of the notes

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries;” and “Designate” and “Designated” shall have correlative meanings.

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Developed Land” means all Entitled Land of the Parent, its Restricted Subsidiaries (other than Consolidated Joint Ventures) and the Restricted Joint Ventures which is undergoing active development or is ready for vertical construction.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption “—Change of Control” and such Equity Interests specifically provide that such Person will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “—Change of Control.”

“Entitled Land” means all land of the Parent, its Restricted Subsidiaries (other than Consolidated Joint Ventures) and the Restricted Joint Ventures (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Parent for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

Description of the notes

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). Notwithstanding the foregoing, the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness shall not be deemed to be a guarantee for purposes of this definition; provided that (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership was a Joint Venture which became a Subsidiary and which was Designated as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute guarantees but for this sentence on the date of determination exceeds $115.0 million less the aggregate amount of Indebtedness outstanding under clause (15) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be deemed to be guarantees by the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date. “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Parent and each Restricted Subsidiary of the Parent on the Issue Date (other than the Issuer), and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee. On the Issue Date, the Guarantors will be the Parent, California Equity Funding, Inc., a California corporation, PH-LP Ventures, a California corporation, Duxford Financial, Inc., a California corporation, Sycamore CC, Inc., a California corporation, Presley CMR, Inc., a California corporation, William Lyon Southwest, Inc., an Arizona corporation, PH-Reilly Ventures, a California corporation, Mountain Gate Ventures, Inc., an Arizona corporation, and OX I Oxnard, L.P., a California limited partnership.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

Description of the notes

“Indebtedness” of any Person at any date means, without duplication:

(1)  all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)  all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)  the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)  all Capitalized Lease Obligations of such Person;

(7)  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis;

(9)  all Attributable Indebtedness;

(10)  to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11)  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12)  the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly-Owned Restricted Subsidiaries).

Notwithstanding the foregoing, the following shall not be considered Indebtedness: (a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (c) the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness; provided that, in the case of this clause (c), (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership is a Consolidated Joint Venture which was Designated as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute Indebtedness but for this clause (c) on the date of determination exceeds $115.0 million less the aggregate amount of Indebtedness outstanding under clause (15) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be considered Indebtedness of the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue

Description of the notes

Date, and (d) completion guarantees entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Parent who

(1)  is independent with respect to the transaction at issue;

(2)  does not have any material financial interest in the Parent or any of its Affiliates (other than as a result of holding securities of the Parent); and

(3)  has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Parent or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the Board of Directors of the Parent or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Parent’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investments” of any Person means:

(1)  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)  all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)  the Designation of any Subsidiary as an Unrestricted Subsidiary.

Description of the notes

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Parent or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“Issue Date” means                     , 2002, the date on which the Notes are originally issued.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries owns, directly or indirectly, at least 10% of the Equity Interests.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Moody’s” means Moody’s Investors Service, Inc., and its successors; provided, that any reference to a particular rating by Moody’s shall be construed to apply to the corresponding rating of any successor.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)  brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)  provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)  amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)  payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate of the Parent delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

Description of the notes

“Parent” means William Lyon Homes, a Delaware corporation.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantee of such Guarantor, as applicable.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Issue Date as described in this offering memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Holders” means General William Lyon, his wife, his lineal descendants and his other close family members, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and any trust for the benefit of him, his wife, his lineal descendants or his other close family members.

“Permitted Investment” means:

(1)  Investments by the Parent or any Restricted Subsidiary in (a) the Issuer or any Guarantor or (b) in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Issuer or a Guarantor;

(2)  Investments in the Parent by any Restricted Subsidiary;

(3)  loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2.0 million at any one time outstanding;

(4)  Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness”;

(5)  Cash Equivalents;

(6)  receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)  Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;

(9)  lease, utility and other similar deposits in the ordinary course of business;

(10)  Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11)  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(12)  Investments in existence on the Issue Date;

(13)  Investments (with each Investment being valued as of the date made and without regard to subsequent changes in value) made by the Parent or any Restricted Subsidiary in Joint Ventures, Consolidated Joint Ventures, Restricted Joint Ventures or in Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed the sum of (x) 15% of the Parent’s Consolidated Tangible Net Worth at September 30, 2002 plus (y) in the case of the disposition or repayment of or return on any Investment that was made in a Joint Venture prior to the Issue Date, an amount equal to the return of capital with respect to such Investment (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

Description of the notes

(14)  completion guarantees entered into in the ordinary course of business;

(15)  the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and

(16)  other Investments in an aggregate amount not to exceed $5.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (16) above shall be deemed to be reduced:

(a)  upon the disposition or repayment of or return on any Investment made pursuant to clause (16) above, by an amount equal to the return of capital with respect to such Investment to the Parent or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (16) above.

“Permitted Liens” means the following types of Liens:

(1)  (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(5)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(6)  bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7)  leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(8)  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9)  Liens securing all of the Notes and Liens securing any Note Guarantee;

(10)  Liens in favor of the Trustee under and as permitted by the Indenture;

(11)  Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

Description of the notes

(12)  Liens in favor of the Issuer or a Guarantor;

(13)  Liens securing Indebtedness under the Credit Facilities incurred pursuant to clause (1) of “—Limitations on Additional Indebtedness”;

(14)  without limiting any other clause in this definition of “Permitted Liens,” Liens securing Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all Consolidated Indebtedness of the Parent and the Restricted Subsidiaries secured by Liens (including all Indebtedness permitted to be secured by the other provisions of this definition, but excluding Non-Recourse Indebtedness) shall not exceed 30% of Consolidated Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof);

(15)  Liens securing Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(16)  Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(17)  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directed Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

(18)  Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19)  Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Parent or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(20)  Liens securing Consolidated Joint Venture Indebtedness permitted to be incurred under the Indenture; provided that, with respect to Indebtedness of any particular Consolidated Joint Venture, such Liens do not extend to assets other than those of the Consolidated Joint Venture;

(21) Liens securing Permitted Restricted Joint Venture Indebtedness permitted to be incurred under the Indenture; provided that, with respect to Indebtedness of any particular Restricted Joint Venture, such Liens do not extend to assets other than those of the Restricted Joint Venture;

(22)  Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directed Related Assets);

(23)  attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(24)  easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(25)  zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

Description of the notes

(26)  Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness; and

(27)  any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture.

“Permitted Restricted Joint Venture Indebtedness” means Indebtedness of a Restricted Joint Venture incurred pursuant to clause (1) of “—Limitations on Additional Indebtedness”.

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)  as to which neither the Parent nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in the case of clause (a) or (b), obligations of the Parent or any Restricted Subsidiary arising as a result of being the general partner of such Unrestricted Subsidiary to the extent such obligations do not constitute Indebtedness of the Parent or such Restricted Subsidiary in accordance with the definition of “Indebtedness”; and

(2)  as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Parent or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Parent or financed, directly or indirectly, using funds (1) borrowed from the Parent or any Subsidiary of the Parent until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Parent or any Subsidiary of the Parent (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests; provided, however, that cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

Description of the notes

“Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)  if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2)  the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(3)  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(4)  the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Restricted Joint Venture” means a partnership formed after the Issue Date which, at the time of its formation, constituted a Joint Venture (whether or not it subsequently becomes a Restricted Subsidiary) and of which the Issuer or any Guarantor is a general partner, to the extent that (i) the Indebtedness of such partnership is secured by assets whose Fair Market Value on the date of determination exceed the amount of such Indebtedness and (ii) the general partner has not otherwise guaranteed or assumed such Indebtedness.

“Restricted Payment” means any of the following:

(1)  the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)  the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

Description of the notes

(3)  any Investment other than a Permitted Investment; or

(4)  any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors; provided, that any reference to a particular rating by S&P shall be construed to apply to the corresponding rating of any successor.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary (other than the Issuer) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary (other than the Issuer) that, when aggregated with all other Restricted Subsidiaries (other than the Issuer) that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent.

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit” means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Parent, any Restricted Subsidiary (other than Consolidated Joint Ventures) or any Restricted Joint Venture for sale in the ordinary course of business.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

Description of the notes

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

The Notes will be represented by one or more global Notes (the “Global Notes”) in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised us as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anònyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of the Notes will not be entitled to have the Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the Trustee has or will have any responsibility or liability for the payment of such amounts to

Description of the notes

beneficial owners of the Notes (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form. In addition, if (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither we nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

United States federal income tax considerations for non-U.S. holders of the notes

GENERAL

The following is a general discussion of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes by an investor who is a “Non-U.S. Holder,” as such term is defined below, and who acquires the notes pursuant to this offering.

A “Non-U.S. Holder” is a beneficial owner of a note that is for United States federal income tax purposes, either a nonresident alien or a corporation, estate or trust that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of a note who is for United States federal income tax purposes

➢	an individual who is a citizen or resident of the United States,

➢	a corporation created in, or organized under the laws of, the United States or any state or political subdivision thereof,

➢	an estate the income of which is subject to United States federal income taxation regardless of its source, or

➢
a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person under the Internal Revenue Code of 1986, as amended (the “Code”) in effect immediately prior to such date and has made a valid election to be treated as a United States person under the Code.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes.

This summary assumes that investors will hold their notes as “capital assets” under the Code, (generally, property held for investment) and does not discuss special situations, such as those of broker-dealers, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, partnerships or other passthrough entities, insurance companies, certain former citizens or former long term residents of the United States, or persons holding notes as part of a hedging or conversion transaction, a straddle, a constructive sale or synthetic securities transactions or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, the discussion below is based upon the provisions of the Code, Internal Revenue Services (“IRS”) rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. We have not sought and do not intend to seek, any ruling from the IRS with respect to the tax consequences, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

PROSPECTIVE NON-U.S. HOLDERS OF SENIOR NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

PAYMENT OF INTEREST

This discussion assumes, based upon the description of the DTC’s book-entry procedures discussed in the section entitled “Description of the Notes—Book-Entry, Delivery and Form of Notes” that upon issuance and throughout the term, all the notes will be in registered form within the meaning of the Code and applicable Treasury regulations. Assuming that a Non-U.S. Holder’s income and gain on a note are not effectively connected with the conduct by

United States federal income tax considerations for non-U.S. holders of the notes such Non-U.S. Holder of a trade or business in the United States, the payment to a Non-U.S. Holder of interest on the note will not be subject to U.S. federal withholding tax pursuant to the “portfolio interest exception,” provided that

➢
the Non-U.S. Holder (A) does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock entitled to vote, (B) is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and (C) is not a bank that received the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

➢
either (A) the beneficial owner of the notes certifies to us or our paying agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution that holds the notes on behalf of such Non-U.S. Holder in the ordinary course of its trade or business (a “financial institution”) certifies under penalties of perjury that such a IRS Form W-8BEN (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY (or suitable substitute form) if it has entered into an agreement with the IRS to be treated as a qualified intermediary.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such Non-U.S. Holder will be subject to a 30 percent United States federal withholding tax, unless the beneficial owner of the note provides us or our paying agent, as the case may be, with a properly executed (i) IRS Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in the rate of withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI (or a suitable substitute form) providing a United States identification number and stating that interest paid on the note is effectively connected with the beneficial owner’s conduct of a trade or business in the United States.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, and, where an income tax treaty applies, such interest is attributable to a United States permanent establishment, such Non-U.S. Holder, will be subject to U.S. federal income tax on such interest on a net basis at applicable graduated individual or corporate rates. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits, subject to adjustment, for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

SALE, REDEMPTION, RETIREMENT OR OTHER TAXABLE DISPOSITION OF THE NOTES

A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a note unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, and, where an income tax treaty applies, attributable to a United States permanent establishment or, (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

If a Non-U.S. Holder of a note is engaged in the conduct of a trade or business in the United States, gain on the disposition of the note that is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, is attributable to a United States permanent establishment, will be taxed on a net basis at applicable graduated individual or corporate rates. Effectively connected gain of a foreign corporation may, under certain circumstances, be subject as well to a branch profits tax at a rate of 30 percent or a lower applicable treaty rate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

We must report annually to the IRS and to each Non-U.S. Holder on IRS Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

United States federal income tax considerations for non-U.S. holders of the notes

Certain Non-U.S. Holders may, under applicable rules, be presumed to be U.S. persons. Unless such persons certify their non-United States status and furnish the payor necessary identifying information, interest paid to such holders of notes generally will be subject to backup withholding. Pursuant to recent tax legislation the rate of backup withholding tax is 30 percent until January 1, 2004 and will be reduced to 29 percent on January 1, 2004 and 28 percent on January 1, 2006.

The payment of proceeds from the disposition of a note, effected by or through a United States office of a broker is also subject to both backup withholding and information reporting unless a Non-U.S. Holder provides the payor with such Non-U.S. Holder’s name and address and either certifies non-United States status or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of a note by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50 percent or more of whose gross income is from a United States trade or business for a specified three-year period, or, a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50 percent of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the exemption is otherwise established.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.

FEDERAL ESTATE TAX

Subject to applicable estate tax treaty provisions, notes held by an individual Non-U.S. Holder will not be included in such holder’s gross estate for U.S. federal estate tax purposes if the interest on the notes qualifies for the “portfolio interest exemption” from U.S. federal income tax under the rules described above. The United States federal estate tax generally has been repealed for decedents dying in 2010. Unless extended by new legislation, however, the repeal expires and the United States federal estate tax is reinstated beginning January 1, 2011.

Non-U.S. Holders of the notes are urged to consult their tax advisors in determining the tax consequences to them of the purchase, ownership, and disposition of the notes, including the application to their particular situations of the United States federal income tax considerations discussed in this prospectus and the application of state, local, foreign, or other tax laws.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof, the underwriters named below, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes listed opposite their respective names:

Underwriters	Principal Amount of Notes

UBS Warburg LLC	$
Salomon Smith Barney Inc.	$

$200,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the notes if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters propose to offer the notes directly to the public initially at the offering price set forth on the cover page of this prospectus. The underwriters may offer the notes to securities dealers at that price less a concession not in excess of $       per $1,000 note. Securities dealers may reallow a concession not in excess of $       per $1,000 note on sales to certain other brokers or dealers. The underwriters reserve the right to reject any order for the purchase of the notes. If all of the notes are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The following table shows the underwriters’ discounts and commissions we have agreed to pay to the underwriters in connection with this offering:

Per $1,000 note	$
Total	$

We have been advised by the underwriters that they intend to make a market in the notes but they are not obligated to do so and may stop their market making at any time. Liquidity of the trading markets for the notes cannot be assured.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, the notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a particular dealer for distributing the notes in the offering if the dealer repurchases previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of theses activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or elsewhere.

We estimate that the expenses we will incur in connection with the sale of the notes, other than underwriting discounts, will be $1 million. This estimate includes expenses relating to the filing fee for the registration statement, printing, rating agency fees, trustees’ fees and accounting and legal fees, among other expenses.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In the ordinary course of their respective businesses, the underwriters and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with us or our affiliates, including the provision of certain advisory services and the making of loans to us and our affiliates.

Legal matters

The validity of the notes offered hereby will be passed upon for us by Irell & Manella LLP, Newport Beach, California. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel, New York, New York.

Experts

Our financial statements appearing and incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and incorporated by reference. Such financial statements have been included herein and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We are subject to the information reporting requirements of the Exchange Act. You may read our reports and other filings at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may request copies of those documents at prescribed rates by writing to the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The site’s address is http://www.sec.gov. You also may request copies of our documents, which will be provided to you at no cost, by writing or telephoning us as follows: Corporate Secretary, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660, telephone (949) 833-3600.

Incorporation of certain documents by reference

The SEC allows us to ‘‘incorporate by reference’’ the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any information that we file later with the SEC will automatically update and supercede this information. The documents we incorporate by reference are:

•	Delaware Lyon’s Annual Report on Form 10-K for the year ended December 31, 2001;
•	Delaware Lyon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and.
•	Delaware Lyon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

All documents that Delaware Lyon files with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the notes offered by this prospectus, shall be deemed to be incorporated by reference into, and to be a part of, this prospectus from the date such documents are filed with the SEC.

Any statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supercedes the statement. Any statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address: William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, CA 92660, (949) 833-3600.

Required schedules
Schedules are omitted as the required information is not present, is not present in sufficient amounts, or is included in the Consolidated Financial Statements or Notes thereto.

William Lyon Homes

CONSOLIDATED BALANCE SHEETS
(in thousands except number of shares and par value per share)

	June 30, 2002	December 31, 2001

	(unaudited)
ASSETS

Cash and cash equivalents	$14,004	$19,751
Receivables	26,580	26,224
Real estate inventories	405,072	294,678
Investments in and advances to unconsolidated joint ventures—Note 2	47,464	66,753

Property and equipment, less accumulated depreciation of $4,884 and $4,309 at June 30, 2002 and December 31, 2001, respectively	2,434	2,171
Deferred loan costs	2,492	2,831
Goodwill—Note 1	5,896	5,896
Other assets	21,719	15,405

	$525,661	$433,709

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$28,176	$19,346
Accrued expenses	32,659	42,276
Notes payable	238,795	151,191
12 1/2% Senior Notes due July 1, 2003 — Note 3	70,279	70,279

	369,909	283,092

Stockholders’ equity—Notes 1 and 5

Common stock, par value $.01 per share; 30,000,000 shares authorized; 10,323,914 and 10,619,399 shares issued and outstanding at June 30, 2002 and December 31, 2001, respectively	103	106
Additional paid-in capital	122,028	127,035
Retained earnings	33,621	23,476

	155,752	150,617

	$525,661	$433,709

See accompanying notes.

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per common share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001

Operating revenue
Home sales	$126,886	$105,222	$217,035	$170,623
Lots, land and other sales	531	—	531	7,054
Management fees	2,038	1,428	3,554	3,098

	129,455	106,650	221,120	180,775

Operating costs
Cost of sales — homes	(110,027)	(87,543)	(187,121)	(142,564)
Cost of sales — lots, land and other	(678)	(290)	(869)	(4,192)
Sales and marketing	(5,207)	(4,677)	(9,905)	(8,358)
General and administrative	(7,643)	(8,119)	(15,596)	(16,902)
Amortization of goodwill — Note 1	—	(310)	—	(621)

	(123,555)	(100,939)	(213,491)	(172,637)

Equity in income of unconsolidated joint ventures — Note 2	3,603	3,493	5,508	7,298

Operating income	9,503	9,204	13,137	15,436
Interest expense, net of amounts capitalized	—	—	—	(227)
Other income, net	355	1,551	511	2,339

Income before provision for income taxes	9,858	10,755	13,648	17,548
Provision for income taxes — Note 1	(2,826)	(1,137)	(3,503)	(1,849)

Net income	$7,032	$9,618	$10,145	$15,699

Earnings per common share — Note 1
Basic	$0.68	$0.91	$0.97	$1.48

Diluted	$0.66	$0.90	$0.95	$1.47

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2002
(in thousands)
(unaudited)
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total

Balance—December 31, 2001	10,619	$106	$127,035	$23,476	$150,617
Issuance of common stock upon exercise of stock options —Note 5	121	1	1,058	—	1,059
Purchase and retirement of common stock—Note 5	(416)	(4)	(6,065)	—	(6,069)
Net income	—	—	—	10,145	10,145

Balance—June 30, 2002	10,324	$103	$122,028	$33,621	$155,752

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2002	2001

Operating activities
Net income	$10,145	$15,699
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	618	1,283
Equity in income of unconsolidated joint ventures	(5,508)	(7,298)
Provision for income taxes	3,503	1,849
Net changes in operating assets and liabilities:
Receivables	5,781	5,452
Real estate inventories	(84,141)	(58,143)
Deferred loan costs	339	(2,544)
Other assets	(6,314)	8,388
Accounts payable	8,830	786
Accrued expenses	(13,120)	(9,972)

Net cash used in operating activities	(79,867)	(44,500)

Investing activities
Investments in and advances to unconsolidated joint ventures	(7,145)	(6,620)
Distributions from unconsolidated joint ventures	18,787	11,249
Mortgage notes receivable originations/issuances	(117,902)	(87,858)
Mortgage notes receivable sales/repayments	124,920	91,847
Purchases of property and equipment	(881)	(393)

Net cash provided by investing activities	17,779	8,225

Financing activities
Proceeds from borrowing on notes payable	396,170	324,693
Principal payments on notes payable	(334,819)	(271,107)
Repurchase of 12 1/2% Senior Notes	—	(45,744)
Reissuance of 12 1/2% Senior Notes	—	43,715
Common stock issued for exercised options	1,059	159
Common stock purchased and retired	(6,069)	—

Net cash provided by financing activities	56,341	51,716

Net (decrease) increase in cash and cash equivalents	(5,747)	15,441
Cash and cash equivalents—beginning of period	19,751	14,711

Cash and cash equivalents—end of period	$14,004	$30,152

Supplemental disclosures of cash flow information
Cash paid during the period for interest, net of amounts capitalized	$(1,620)	$(809)

Contribution of land to unconsolidated joint venture	$—	$1,100

Issuance of notes payable for land acquisitions	$26,253	$—

See accompanying notes.

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

William Lyon Homes, a Delaware corporation, and subsidiaries (the “Company”) are primarily engaged in designing, constructing and selling single family detached and attached homes in California, Arizona and Nevada.

The unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. The consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The consolidated financial statements included herein should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

The interim consolidated financial statements have been prepared in accordance with the Company’s customary accounting practices. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a presentation in accordance with accounting principles generally accepted in the United States have been included. Operating results for the three and six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries and joint ventures. Investments in joint ventures in which the Company has a 50% or less ownership interest are accounted for using the equity method. The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company designs, constructs and sells a wide range of homes designed to meet the specific needs of each of its markets. For internal reporting purposes, the Company is organized into five geographic home building regions and its mortgage origination operation. Because each of the Company’s geographic home building regions has similar economic characteristics, housing products and class of prospective buyers, the geographic home building regions have been aggregated into a single home building segment.

The Company evaluates performance and allocates resources primarily based on the operating income of individual home building projects. Operating income of individual home building projects is defined by the Company as sales of homes, lots and land; less cost of sales, impairment losses on real estate, sales and marketing, and general and administrative expenses. Accordingly, operating income excludes certain items included in the determination of net income. All other segment measurements are disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Management fees represent fees earned in the current period from unconsolidated joint ventures in accordance with joint venture and/or operating agreements.

The amount paid for business acquisitions over the net fair value of assets acquired and liabilities assumed is reflected as goodwill and, until January 1, 2002 was being amortized on a straight-line basis over seven years. Accumulated amortization was $2,793,000 as of December 31, 2001. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill is no longer amortized but is subject to impairment tests in accordance with Statement No. 142. The Company performed its first required annual impairment test of goodwill as of January 1, 2002 and determined that goodwill was not impaired. As of June 30, 2002, there have been no indicators of impairment related to the

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Company’s goodwill. If Statement No. 142 had been adopted effective January 1, 2001, the pro forma impact of the nonamortization of goodwill on the results for 2001 would have been as follows (in thousands except per share data):

	Three Months Ended June 30, 2001	Six Months Ended June 30, 2001

Net income, as reported	$9,618	$15,699
Amortization of goodwill, net of tax	277	556

Net income, as adjusted	$9,895	$16,255

Net income per share, as adjusted:
Basic	$0.94	$1.54

Diluted	$0.92	$1.52

As of December 31, 2000, the Company had substantial net operating loss carryforwards for Federal tax purposes which were utilized to reduce taxable income during the year ended December 31, 2001. As a result of the reduction in the valuation allowance associated with such utilized net operating loss carryforwards, the Company’s overall effective tax rate for the three and six months ended June 30, 2001 was approximately 10.6% and 10.5%, respectively. At December 31, 2001, the Company had net operating loss carryforwards for Federal tax purposes of approximately $8,466,000 which expire in 2009. In addition, unused recognized built-in losses in the amount of $23,891,000 are available to offset future income and expire between 2009 and 2011. The utilization of these losses is limited to $3,235,000 of taxable income per year; however, any unused losses in any year may be carried forward for utilization in future years through 2011. The elimination during 2002 of the remaining valuation allowances for deferred tax assets reduces the Company’s estimated overall effective tax rate for the year ending December 31, 2002 from 38.3% to 25.7%. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited in the event of an “ownership change” under Federal tax laws and regulations.

Earnings per share amounts for all periods presented conform to Financial Accounting Standards Board Statement No. 128, “Earnings Per Share.” Basic and diluted earnings per common share for the three months ended June 30, 2002 are based on 10,306,910 and 10,606,034 weighted average shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the six months ended June 30, 2002 are based on 10,413,910 and 10,694,826 weighted average shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the three months ended June 30, 2001 are based on 10,576,048 and 10,723,811 weighted average shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the six months ended June 30, 2001 are based on 10,573,152 and 10,684,244 weighted average shares of common stock outstanding, respectively.

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of June 30, 2002 and December 31, 2001 and revenues and expenses for the periods presented. Accordingly, actual results could differ materially from those estimates in the near-term.

Note 2—Investments in and Advances to Unconsolidated Joint Ventures

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. Such joint ventures are 50% or less owned and not controlled by the Company and, accordingly, the financial statements of such joint ventures are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Income allocations and cash distributions to the Company from the unconsolidated joint ventures are based

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

on predetermined formulas between the Company and the joint venture partners as specified in the applicable partnership or operating agreements. Condensed combined financial information of these joint ventures as of June 30, 2002 and December 31, 2001 and for the three and six months ended June 30, 2002 and 2001 is summarized as follows:

CONDENSED COMBINED BALANCE SHEETS
(in thousands)

	June 30, 2002	December 31, 2001

	(unaudited)
ASSETS
Cash and cash equivalents	$13,231	$9,404
Receivables	632	5,711
Real estate inventories	282,799	294,698

	$296,662	$309,813

LIABILITIES AND OWNERS’ CAPITAL
Accounts payable	$23,883	$21,931
Accrued expenses	4,247	4,288
Notes payable	74,463	72,344
Advances from William Lyon Homes	4,655	11,768

	107,248	110,331

Owners’ capital
William Lyon Homes	42,809	54,985
Others	146,605	144,497

	189,414	199,482

	$296,662	$309,813

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Condensed Combined Statements of Income
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2001	2002	2001

Operating revenue
Home sales	$67,353	$58,365	$117,311	$109,534
Land sale	—	—	17,079	—

	67,353	58,365	134,390	109,534
Operating costs
Cost of sales—homes	(57,005)	(47,702)	(99,981)	(89,397)
Cost of sales—land	—	—	(13,542)	—
Sales and marketing	(2,300)	(2,097)	(4,731)	(3,899)

Operating income	8,048	8,566	16,136	16,238
Other income (expense), net	17	46	(30)	116

Net income	$8,065	$8,612	$16,106	$16,354

Allocation to owners
William Lyon Homes	$3,603	$3,493	$5,508	$7,298
Others	4,462	5,119	10,598	9,056

	$8,065	$8,612	$16,106	$16,354

Certain joint ventures have obtained financing from construction lenders which amounted to $74,463,00 at June 30, 2002. All of the joint ventures that have obtained such financing are in the form of limited partnerships of which the Company is the general partner. While historically all liabilities of these partnerships have been satisfied out of the assets of such partnerships and while the Company believes that this will continue in the future, the Company, as general partner, is potentially responsible for all liabilities and indebtedness of these partnerships. In addition, the Company has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. The Company has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees only become effective upon repayment of the outstanding 12 1/2% Senior Notes.

During the six months ended June 30, 2002, one of the joint ventures in which the Company is a general partner completed a land sale to the Company for $17,079,000 resulting in a profit of approximately $3,537,000, all of which was allocated to the Company’s outside partner as preferred return in accordance with the joint venture agreement.

Note 3—12 1/2% Senior Notes

The 12 1/2% Senior Notes are obligations of William Lyon Homes, a Delaware corporation (“Delaware Lyon”), and are unconditionally guaranteed on a senior basis by William Lyon Homes, Inc., a California corporation and a wholly-owned subsidiary of Delaware Lyon. However, William Lyon Homes, Inc. has granted liens on substantially all of its assets as security for its obligations under certain revolving credit facilities and other loans. Because the William Lyon Homes, Inc. guarantee is not secured, holders of the Senior Notes are effectively junior to borrowings under the revolving credit facilities with respect to such assets. Delaware Lyon and its consolidated subsidiaries are referred to collectively herein as the “Company.” Interest on the Senior Notes is payable on January 1 and July 1 of each year.

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Supplemental consolidating financial information of the Company, specifically including information for William Lyon Homes, Inc. is presented below. Investments in subsidiaries are presented using the equity method of accounting. Separate financial statements of William Lyon Homes, Inc. are not provided, as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of assets held and the operations of the combined groups.

CONSOLIDATING BALANCE SHEET

June 30, 2002
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

ASSETS
Cash and cash equivalents	$—	$11,826	$2,178	$—	$14,004
Receivables	—	7,500	19,080	—	26,580
Real estate inventories	—	396,834	8,238	—	405,072
Investments in and advances to unconsolidated joint ventures	—	14,718	32,746	—	47,464
Property and equipment, net	—	2,246	188	—	2,434
Deferred loan costs	1,289	1,203	—	—	2,492
Goodwill	—	5,896	—	—	5,896
Other assets	—	21,660	59	—	21,719
Investments in subsidiaries	153,406	51,546	—	(204,952)	—
Intercompany receivables	79,308	7,972	—	(87,280)	—

	$234,003	$521,401	$62,489	$(292,232)	$525,661

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$27,974	$202	$—	$28,176
Accrued expenses	—	30,666	1,993	—	32,659
Notes payable	—	233,804	4,991	—	238,795
12 1/2% Senior Notes	70,279	—	—	—	70,279
Intercompany payables	7,972	79,308	—	(87,280)	—

Total liabilities	78,251	371,752	7,186	(87,280)	369,909
Stockholders’ equity	155,752	149,649	55,303	(204,952)	155,752

	$234,003	$521,401	$62,489	$(292,232)	$525,661

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING BALANCE SHEET

December 31, 2001
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

ASSETS
Cash and cash equivalents	$—	$17,270	$2,481	$—	$19,751
Receivables	—	9,736	16,488	—	26,224
Real estate inventories	—	287,275	7,403	—	294,678
Investments in and advances to unconsolidated joint ventures	—	25,359	41,394	—	66,753
Property and equipment, net	—	1,944	227	—	2,171
Deferred loan costs	1,993	838	—	—	2,831
Goodwill	—	5,896	—	—	5,896
Other assets	—	15,348	57	—	15,405
Investments in subsidiaries	147,567	49,174	—	(196,741)	—
Intercompany receivables	79,308	7,972	—	(87,280)	—

	$228,868	$420,812	$68,050	$(284,021)	$433,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$19,114	$232	$—	$19,346
Accrued expenses	—	39,740	2,536	—	42,276
Notes payable	—	139,168	12,023	—	151,191
12 1/2% Senior Notes	70,279	—	—	—	70,279
Intercompany payables	7,972	79,308	—	(87,280)	—

Total liabilities	78,251	277,330	14,791	(87,280)	283,092
Stockholders’ equity	150,617	143,482	53,259	(196,741)	150,617

	$228,868	$420,812	$68,050	$(284,021)	$433,709

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Three Months Ended June 30, 2002
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$113,788	$13,629	$—	$127,417
Management fees	—	1,353	685	—	2,038

	—	115,141	14,314	—	129,455

Operating costs
Cost of sales	—	(98,932)	(11,773)	—	(110,705)
Sales and marketing	—	(4,421)	(786)	—	(5,207)
General and administrative	—	(7,589)	(54)	—	(7,643)

	—	(110,942)	(12,613)	—	(123,555)

Equity in income of unconsolidated joint ventures	—	1,485	2,118	—	3,603

Income from subsidiaries	7,032	3,851	—	(10,883)	—

Operating income	7,032	9,535	3,819	(10,883)	9,503
Other (expense) income, net	—	(658)	1,013	—	355

Income before provision for income taxes	7,032	8,877	4,832	(10,883)	9,858
Provision for income taxes	—	(2,826)	—	—	(2,826)

Net income	$7,032	$6,051	$4,832	$(10,883)	$7,032

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$94,490	$10,732	$—	$105,222
Management fees	—	868	560	—	1,428

	—	95,358	11,292	—	106,650

Operating costs
Cost of sales	—	(78,131)	(9,702)	—	(87,833)
Sales and marketing	—	(4,108)	(569)	—	(4,677)
General and administrative	—	(8,047)	(72)	—	(8,119)
Amortization of goodwill	—	(310)	—	—	(310)

	—	(90,596)	(10,343)	—	(100,939)

Equity in income of unconsolidated joint ventures	—	1,434	2,059	—	3,493

Income from subsidiaries	9,618	3,392	—	(13,010)	—

Operating income	9,618	9,588	3,008	(13,010)	9,204
Other income (expense), net	—	474	1,077	—	1,551

Income before provision for income taxes	9,618	10,062	4,085	(13,010)	10,755
Provision for income taxes	—	(1,137)	—	—	(1,137)

Net income	$9,618	$8,925	$4,085	$(13,010)	$9,618

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Six Months Ended June 30, 2002
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$192,035	$25,531	$—	$217,566
Management fees	—	2,418	1,136	—	3,554

	—	194,453	26,667	—	221,120

Operating costs
Cost of sales	—	(165,513)	(22,477)	—	(187,990)
Sales and marketing	—	(8,408)	(1,497)	—	(9,905)
General and administrative	—	(15,443)	(153)	—	(15,596)

	—	(189,364)	(24,127)	—	(213,491)

Equity in income of unconsolidated joint ventures	—	2,205	3,303	—	5,508

Income from subsidiaries	10,145	5,903	—	(16,048)	—

Operating income	10,145	13,197	5,843	(16,048)	13,137
Other (expense) income, net	—	(980)	1,491	—	511

Income before provision income taxes	10,145	12,217	7,334	(16,048)	13,648
Provision for income taxes	—	(3,503)	—	—	(3,503)

Net income	$10,145	$8,714	$7,334	$(16,048)	$10,145

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Six Months Ended June 30, 2001
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$159,016	$18,661	$—	$177,677
Management fees	—	1,556	1,542	—	3,098

	—	160,572	20,203	—	180,775

Operating costs
Cost of sales	—	(129,834)	(16,922)	—	(146,756)
Sales and marketing	—	(7,369)	(989)	—	(8,358)
General and administrative	—	(16,763)	(139)	—	(16,902)
Amortization of goodwill	—	(621)	—	—	(621)

	—	(154,587)	(18,050)	—	(172,637)

Equity in income of unconsolidated joint ventures	—	1,941	5,357	—	7,298

Income from subsidiaries	15,699	8,202	—	(23,901)	—

Operating income	15,699	16,128	7,510	(23,901)	15,436
Interest expense, net of amounts capitalized	—	(227)	—	—	(227)
Other income (expense), net	—	893	1,446	—	2,339

Income before provision for income taxes	15,699	16,794	8,956	(23,901)	17,548
Provision for income taxes	—	(1,849)	—	—	(1,849)

Net income	$15,699	$14,945	$8,956	$(23,901)	$15,699

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2002
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities
Net income	$10,145	$8,714	$7,334	$(16,048)	$10,145
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	561	57	—	618
Equity in income of unconsolidated joint ventures	—	(2,205)	(3,303)	—	(5,508)
Equity in earnings of subsidiaries	(10,145)	(5,903)	—	16,048	—
Provision for income taxes	—	3,503	—	—	3,503
Net changes in operating assets and liabilities:
Receivables	—	2,250	3,531	—	5,781
Intercompany receivables/payables	(704)	704	—	—	—
Real estate inventories	—	(83,306)	(835)	—	(84,141)
Deferred loan costs	704	(365)	—	—	339
Other assets	—	(6,312)	(2)	—	(6,314)
Accounts payable	—	8,860	(30)	—	8,830
Accrued expenses	—	(12,577)	(543)	—	(13,120)

Net cash (used in) provided by operating activities	—	(86,076)	6,209	—	(79,867)

Investing activities
Net change in investment in unconsolidated joint ventures	—	12,846	(1,204)	—	11,642
Payments on (issuance of) notes receivable, net	—	(14)	7,032	—	7,018
Purchases of property and equipment	—	(863)	(18)	—	(881)
Investment in subsidiaries	—	3,531	—	(3,531)	—
Advances to affiliates	5,010	—	—	(5,010)	—

Net cash provided by investing activities	5,010	15,500	5,810	(8,541)	17,779

Financing activities
Proceeds from borrowings on notes payable	—	278,282	117,888	—	396,170
Principal payments on notes payable	—	(209,899)	(124,920)	—	(334,819)
Distributions to/contributions from shareholders	—	(2,547)	(5,290)	7,837	—
Common stock issued for exercised options	1,059	—	—	—	1,059
Common stock purchased and retired	(6,069)	—	—	—	(6,069)
Advances to affiliates	—	(704)	—	704	—

Net cash (used in) provided by financing activities	(5,010)	65,132	(12,322)	8,541	56,341

Net decrease in cash and cash equivalents	—	(5,444)	(303)	—	(5,747)
Cash and cash equivalents at beginning of period	—	17,270	2,481	—	19,751

Cash and cash equivalents at end of period	$—	$11,826	$2,178	$—	$14,004

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2001
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities
Net income	$15,699	$14,945	$8,956	$(23,901)	$15,699
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	—	1,224	59	—	1,283
Equity in income of unconsolidated joint ventures	—	(1,941)	(5,357)	—	(7,298)
Equity in earnings of subsidiaries	(15,699)	(8,202)	—	23,901	—
Provision for income taxes	—	1,849	—	—	1,849
Net changes in operating assets and liabilities:
Receivables	—	2,013	3,439	—	5,452
Intercompany receivables/payables	2,471	(2,471)	—	—	—
Real estate inventories	—	(58,538)	395	—	(58,143)
Deferred loan costs	(2,471)	(73)	—	—	(2,544)
Other assets	—	8,395	(7)	—	8,388
Accounts payable	—	658	128	—	786
Accrued expenses	—	(9,144)	(828)	—	(9,972)

Net cash (used in) provided by operating activities	—	(51,285)	6,785	—	(44,500)

Investing activities
Net change in investment in unconsolidated joint ventures	—	(684)	5,313	—	4,629
Payments on (issuance of) notes receivable, net	—	—	3,989	—	3,989
Purchases of property and equipment	—	(368)	(25)	—	(393)
Investment in subsidiaries	—	11,879	—	(11,879)	—
Advances from affiliates	1,870	—	—	(1,870)	—

Net cash provided by investing activities	1,870	10,827	9,277	(13,749)	8,225

Financing activities
Proceeds from borrowings on notes payable	—	236,836	87,857	—	324,693
Principal payments on notes payable	—	(179,260)	(91,847)	—	(271,107)
Repurchase of 12 1/2% Senior Notes	(45,744)	—	—	—	(45,744)
Reissuance of 12 1/2% Senior Notes	43,715	—	—	—	43,715
Distributions to/contributions from shareholders	—	564	(12,039)	11,475	—
Common stock issued for exercised options	159	—	—	—	159
Advances to affiliates	—	(2,274)	—	2,274	—

Net cash (used in) provided by financing activities	(1,870)	55,866	(16,029)	13,749	51,716

Net increase in cash and cash equivalents	—	15,408	33	—	15,441
Cash and cash equivalents at beginning of period	—	12,746	1,965	—	14,711

Cash and cash equivalents at end of period	$—	$28,154	$1,998	$—	$30,152

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4—Related Party Transactions

On October 26, 2000, the Company’s Board of Directors (with Messrs. William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by William Lyon and William H. Lyon. The terms of the purchase agreement provided for an initial option payment of $1,000,000 and a rolling option takedown of the lots. Phase takedowns of approximately 20 lots each are anticipated to occur at two to three month intervals for each of several product types through September 2004. In addition, one-half of the net profits, as defined, in excess of six percent from the development are to be paid to the seller, of which $459,000 has been paid as of June 30, 2002. During the three months and six months ended June 30, 2002, the Company purchased 13 lots under this agreement for a total purchase price of $211,000. During the three and six months ended June 30, 2001, the Company purchased 64 and 104 lots, respectively, under this agreement for a total purchase price of $1,374,000 and $1,975,000, respectively. This land acquisition qualifies as an affiliate transaction under the Company’s 12 1/2% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994, as amended (“Indenture”). Pursuant to the terms of the Indenture, the Company has determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company has delivered to the Trustee under the Indenture a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

On July 9, 2002, the Company’s Board of Directors (with Messrs. William Lyon and William H. Lyon abstaining) approved the purchase of 144 lots for a total purchase price of $16,660,000 from an entity that purchased the lots from William Lyon. The terms of the purchase agreement provide for an initial deposit of $3,300,000 (paid on July 23, 2002) and monthly option payments of 11.5% on the seller’s outstanding investment. Such option payments entitle the Company to phase takedowns of approximately 14 lots each, which are anticipated to occur at one to two month intervals through December 2003. As of July 23, 2002, no lots have been purchased under this agreement. Had the Company purchased the property directly, the acquisition would qualify as an affiliate transaction under the Company’s 12½% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994, as amended (“Indenture”). Even though the Company’s agreement is not with William Lyon, the Company has chosen to treat it as an affiliate transaction. Pursuant to the terms of the Indenture, the Company has determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company has delivered to the Trustee under the Indenture a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

The Company purchased land for a total purchase price of $17,079,000 during the six months ended June 30, 2002 from one of its unconsolidated joint ventures.

For the three months ended June 30, 2002 and 2001, the Company incurred reimbursable on-site labor costs of $36,000 and $47,000, respectively, for providing customer service to real estate projects developed by entities controlled by William Lyon and William H. Lyon. For the six months ended June 30, 2002 and 2001, the Company incurred reimbursable on-site labor costs of $77,000 and $93,000, respectively, for providing customer service to real estate projects developed by entities controlled by William Lyon and William H. Lyon, of which $22,000 was due to the Company at June 30, 2002.

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the three months ended June 30, 2002 and 2001, the Company incurred charges of $183,000 related to rent on its corporate office, from a trust of which William H. Lyon is the sole beneficiary. For the six months ended June 30, 2002 and 2001, the Company incurred charges of $365,000 related to rent on its corporate office, from a trust of which William H. Lyon is the sole beneficiary.

During the three months ended June 30, 2002, the Company incurred charges of $67,000 related to the charter and use of aircraft owned by an affiliate of William Lyon. During the six months ended June 30, 2002 and 2001, the Company incurred charges of $108,000 and $62,000, respectively, related to the charter and use of aircraft owned by an affiliate of William Lyon.

In June 2001, General William Lyon, Chairman and Chief Executive Officer of the Company, and a trust for which his son William H. Lyon is a beneficiary, purchased at par $30,000,000 of the 12 1/2% Senior Notes. William H. Lyon is also an employee and a Director of the Company. Effective in July 2001, William H. McFarland, another member of the Company’s Board of Directors, purchased at par $1,000,000 of the 12 1/2% Senior Notes. In parity with holders consenting during the consent solicitation, these Directors received a consent fee of 4% of the principal balance and consented to the amendments effected by the Company’s consent solicitation statement dated February 28, 2001.

Note 5—Stockholders’ Equity

On September 20, 2001 the Company announced that the Company’s Board of Directors had authorized a program to repurchase up to 20% of the Company’s outstanding common shares. Under the plan, the stock will be purchased in the open market or privately negotiated transactions from time to time in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. The timing and amounts of any purchases will be as determined by the Company’s management from time to time or may be suspended at any time or from time to time without prior notice, depending on market conditions and other factors they deem relevant. The repurchased shares may be held as treasury stock and used for general corporate purposes or cancelled. As of June 30, 2002, 416,400 shares had been purchased and cancelled under this program in the amount of $6,069,000.

During the three months ended June 30, 2002, certain officers and directors exercised options to purchase 59,465 shares of the Company’s common stock at a price of $8.6875 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan and 5,332 shares of the Company’s common stock at a price of $14.375 per share in accordance with the Company’s 1991 Stock Option Plan, as amended.

During the six months ended June 30, 2002, certain officers and directors exercised options to purchase 95,671 shares of the Company’s common stock at a price of $8.6875 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan, 3,334 shares of the Company’s common stock at a price of $13.00 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan, 13,912 shares of the Company’s common stock at a price of $5.00 per share in accordance with the Company’s 1991 Stock Option Plan, as amended, and 7,998 shares of the Company’s common stock at a price of $14.375 per share in accordance with the Company’s 1991 Stock Option Plan, as amended.

During the three and six months ended June 30, 2001, certain officers and directors exercised options to purchase 18,337 shares of the Company’s common stock at a price of $8.6875 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan.

Note 6—Commitments and Contingencies

The Company enters into purchase agreements with various land sellers. In some instances, and as a method of acquiring land in staged takedowns, minimizing the use of funds from the Company’s revolving credit facilities and

William Lyon Homes

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (continued)

other corporate financing sources and limiting the Company’s risk, the Company transfers its right in such purchase agreements to entities owned by third parties (land banking arrangements). These entities use equity contributions and/or incur debt to finance the acquisition and development of the lots. The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit, typically less than 20% of the total purchase price. Additionally, the Company may be subject to other penalties if lots are not acquired. The Company is under no obligation to purchase the balance of the lots, but would forfeit remaining deposits and be subject to penalties if the lots were not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. The financial statements of these entities are not consolidated with the Company’s consolidated financial statements. These land banking arrangements help the Company manage the financial and market risk associated with land holdings. The use of these land banking arrangements is dependent on, among other things, the availability of capital to the option provider, general housing market conditions and geographic preferences. Summary information with respect to the Company’s land banking arrangements is as follows:

As of June 30, 2002
(unaudited)
(dollars in thousands)
Total number of land banking projects	4

Total number of lots	428

Total purchase price	$48,300

Balance of lots still under option and not purchased:
Number of lots	306

Purchase price	$42,300

Forfeited deposits and penalties if lots were not purchased	$10,713

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
William Lyon Homes

We have audited the accompanying consolidated balance sheets of William Lyon Homes as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of William Lyon Homes at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/S/    ERNST & YOUNG LLP

Irvine, California
February 15, 2002

William Lyon Homes

CONSOLIDATED BALANCE SHEETS
(in thousands except number of shares and par value per share)
(Notes 2 and 3)

	December 31,
	2001	2000

ASSETS
Cash and cash equivalents	$19,751	$14,711
Receivables—Note 5	26,224	18,538
Real estate inventories—Note 6	294,678	214,418
Investments in and advances to unconsolidated joint ventures—Note 7	66,753	49,966
Property and equipment, less accumulated depreciation of $4,309 and $3,112 at December 31, 2001 and 2000, respectively	2,171	2,818
Deferred loan costs	2,831	754
Goodwill—Note 2	5,896	7,138
Other assets	15,405	21,937

	$433,709	$330,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19,346	$25,762
Accrued expenses	42,276	35,096
Notes payable—Note 8	151,191	89,709
12 1/2% Senior Notes due July 1, 2003—Note 8	70,279	77,201

	283,092	227,768

Commitments and contingencies—Note 13
Stockholders’ equity—Notes 3 and 10
Common stock, par value $.01 per share; 30,000,000 shares authorized; 10,619,399 and 10,570,223 shares issued and outstanding at December 31, 2001 and 2000, respectively	106	106
Additional paid-in capital	127,035	126,608
Retained earnings (accumulated deficit) from January 1, 1994	23,476	(24,202)

	150,617	102,512

	$433,709	$330,280

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per common share amounts)
(Notes 2 and 3)

	Year Ended December 31,
	2001	2000	1999

Operating revenue
Home sales	$452,002	$403,850	$426,839
Lots, land and other sales—Note 12	7,054	3,016	13,142
Management fees—Note 1	9,127	10,456	4,825

	468,183	417,322	444,806

Operating costs
Cost of sales—homes	(382,608)	(335,891)	(357,153)
Cost of sales—lots, land and other	(5,158)	(3,378)	(13,223)
Sales and marketing	(18,149)	(16,515)	(19,387)
General and administrative	(37,171)	(35,348)	(24,193)
Amortization of goodwill—Note 2	(1,242)	(1,244)	(307)

	(444,328)	(392,376)	(414,263)

Equity in income of unconsolidated joint ventures—Note 7	22,384	24,416	17,859

Operating income	46,239	49,362	48,402
Interest expense, net of amounts capitalized—Note 8	(227)	(5,557)	(6,153)
Financial advisory expenses—Note 3	—	—	(2,197)
Other income (expense), net—Note 2	7,513	7,324	3,445

Income before provision for income taxes and extraordinary item	53,525	51,129	43,497
Provision for income taxes—Notes 4 and 10
Income taxes—benefit credited to paid-in capital	—	(9,287)	—
Income taxes—net of benefit	(5,847)	(3,070)	(220)

Income before extraordinary item	47,678	38,772	43,277
Extraordinary item—gain from retirement of debt, net of applicable income taxes—Notes 10 and 11	—	496	4,200

Net income	$47,678	$39,268	47,477

Basic earnings per common share—Note 1
Before extraordinary item	$4.50	$3.69	$4.15
Extraordinary item	—	0.05	0.40

After extraordinary item	$4.50	$3.74	$4.55

Diluted earnings per common share—Note 1
Before extraordinary item	$4.44	$3.69	$4.15
Extraordinary item	—	0.05	0.40

After extraordinary item	$4.44	$3.74	$4.55

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in thousands)
(Notes 3 and 4)
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit) from January 1, 1994	Total

Balance—December 31, 1998	10,439	$104	$116,667	$(110,947)	$5,824
Net income for the year ended December 31, 1999	—	—	—	47,477	47,477

Balance—December 31, 1999	10,439	104	116,667	(63,470)	53,301
Issuance of common stock upon exercise of stock options—Note 9	131	2	654	—	656
Net income for the year ended December 31, 2000	—	—	—	39,268	39,268
Income tax benefits related to temporary differences existing prior to the quasi-reorganization—Notes 4 and 10	—	—	9,287	—	9,287

Balance—December 31, 2000	10,570	106	126,608	(24,202)	102,512
Issuance of common stock upon exercise of stock options—Note 9	49	—	427	—	427
Net income for the year ended December 31, 2001	—	—	—	47,678	47,678

Balance—December 31, 2001	10,619	$106	$127,035	$23,476	$150,617

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Notes 2 and 3)

	Year Ended December 31,
	2001	2000	1999

Operating activities
Net income	$47,678	$39,268	$47,477
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,519	2,499	1,518
Equity in income of unconsolidated joint ventures	(22,384)	(24,416)	(17,859)
Extraordinary gain on repurchase of Senior Notes	—	(561)	(4,225)
Provision for income taxes	5,847	12,383	245
Net changes in operating assets and liabilities:
Receivables	2,480	(113)	(6,531)
Real estate inventories	(37,810)	(25,255)	63,191
Deferred loan costs	(2,077)	841	1,280
Other assets	6,532	(4,515)	(15,099)
Accounts payable	(6,416)	10,109	(6,847)
Accrued expenses	1,333	(899)	2,704

Net cash (used in) provided by operating activities	(2,298)	9,341	65,854

Investing activities
Investment in and advances to unconsolidated joint ventures	(30,547)	(20,600)	(5,494)
Distributions from unconsolidated joint ventures	32,947	45,018	11,680
Proceeds from contribution of land to joint ventures	—	—	3,700
Mortgage notes receivable originations/issuances	(220,505)	(116,773)	(54,965)
Mortgage notes receivable sales/repayments	214,636	113,474	58,933
Purchases of property and equipment	(630)	(1,890)	(22)

Net cash (used in) provided by investing activities	(4,099)	19,229	13,832

Financing activities
Proceeds from borrowings on notes payable	687,641	467,446	198,052
Principal payments on notes payable	(669,709)	(462,008)	(264,139)
Repurchase of 12 1/2% Senior Notes	(51,637)	(22,107)	(35,400)
Reissuance of 12 1/2% Senior Notes	44,715	—	—
Common stock issued for exercised options	427	656	—

Net cash provided by (used in) financing activities	11,437	(16,013)	(101,487)

Net increase (decrease) in cash and cash equivalents	5,040	12,557	(21,801)
Cash and cash equivalents—beginning of year	14,711	2,154	23,955

Cash and cash equivalents—end of year	$19,751	$14,711	$2,154

Supplemental disclosures of cash flow and non-cash activities
Cash paid during the period for interest, net of amounts capitalized	$(1,301)	$5,304	$7,198

Issuance of notes payable for land acquisitions	$43,550	$10,042	$22,181

Investment in joint venture in connection with contribution of land to joint venture	$1,100	$2,749	$1,845

Debt assumed by joint venture in connection with contribution of land to joint venture	$—	$2,401	$33,662

Assumption of liabilities related to purchase of substantially all of the assets of William Lyon Homes, Inc.	$—	$—	$101,058

See accompanying notes.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Summary of significant accounting policies

Operations
William Lyon Homes, a Delaware corporation and subsidiaries (the “Company”) are primarily engaged in designing, constructing and selling single family detached and attached homes in California, Arizona and Nevada.

Basis of Presentation
The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries and joint ventures. Investments in joint ventures in which the Company has a 50% or less ownership interest are accounted for using the equity method. The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

Segment Information
The Company designs, constructs and sells a wide range of homes designed to meet the specific needs of each of its markets. For internal reporting purposes, the Company is organized into five geographic home building regions and its mortgage origination operation. Because each of the Company’s geographic home building regions has similar economic characteristics, housing products and class of prospective buyers, the geographic home building regions have been aggregated into a single home building segment. The Company’s mortgage origination operations did not meet the materiality thresholds which would require disclosure for the years ended December 31, 2001, 2000 and 1999, and accordingly, are not separately reported.

The Company evaluates performance and allocates resources primarily based on the operating income of individual home building projects. Operating income is defined by the Company as sales of homes, lots and land; less cost of sales, impairment losses on real estate, selling and marketing, and general and administrative expenses. Accordingly, operating income excludes certain expenses included in the determination of net income. Operating income from home building operations totaled $46.2 million, $49.4 million and $48.4 million for the years ended December 31, 2001, 2000 and 1999, respectively.

All revenues are from external customers. There were no customers that contributed 10% or more of the Company’s total revenues during 2001, 2000 or 1999.

Real Estate Inventories and Related Indebtedness
Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of raw land, lots under development, houses under construction and completed houses. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The Company relieves its accumulated real estate inventories through cost of sales for the cost of homes sold. Selling expenses and other marketing costs are expensed in the period incurred. A provision for warranty costs relating to the Company’s limited warranty plans is included in cost of sales at the time the sale of a home is recorded. The Company normally reserves between one-half and one percent of the sales price of its homes against the possibility of future charges relating to its one-year limited warranty and similar potential claims.

Interest incurred under the Revolving Credit Facilities, the Senior Notes and other notes payable, as more fully discussed in Note 8, is capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred.

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (“Statement No. 121”), requires

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value.

Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as the availability of suitable financing to fund development and construction activities. The realization of the Company’s real estate projects is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by the Company may be materially different from their estimated fair values.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement No. 144”), effective for fiscal years beginning after December 15, 2001. Statement No. 144 supersedes Statement No. 121. The Company does not believe Statement No. 144 will have a significant impact on the earnings or financial position of the Company upon adoption.

Interest incurred during the period in which real estate projects are not under development or during the period subsequent to the completion of projects are expensed in the period incurred. Economic conditions in the real estate industry can cause a delay in the development of certain real estate projects and, as a result, can lengthen the periods when such projects are not under development and, accordingly, have a significant impact on profitability as a result of expensed interest. Interest expensed during 2001, 2000 and 1999 was approximately $227,000, $5,557,000 and $6,153,000, respectively.

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives ranging from three to thirty-five years. Leasehold improvements are stated at cost and are amortized using the straight-line method over the shorter of either their estimated useful lives or term of the lease.

Deferred Loan Costs
Deferred loan costs are amortized over the term of the applicable loans using a method which approximates the level yield interest method.

Goodwill
Goodwill, which represents the excess of the purchase price over net assets acquired (Note 2), is amortized on a straight-line basis over an estimated useful life of seven years. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. The Company will apply the new rule on accounting for goodwill beginning in the first quarter of 2002. Application of the nonamortization provisions of Statement No. 142 is expected to result in an increase in net income of approximately $800,000 ($0.08 per share) per year. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

Sales and Profit Recognition
A sale is recorded and profit recognized when a sale is consummated, the buyer’s initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate. When it is determined that

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

the earnings process is not complete, profit is deferred for recognition in future periods. The Company accounts for sale-leaseback transactions in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 98, Accounting for Leases (“Statement No. 98”).

During the year ended December 31, 2001, the Company completed the sale and related leaseback of 56 model homes for a sales price of $16,216,000, of which $13,938,000 was paid in cash and $2,278,000 of which was paid in the form of a partial recourse note receivable. The sale was accounted for on the cost recovery method in accordance with Statement No. 66 and Statement No. 98, and as such deferred profits of $2,385,000 were recorded resulting in gross profits from the sale of $531,000. As of December 31, 2001, the partial recourse note receivable of $2,278,000 and related deferred profits of $2,385,000 are reflected in receivables and accrued expenses, respectively. The Company pays rent on the related lease and earns income on the partial recourse note receivable at LIBOR plus .0475% (6.49% at December 31, 2001).

Income Taxes
Income taxes are accounted for under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

Financial Instruments
Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash investments, receivables, and deposits. The Company typically places its cash investments in investment grade short-term instruments. Deposits, included in other assets, are due from municipalities or utility companies and are generally collected from such entities through fees assessed to other developers.

For those instruments, as defined under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, for which it is practical to estimate fair value, management has determined that the carrying amounts of the Company’s financial instruments approximate their fair value at December 31, 2001.

The Company is an issuer of, or subject to, financial instruments with off-balance sheet risk in the normal course of business which exposes it to credit risks. These financial instruments include letters of credit and obligations in connection with assessment district bonds. These off-balance sheet financial instruments are described in the applicable Notes.

Cash and Cash Equivalents
Short-term investments with a maturity of three months or less when purchased are considered cash equivalents.

Management Fees
Management fees represent fees earned in the current period from unconsolidated joint ventures in accordance with joint venture and/or operating agreements.

Basic and Diluted Earnings Per Common Share
Earnings per share amounts for all periods presented conform to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic and diluted earnings per common share for the year ended December 31, 2001 are based on 10,583,564 and 10,739,540 shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the year ended December 31, 2000 are based on 10,499,917 and 10,503,572 shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the year ended December 31, 1999 are based on 10,439,135 shares of common stock outstanding, after adjustment for the retroactive effect of the merger with a wholly-owned subsidiary and the conversion of each share of previously outstanding Series A and Series B common stock into 0.2 common share of the surviving company as described in Note 3.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Use of Estimates
The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2001 and 2000 and revenues and expenses for each of the three years in the period ended December 31, 2001. Accordingly, actual results could differ from those estimates in the near-term.

Impact of New Accounting Pronouncements
In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by Statement No. 137 and Statement No. 138 (collectively “Statement No. 133”), which is required to be adopted for fiscal years beginning after June 15, 2000. Statement No. 133 requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, a change in the fair value of the derivative will either be offset against the change in the fair value of the hedged asset, liability, or firm commitment through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The implementation of Statement No. 133 had no impact on the Company’s results of operations or financial position for the year ended December 31, 2001.

Note 2—Acquisition of substantially all of the assets of William Lyon Homes, Inc.

On November 5, 1999, The Presley Companies (“Presley”), which subsequently changed its name to William Lyon Homes on December 31, 1999 as described below, acquired substantially all of the assets and assumed substantially all of the related liabilities of William Lyon Homes, Inc. (“Old William Lyon Homes”), in accordance with a Purchase Agreement executed as of October 7, 1999 with Old William Lyon Homes, William Lyon and William H. Lyon. William Lyon is Chairman of the Board of Old William Lyon Homes and also Chairman of the Board and Chief Executive Officer of the Company. William H. Lyon is the son of William Lyon and a director and an employee of the Company.

The total purchase price consisted of approximately $42,598,000 in cash and the assumption of approximately $101,058,000 of liabilities of Old William Lyon Homes. The acquisition has been accounted for as a purchase and, accordingly, the purchase price has been allocated based on the fair value of the assets and liabilities acquired. The excess of the purchase price over the net assets acquired amounting to approximately $8,689,000 has been reflected as goodwill and is being amortized on a straight-line basis over an estimated useful life of seven years. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with Statement No. 142. The Company will apply the new rule on accounting for goodwill beginning in the first quarter of 2002. Application of the nonamortization provisions of Statement No. 142 is expected to result in an increase in net income of approximately $800,000 ($0.08 per share) per year. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

After the acquisition described above and prior to the effectiveness of the merger as described below, William Lyon and a trust of which William H. Lyon is the beneficiary acquired (1) 5,741,454 shares of the Company’s Series A Common Stock for $0.655 per share in a tender offer for the purchase of up to 10,678,792 shares of the Company’s Series A Common Stock which closed on November 5, 1999 and (2) 14,372,150 shares of the Company’s Series B Common Stock for $0.655 per share under agreements with certain holders of the Company’s Series B Common Stock which closed on November 8, 1999. On November 5, 1999 William Lyon and the Company cancelled all of William Lyon’s outstanding options to purchase 750,000 shares of the Company’s Series A Common Stock. The completion of these transactions, together with the previous disposition on August 12, 1999 of 3,000,000 shares by William Lyon and a trust of which William H. Lyon is the beneficiary, resulted in William Lyon and a trust of which William H. Lyon is a beneficiary owning approximately 49.9% of the Company’s outstanding Common Stock. The foregoing number of shares does not reflect the subsequent merger and conversion of each share of Series A and Series B Common Stock into 0.2 shares of common stock as described in Note 3 below.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

In March 2000, the Company completed the sale of an office building where its prior executive offices were located in Newport Beach, California which was no longer needed after the consolidation of certain of the Company’s operations. The sales price was $2,120,000 which the Company received in cash at closing. The net gain from the sale of approximately $1,747,000 is reflected in Other income (expense), net on the Consolidated Statement of Income for the year ended December 31, 2000.

Note 3—Company merges with and into wholly-owned subsidiary

On November 5, 1999 at a Special Meeting of Holders of Common Stock, the Holders of Common Stock approved a proposal to adopt a certificate of ownership and merger pursuant to which The Presley Companies would merge with and into Presley Merger Sub, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of The Presley Companies, with Presley Merger Sub, Inc. being the surviving corporation. In the merger, each outstanding share of common stock of The Presley Companies became exchangeable for 0.2 share of common stock of Presley Merger Sub, Inc. In the merger, the surviving corporation was renamed The Presley Companies, which in turn was renamed William Lyon Homes on December 31, 1999. On November 11, 1999, the certificate of ownership and merger was filed in the State of Delaware and the merger became effective. Beginning on November 12, 1999, the shares of the surviving company (then named “The Presley Companies”) commenced trading on the New York Stock Exchange under the symbol “PDC.”

The principal purpose of the merger is to help preserve the Company’s substantial net operating loss carryforwards and other tax benefits for use in offsetting future taxable income by decreasing, but not eliminating, the risk of an “ownership change” for federal income tax purposes. The Company’s future use of tax carryforwards could be severely limited if there is an “ownership change” as defined in applicable tax laws and regulations, over any three year period. The imposition of transfer restrictions in connection with the merger was intended to reduce the risk of an ownership change. In general, the transfer restrictions prohibit, without prior approval of the board of directors of the Company, the direct or indirect disposition or acquisition of any stock of the Company by or to any holder who owns or would so own upon the acquisition (either directly or through the tax attribution rules) 5% or more of the Company’s stock. The Company has learned that one stockholder unknowingly violated such transfer restrictions, which restrictions are set forth in the Company’s Certificate of Incorporation. The stockholder has agreed to divest itself of the requisite number of the Company’s shares so that such stockholder can return to compliance with the Company’s Certificate of Incorporation.

The Company after the consummation of the merger had substantially the same financial position as that of The Presley Companies immediately before the merger (the merger took effect after consummation of the transactions contemplated in the Purchase Agreement with Old William Lyon Homes—see Note 2). Except for the transfer restrictions and the elimination of provisions dividing the common stock into two series, the new shares of common stock issued by the surviving company in the merger have terms substantially similar to the old shares of common stock.

In connection with the acquisition and merger, the Company incurred costs of approximately $2,197,000 for the year ended December 31, 1999, which are reflected in the Consolidated Statement of Income as financial advisory expenses.

Effective on November 5, 1999, Old William Lyon Homes changed its name to Corporate Enterprises, Inc. Effective after the close of business on December 31, 1999, The Presley Companies changed its name to William Lyon Homes. Effective on January 3, 2000, the Company’s stock ticker symbol changed from PDC to WLS. The Company’s common stock continues to trade on the New York Stock Exchange under the stock symbol WLS.

Note 4—Quasi-reorganization

Effective as of January 1, 1994, the Company completed a capital restructuring and quasi-reorganization. The quasi-reorganization resulted in the adjustment of assets and liabilities to estimated fair values and the elimination of an accumulated deficit effective January 1, 1994. Income tax benefits resulting from the utilization of net operating

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

loss and other carryforwards existing at January 1, 1994 and temporary differences existing prior to or resulting from the quasi-reorganization, are excluded from the results of operations and credited to paid-in capital. During the year ended December 31, 2000 income tax benefits of $9,287,000, were excluded from results of operations and not reflected as a reduction to the Company’s provision for income taxes but credited directly to paid-in capital.

Note 5—Receivables

Receivables consist of the following (in thousands):

	December 31,
	2001	2000

Notes receivable:
First trust deed mortgage notes receivable, pledged as collateral for revolving mortgage warehouse credit facility	$10,985	$7,163
Notes receivable from sale and related leaseback of 56 model homes which is accounted for on the cost recovery method (Note 1)	2,278	—
Other notes receivable	2,046	—

	15,309	7,163
Receivables from affiliates for management fees, cost reimbursements and other	6,573	6,859
Other receivables—primarily escrow proceeds	4,342	4,516

	$26,224	$18,538

Note 6—Real estate inventories

Real estate inventories consist of the following (in thousands):

	December 31, 2001
Division	Land and Construction In Progress	Completed Inventory, Including Models and Completed Lots Held for Sale	Total

Southern California	$75,764	$10,231	$85,995
San Diego	51,559	10,459	62,018
Northern California	62,240	3,978	66,218
Arizona	41,340	2,648	43,988
Nevada	33,339	2,262	35,601
Other	858	—	858

	$265,100	$29,578	$294,678

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

	December 31, 2000
Division	Land and Construction In Progress	Completed Inventory, Including Models and Completed Lots Held for Sale	Total

Southern California	$48,889	$5,747	$54,636
San Diego	51,753	6,066	57,819
Northern California	30,609	2,862	33,471
Arizona	23,325	5,336	28,661
Nevada	32,252	7,195	39,447
Other	384	—	384

	$187,212	$27,206	$214,418

Note 7—Investments in and advances to unconsolidated joint ventures

The Company and certain of its subsidiaries are general partners or members in 25 joint ventures involved in the development and sale of residential projects. Such joint ventures are 50% or less owned and, accordingly, such joint ventures are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined financial information of these joint ventures as of December 31, 2001 and 2000 is summarized as follows:

Condensed Combined Balance Sheets
(in thousands)

	December 31,
	2001	2000

ASSETS
Cash and cash equivalents	$9,404	$10,693
Receivables	5,711	1,440
Real estate inventories	294,698	240,019
Other assets	—	275

	$309,813	$252,427

LIABILITIES AND OWNERS’ CAPITAL
Accounts payable	$21,931	$15,921
Accrued expenses	4,288	4,984
Notes payable	72,344	45,162
Advances from William Lyon Homes	11,768	1,959

	110,331	68,026

Owners’ Capital
William Lyon Homes	54,985	48,007
Others	144,497	136,394

	199,482	184,401

	$309,813	$252,427

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Condensed Combined Statements of Income
(in thousands)

	Year Ended December 31,
	2001	2000	1999

Operating revenue
Home sales	$316,098	$367,724	$203,336
Land sale	5,371	7,128	—

	321,469	374,852	203,336
Operating costs
Cost of sales—homes	(258,997)	(307,215)	(163,215)
Cost of sales—land	(4,214)	(7,128)	—
Sales and marketing	(10,609)	(11,567)	(6,734)

Operating income	47,649	48,942	33,387
Other income, net	295	581	588

Net income	$47,944	$49,523	$33,975

Allocation to owners
William Lyon Homes	$22,384	$24,416	$17,859
Others	25,560	25,107	16,116

	$47,944	$49,523	$33,975

Note 8—Notes payable and 12 1/2% senior notes

Notes payable and 12 1/2% Senior Notes consist of the following (in thousands):

	December 31,
	2001	2000

Notes payable:
Revolving Credit Facilities	$76,053	$66,322
Construction notes payable	21,795	9,592
Purchase money notes payable—land acquisitions	34,358	6,632
Collateralized mortgage obligations under revolving mortgage warehouse credit facility, secured by first trust deed mortgage notes receivable	10,985	7,163
Unsecured line of credit	8,000	—

	151,191	89,709

12 1/2% Senior Notes due July 1, 2003	70,279	77,201

	$221,470	$166,910

Interest relating to the above debt consists of the following (in thousands):

	Year Ended December 31,
	2001	2000	1999

Interest incurred	$21,908	$26,012	$24,500
Interest capitalized	(21,681)	(20,455)	(18,347)

Interest expense	$227	$5,557	$6,153

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Senior Notes
As of December 31, 2001, the Company’s outstanding balance under its 12 1/2% Senior Notes was $70,279,000. On May 1, 2001, the Company completed a consent solicitation with respect to the 12 1/2% Senior Notes and received consents from holders of $39,279,000 of the then outstanding notes to extend the maturity date from July 1, 2001 to July 1, 2003 and to make certain amendments to the note covenants. Although the Company initially intended to accept consents from no more than 50% of holders, the Company elected to accept additional consents, as contemplated by the consent solicitation documents. The consenting holders received a fee of 4% of the principal balance. Subsequently, during May and June 2001, the Company had also repurchased $31,444,000 of the Senior Notes from non-consenting holders.

In June 2001, General William Lyon, Chairman and Chief Executive Officer of the Company, and a trust for which his son William Harwell Lyon is a beneficiary, purchased from the Company at par $30,000,000 of the 12 1/2% Senior Notes. William H. McFarland, another member of the Company’s Board of Directors, purchased from the Company at par $1.0 million of the 12 1/2% Senior Notes. In parity with holders consenting during the consent solicitation, these Directors received a consent fee of 4% of the principal balance and consented to the amendments effected by the Company’s consent solicitation statement dated February 28, 2001.

In July 2001, the Company repaid all of the remaining 12 1/2% Senior Notes which matured on July 1, 2001 amounting to $5,893,000.

In April and May 2000, the Company purchased $21,775,000 principal amount of its outstanding Senior Notes at a cost of $21,125,000. The net gain resulting from the purchase was $496,000 after giving effect to income taxes of $26,000 and amortization of related loan costs of $128,000. Such gain is reflected as an extraordinary item in the Company’s results of operations for the year ended December 31, 2000.

The 12 1/2% Senior Notes due July 1, 2001 are obligations of William Lyon Homes, a Delaware corporation (“Delaware Lyon”), and are unconditionally guaranteed on a senior basis by William Lyon Homes, Inc., a California corporation and a wholly-owned subsidiary of Delaware Lyon. However, William Lyon Homes, Inc. has granted liens on substantially all of its assets as security for its obligations under the Revolving Credit Facilities and other loans. Because the William Lyon Homes, Inc. guarantee is not secured, holders of the Senior Notes are effectively junior to borrowings under the Revolving Credit Facilities with respect to such assets. Delaware Lyon and its consolidated subsidiaries are referred to collectively herein as the “Company.” Interest on the Senior Notes is payable on January 1 and July 1 of each year.

The Senior Notes are senior obligations of Delaware Lyon and rank pari passu in right of payment to all existing and future unsecured indebtedness of Delaware Lyon, and senior in right of payment to all future indebtedness of the Company which by its terms is subordinated to the Senior Notes.

Delaware Lyon is required to offer to repurchase certain Senior Notes at a price equal to 100% of the principal amount plus any accrued and unpaid interest to the date of repurchase if Delaware Lyon’s Consolidated Tangible Net Worth is less than $60,000,000 on the last day of any two consecutive fiscal quarters, as well as from the proceeds of certain asset sales.

Upon certain changes of control as described in the Indenture, Delaware Lyon must offer to repurchase Senior Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture governing the Senior Notes restricts Delaware Lyon and certain of its subsidiaries with respect to, among other things: (i) the payment of dividends on and redemptions of capital stock, (ii) the incurrence of indebtedness or the issuance of preferred stock, (iii) the creation of certain liens, (iv) consolidations or mergers with or transfer of all or substantially all of its assets and (v) transactions with affiliates. These restrictions are subject to a number of important qualifications and exceptions.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

As of December 31, 2001, the outstanding 12 1/2% Senior Notes with a face value of $70,279,000 have a fair value of approximately the face value, in the opinion of the Company’s management.

Supplemental consolidating financial information of the Company, specifically including information for William Lyon Homes, Inc., is presented below. Investments in subsidiaries are presented using the equity method of accounting. Separate financial statements of William Lyon Homes, Inc. are not provided, as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of assets held and the operations of the combined groups.

CONSOLIDATING BALANCE SHEET

December 31, 2001
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

ASSETS
Cash and cash equivalents	$—	$17,270	$2,481	$—	$19,751
Receivables	—	9,736	16,488	—	26,224
Real estate inventories	—	287,275	7,403	—	294,678
Investments in and advances to unconsolidated joint ventures	—	25,359	41,394	—	66,753
Property and equipment, net	—	1,944	227	—	2,171
Deferred loan costs	1,993	838	—	—	2,831
Goodwill	—	5,896	—	—	5,896
Other assets	—	15,348	57	—	15,405
Investments in subsidiaries	147,567	49,174	—	(196,741)	—
Intercompany receivables	79,308	7,972	—	(87,280)	—

	$228,868	$420,812	$68,050	$(284,021)	$433,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$19,114	$232	$—	$19,346
Accrued expenses	—	39,740	2,536	—	42,276
Notes payable	—	139,168	12,023	—	151,191
12 1/2% Senior Notes	70,279	—	—	—	70,279
Intercompany payables	7,972	79,308	—	(87,280)	—

Total liabilities	78,251	277,330	14,791	(87,280)	283,092
Stockholders’ equity	150,617	143,482	53,259	(196,741)	150,617

	$228,868	$420,812	$68,050	$(284,021)	$433,709

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING BALANCE SHEET

December 31, 2000
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

ASSETS
Cash and cash equivalents	$—	$12,746	$1,965	$—	$14,711
Receivables	—	7,541	10,997	—	18,538
Real estate inventories	—	213,921	497	—	214,418
Investments in and advances to unconsolidated joint ventures	—	17,008	32,958	—	49,966
Property and equipment, net	—	2,564	254	—	2,818
Deferred loan costs	181	573	—	—	754
Goodwill	—	7,138	—	—	7,138
Other assets	—	21,844	93	—	21,937
Investments in subsidiaries	98,558	34,662	—	(133,220)	—
Intercompany receivables	86,194	5,220	—	(91,414)	—

	$184,933	$323,217	$46,764	$(224,634)	$330,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$25,515	$247	$—	$25,762
Accrued expenses	—	33,303	1,793	—	35,096
Notes payable	—	82,546	7,163	—	89,709
12 1/2% Senior Notes	77,201	—	—	—	77,201
Intercompany payables	5,220	86,194	—	(91,414)	—

Total liabilities	82,421	227,558	9,203	(91,414)	227,768
Stockholders’ equity	102,512	95,659	37,561	(133,220)	102,512

	$184,933	$323,217	$46,764	$(224,634)	$330,280

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2001
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$413,763	$45,293	$—	$459,056
Management fees	—	5,466	3,661	—	9,127

	—	419,229	48,954	—	468,183

Operating costs
Cost of sales	—	(346,928)	(40,838)	—	(387,766)
Sales and marketing	—	(15,959)	(2,190)	—	(18,149)
General and administrative	—	(36,872)	(299)	—	(37,171)
Amortization of goodwill	—	(1,242)	—	—	(1,242)

	—	(401,001)	(43,327)	—	(444,328)

Equity in income of unconsolidated joint ventures	—	6,405	15,979	—	22,384

Income from subsidiaries	47,678	23,287	—	(70,965)	—

Operating income	47,678	47,920	21,606	(70,965)	46,239
Interest expense, net of amounts capitalized	—	(227)	—	—	(227)
Other income (expense), net	—	2,369	5,144	—	7,513

Income before provision for income taxes	47,678	50,062	26,750	(70,965)	53,525
Provision for income taxes
Income taxes—net of benefit	—	(5,847)	—	—	(5,847)

Net income	$47,678	$44,215	$26,750	$(70,965)	$47,678

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2000
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$368,237	$38,629	$—	$406,866
Management fees	—	1,906	8,550	—	10,456

	—	370,143	47,179	—	417,322

Operating costs
Cost of sales	—	(305,016)	(34,253)	—	(339,269)
Sales and marketing	—	(14,618)	(1,897)	—	(16,515)
General and administrative	—	(35,107)	(241)	—	(35,348)
Amortization of goodwill	—	(1,244)	—	—	(1,244)

	—	(355,985)	(36,391)	—	(392,376)

Equity in income of unconsolidated joint ventures	—	3,251	21,165	—	24,416

Income from subsidiaries	38,772	32,826	—	(71,598)	—

Operating income	38,772	50,235	31,953	(71,598)	49,362
Interest expense, net of amounts capitalized	—	(5,302)	(255)	—	(5,557)
Other income (expense), net	—	4,434	2,890	—	7,324

Income before provision for income taxes and extraordinary item	38,772	49,367	34,588	(71,598)	51,129
Provision for income taxes
Income taxes—benefit credited to paid-in capital	—	(9,287)	—	—	(9,287)
Income taxes—net of benefit	—	(3,070)	—	—	(3,070)

Income before extraordinary item	38,772	37,010	34,588	(71,598)	38,772
Extraordinary item—gain from retirement of debt net of applicable income taxes	496	—	—	—	496

Net income	$39,268	$37,010	$34,588	$(71,598)	$39,268

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 1999
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$380,160	$59,821	$—	$439,981
Management fees	—	718	4,107	—	4,825

	—	380,878	63,928	—	444,806

Operating costs
Cost of sales	—	(322,929)	(47,447)	—	(370,376)
Sales and marketing	—	(16,648)	(2,739)	—	(19,387)
General and administrative	—	(23,980)	(213)	—	(24,193)
Amortization of goodwill	—	(307)	—	—	(307)

	—	(363,864)	(50,399)	—	(414,263)

Equity in income of unconsolidated joint ventures	—	3,137	14,722	—	17,859

Income from subsidiaries	45,474	27,250	—	(72,724)	—

Operating income	45,474	47,401	28,251	(72,724)	48,402
Interest expense, net of amounts capitalized	—	(3,759)	(2,394)	—	(6,153)
Financial advisory expenses	(2,197)	—	—	—	(2,197)
Other income (expense), net	—	2,131	1,314	—	3,445

Income before provision for income taxes and extraordinary item	43,277	45,773	27,171	(72,724)	43,497
Provision for income taxes
Income taxes—net of benefit	—	(220)	—	—	(220)

Income before extraordinary item	43,277	45,553	27,171	(72,724)	43,277
Extraordinary item—gain from retirement of debt net of applicable income taxes	4,200	—	—	—	4,200

Net income	$47,477	$45,553	$27,171	$(72,724)	$47,477

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2001
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities
Net income	$47,678	$44,215	$26,750	$(70,965)	$47,678
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	—	2,399	120	—	2,519
Equity in income of unconsolidated joint ventures	—	(6,405)	(15,979)	—	(22,384)
Income from subsidiaries	(47,678)	(23,287)	—	70,965	—
Provision for income taxes	—	5,847	—	—	5,847
Net changes in operating assets and liabilities:
Receivables	—	(2,195)	4,675	—	2,480
Intercompany receivables/payables	1,812	(1,812)	—	—	—
Real estate inventories	—	(30,904)	(6,906)	—	(37,810)
Deferred loan costs	(1,812)	(265)	—	—	(2,077)
Other assets	—	6,496	36	—	6,532
Accounts payable	—	(6,401)	(15)	—	(6,416)
Accrued expenses	—	590	743	—	1,333

Net cash used in operating activities	—	(11,722)	9,424	—	(2,298)

Investing activities
Net change in investments in and advances to unconsolidated joint ventures	—	(846)	3,246	—	2,400
Net change in mortgage notes receivable	—	—	(5,869)	—	(5,869)
Purchases of property and equipment	—	(537)	(93)	—	(630)
Investment in subsidiaries	—	8,775	—	(8,775)	—
Advances to affiliates	6,495	—	—	(6,495)	—

Net cash used in investing activities	6,495	7,392	(2,716)	(15,270)	(4,099)

Financing activities
Proceeds from borrowings on notes payable	—	468,144	219,497	—	687,641
Principal payments on notes payable	—	(455,072)	(214,637)	—	(669,709)
Repurchase of 12 1/2% Senior Notes	(51,637)	—	—	—	(51,637)
Reissuance of 12 1/2% Senior Notes	44,715	—	—	—	44,715
Distributions to/contributions from shareholders	—	3,608	(11,052)	7,444	—
Common Stock issued for exercised options	427	—	—	—	427
Advances from affiliates	—	(7,826)	—	7,826	—

Net cash provided by financing activities	(6,495)	8,854	(6,192)	15,270	11,437

Net increase in cash and cash equivalents	—	4,524	516	—	5,040
Cash and cash equivalents at beginning of year	—	12,746	1,965	—	14,711

Cash and cash equivalents at end of year	$—	$17,270	$2,481	$—	$19,751

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2000
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities
Net income	$39,268	$37,010	$34,588	$(71,598)	$39,268
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	—	2,412	87	—	2,499
Equity in income of unconsolidated joint ventures	—	(3,251)	(21,165)	—	(24,416)
Income from subsidiaries	(38,772)	(32,826)	—	71,598	—
Extraordinary gain on repurchase of Senior Notes	(561)	—	—	—	(561)
Provision for income taxes	—	12,383	—	—	12,383
Net changes in operating assets and liabilities:
Receivables	—	(1,391)	1,278	—	(113)
Intercompany receivables/payables	(327)	327	—	—	—
Real estate inventories	—	(30,749)	5,494	—	(25,255)
Deferred loan costs	392	449	—	—	841
Other assets	—	(4,444)	(71)	—	(4,515)
Accounts payable	—	10,300	(191)	—	10,109
Accrued expenses	—	(994)	95	—	(899)

Net cash provided by operating activities	—	(10,774)	20,115	—	9,341

Investing activities
Net change in investments in and advances to unconsolidated joint ventures	—	5,221	19,197	—	24,418
Net change in mortgage notes receivable	—	642	(3,941)	—	(3,299)
Purchases of property and equipment	—	(1,617)	(273)	—	(1,890)
Investment in subsidiaries	—	37,983	—	(37,983)	—
Advances to affiliates	21,451	—	—	(21,451)	—

Net cash provided by investing activities	21,451	42,229	14,983	(59,434)	19,229

Financing activities
Proceeds from borrowings on notes payable	—	350,673	116,773	—	467,446
Principal payments on notes payable	—	(349,265)	(112,743)	—	(462,008)
Repurchase of 12 1/2% Senior Notes	(22,107)	—	—	—	(22,107)
Distributions to/contributions from shareholders	—	646	(37,973)	37,327	—
Common stock issued for exercised options	656	—	—	—	656
Advances from affiliates	—	(22,107)	—	22,107	—

Net cash used in financing activities	(21,451)	(20,053)	(33,943)	59,434	(16,013)

Net increase in cash and cash equivalents	—	11,402	1,155	—	12,557
Cash and cash equivalents at beginning of year	—	1,344	810	—	2,154

Cash and cash equivalents at end of year	$—	$12,746	$1,965	—	$14,711

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 1999
(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities
Net income	$47,477	$45,553	$27,171	$(72,724)	$47,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	1,490	28	—	1,518
Equity in income of unconsolidated joint ventures	—	(3,137)	(14,722)	—	(17,859)
Income from subsidiaries	(45,474)	(27,250)	—	72,724	—
Extraordinary gain on repurchase of Senior Notes	(4,225)	—	—	—	(4,225)
Provision for income taxes	—	245	—	—	245
Net changes in operating assets and liabilities:
Receivables	—	(5,938)	(593)	—	(6,531)
Intercompany receivables/payables	1,658	(1,658)	—	—	—
Real estate inventories	—	60,110	3,081	—	63,191
Deferred loan costs	564	686	30	—	1,280
Other assets	—	(15,216)	117	—	(15,099)
Accounts payable	—	(5,788)	(1,059)	—	(6,847)
Accrued expenses	—	2,864	(160)	—	2,704

Net cash provided by operating activities	—	51,961	13,893	—	65,854

Investing activities
Net change in investments in and advances to unconsolidated joint ventures	—	(1,783)	7,969	—	6,186
Proceeds from contribution of land to joint venture	—	3,700	3,700	(3,700)	3,700
Net change in mortgage notes receivable	—	7,190	(3,222)	—	3,968
Purchases of property and equipment	—	(224)	202	—	(22)
Investment in subsidiaries	—	15,284	—	(15,284)	—
Advances to affiliates	35,400	—	—	(35,400)	—

Net cash provided by investing activities	35,400	24,167	8,649	(54,384)	13,832

Financing activities
Proceeds from borrowings on notes payable	—	140,498	57,554	—	198,052
Principal payments on notes payable	—	(204,061)	(60,078)	—	(264,139)
Repurchase of 12 1/2% Senior Notes	(35,400)	—	—	—	(35,400)
Distributions to/contributions from shareholders	—	1,574	(20,558)	18,984	—
Advances from affiliates	—	(35,400)	—	35,400	—

Net cash used in financing activities	(35,400)	(97,389)	(23,082)	54,384	(101,487)

Net decrease in cash and cash equivalents	—	(21,261)	(540)	—	(21,801)
Cash and cash equivalents at beginning of year	—	22,605	1,350	—	23,955

Cash and cash equivalents at end of year	$—	$1,344	$810	$—	$2,154

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Revolving Credit Facilities
The Revolving Credit Facilities have an aggregate maximum loan commitment of $180,000,000, with various maturities beginning in June 2002 through September 2004. The collateral for the loans provided by the Revolving Credit Facilities includes specific real estate assets funded by such respective Revolving Credit Facilities. Although the aggregate maximum loan commitment for these loans is $180,000,000, the credit facilities have limitations on the amounts which can be borrowed at any time based on assets which are included in the credit facilities and the specified borrowings permitted under borrowing base calculations. The undrawn availability at December 31, 2001 was $44,836,000 and the principal outstanding under the Revolving Credit Facilities at December 31, 2001 was $76,053,000.

Pursuant to the terms of the Revolving Credit Facilities, outstanding advances bear interest at various rates which approximate the prime rate. The Revolving Credit Facilities include financial covenants which may limit the amount which may be borrowed thereunder.

Unsecured Revolving Line
Effective March 8, 2001, the Company obtained an unsecured revolving Line of Credit with a commercial bank in the amount of $10,000,000. The Unsecured Revolving Line bears interest at prime plus 1% and matures in June 2003. The Unsecured Revolving Line includes financial covenants which may limit the amount which may be borrowed thereunder. As of December 31, 2001, $8,000,000 was outstanding under the Unsecured Revolving Line.

Construction Notes Payable
At December 31, 2001, the Company had construction notes payable amounting to $21,795,000 related to various real estate projects. The notes are due as units close or at various dates on or before June 11, 2004 and bear interest at rates of prime plus 0.25% to 19%.

Seller Financing
Another source of financing available to the Company is seller-provided financing for land acquired by the Company. At December 31, 2001, the Company had various notes payable outstanding related to land acquisitions for which seller financing was provided in the amount of $34,358,000. The notes are due at various dates through December 31, 2003 and bear interest at rates ranging from prime plus 2.0% to 12%.

Revolving Mortgage Warehouse Credit Facility
The Company has a $15,000,000 revolving mortgage warehouse credit facility with a bank to fund its mortgage origination operations. Mortgage loans are generally held for a short period of time and are typically sold to investors within 7 to 15 days following funding. Borrowings are secured by the related mortgage loans held for sale. At December 31, 2001 the outstanding balance was $10,985,000. The facility, which has a current maturity date of May 31, 2002, also contains a financial covenant requiring the Company to maintain cash and/or marketable securities on the books of account of its subsidiary, Duxford Financial, Inc., a California corporation (“Duxford”) in an amount equal to no less than $1,000,000 and a financial covenant requiring the Company to maintain total assets net of total liabilities and net of amounts receivable from the Company and/or affiliates on the books of account of Duxford in an amount equal to no less than $1,000,000.

Prime Interest Rates
The prime interest rates at December 31, 2001 and 2000 were 4.75% and 9.50%, respectively. The weighted-average prime interest rates for each of the three years ended December 31, 2001, 2000 and 1999 were 6.91%, 9.23% and 8.00%, respectively.

Note 9—Stock options and incentive compensation plans

Stock Option Plans
Effective on May 9, 2000, the Company’s Board of Directors approved the William Lyon Homes 2000 Stock Incentive Plan (the “Plan”) and authorized an initial 1,000,000 shares of common stock to be reserved for issuance under the Plan. Under the Plan, options may be granted from time to time to key employees, officers, directors,

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

consultants and advisors of the Company. The Plan is administered by the Stock Option Committee of the Board of Directors (the “Committee”). The Committee is generally empowered to interpret the Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for options will not be less than 100% of the fair market value of a share of common stock on the date the option is granted. The options will be exercisable for a term determined by the Committee, not to exceed ten years from the date of grant, and vest as follows: one year from date of grant — 33 1/3%; two years from date of grant — 33 1/3%; and three years from date of grant — 33 1/3%.

Effective on May 9, 2000, the Company issued options under the William Lyon Homes 2000 Stock Incentive Plan to purchase a total of 627,500 shares of common stock at $8.6875 per share. During the year ended December 31, 2001, the Company issued additional options under the William Lyon Homes 2000 Stock Incentive Plan to purchase 32,500 shares of common stock at an average price of $11.50 per share. During 2001, options were exercised to purchase 49,176 shares of the Company’s common stock at a price of $8.6875 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan. As of December 31, 2001, 40,000 options have been forfeited and 570,824 options remain unexercised. The unexercised options are as follows: 538,324 options priced at $8.6875, 12,500 options priced at $9.1000, and 20,000 options priced at $13.0000. All unexercised options expire on May 9, 2010.

Effective on May 12, 2000 and August 21, 2000, certain officers exercised options to purchase 48,334 and 82,754 shares, respectively, of the Company’s common stock at a price of $5.00 per share in accordance with the Company’s 1991 Stock Option Plan, as amended. As of December 31, 2001, outstanding options to purchase common stock under the Company’s 1991 Stock Option Plan are as follows: 13,912 options priced at $5.00 and 8,000 options priced at $14.375.

Pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting and Disclosure of Stock-Based Compensation (“Statement No. 123”), issued in October 1995, the Company has elected to continue applying the methodology prescribed by APB Opinion 25 and related interpretations to account for outstanding stock options. Accordingly, no compensation cost has been recognized in the financial statements related to stock options awarded to officers, directors and employees under the Plan. As required by Statement No. 123, for disclosure purposes only, the Company has measured the amount of compensation cost which would have been recognized related to stock options had the fair value of the options at the date of grant been used for accounting purposes. Based on such calculations, pro forma net income and earnings per share amounts for the years ended December 31, 2001 and 2000 would be $46,762,000 and $4.35 per share and $38,692,000 and $3.68 per share, respectively. The Company estimated the fair value of the stock options issued in 2000 at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.83%; a dividend yield of 0.00%; a volatility factor for the market price of the Company’s common stock of 0.645; and a weighted average expected life of seven years for the stock options. The Company estimated the fair value of the stock options issued in 2001 at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.00%; a dividend yield of 0.00%; a volatility factor for the market price of the Company’s common stock of 0.618; and a weighted average expected life of seven years for the stock options.

Incentive Compensation Plan
The Company’s Board of Directors has approved a Cash Bonus Plan for all of the Company’s full-time, salaried employees, including the Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Division Presidents, Executives, Managers, Field Construction Staff, and certain other employees. Under the terms of this plan, bonus targets for the CEO, COO and CFO are based upon specified percentages of the Company’s pretax, pre-bonus income. Bonus targets for Division Presidents are based on Division performance, as compared to the Division’s Annual Business Plan. For all other participants, the plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant’s salary, with awards based on performance against goals pertaining to each participant’s operating area.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Awards are prorated downward if the sum of all calculated awards for the Company exceeds 20% of the Company’s consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

Executive Deferred Compensation Plan
Effective on February 11, 2002, the Company implemented a deferred compensation plan which allows certain officers and employees to defer a portion of total income (base salary and bonuses). The deferral amount can be up to 20% of total income with a minimum of $10,000 annually. The Company must accrue the deferred compensation liability but cannot deduct such amounts for income tax purposes until actually paid to the employee.

Note 10—Income taxes

The following summarizes the provision for income taxes (in thousands):

	Year Ended December 31,
	2001	2000	1999

Current
Federal	$2,467	$(1,063)	$(189)
State	(3,318)	(2,033)	(56)

	(851)	(3,096)	(245)

Deferred
Federal	(3,989)	—	—
State	(1,007)	—	—

	(4,996)	—	—

Income tax benefits credited to additional paid-in capital	—	(9,287)	—

	$(5,847)	$(12,383)	$(245)

Provision for income taxes before extraordinary item	$(5,847)	$(12,357)	$(220)
Provision for income taxes on extraordinary item	—	(26)	(25)

	$(5,847)	$(12,383)	$(245)

Income taxes differ from the amounts computed by applying the applicable Federal statutory rates due to the following (in thousands):

	Year Ended December 31,
	2001	2000	1999

Provision for Federal income taxes at the statutory rate	$(18,734)	$(17,895)	$(13,516)
(Provision) credit for state income taxes, net of Federal income tax benefits	(2,811)	(1,321)	1,516
Extraordinary item—gain from retirement of debt	—	(183)	(1,437)
Valuation allowance for deferred tax asset	15,490	7,650	13,305
Other	208	(634)	(113)

	$(5,847)	$(12,383)	$(245)

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Temporary differences giving rise to deferred income taxes consist of the following (in thousands):

	December 31,
	2001	2000

Deferred tax assets
Reserves deducted for financial reporting purposes not allowable for tax purposes	$3,102	$3,695
Compensation deductible for tax purposes when paid	2,082	2,348
Interest expensed for financial reporting purposes and capped for tax purposes	256	—
Net operating loss and alternative minimum tax credit carryovers	2,963	19,056
State income tax provisions deductible when paid for Federal tax purposes	816	7
Effect of book/tax differences for joint ventures	750	900
Valuation allowance	(9,969)	(25,990)

	—	16

Deferred tax liabilities
Interest capitalized for financial reporting purposes and deducted currently for tax purposes	—	(16)
Effect of book/tax differences for joint ventures	(4,996)	—

	(4,996)	(16)

	$(4,996)	$—

As discussed in Note 4, the Company implemented a quasi-reorganization effective January 1, 1994. Income tax benefits resulting from the utilization of net operating loss and other carryforwards existing at January 1, 1994 and temporary differences existing prior to the quasi-reorganization, are excluded from results of operations and credited to additional paid-in capital. For the year ended December 31, 2000, income tax benefits of $9,287,000 related to temporary differences resulting from the quasi-reorganization were excluded from the results of operations and not reflected as a reduction to the Company’s provision for income taxes but credited directly to additional paid-in capital resulting in income tax expense of $3,096,000.

At December 31, 2001 the Company has net operating loss carryforwards for Federal tax purposes of approximately $8,466,000 which expire in 2009. In addition, unused recognized built-in losses in the amount of $23,891,000 are available to offset future income and expire between 2009 and 2011. The utilization of these losses is limited to offset $3,235,000 of taxable income per year; however, any unused losses in any year may be carried forward for utilization in future years through 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited in the event of an “ownership change” under federal tax laws and regulations.

Note 11—Gain from retirement of debt

In April, May and November 2000, the Company purchased $22,799,000 principal amount of its outstanding Senior Notes at a cost of $22,107,000. The net gain from the purchase was $496,000, after giving effect to income taxes and amortization of related deferred loan costs.

In April, October and November 1999, the Company purchased $40,000,000 principal amount of its outstanding Senior Notes at a cost of $35,400,000. The net gain from the purchase was $4,200,000, after giving effect to income taxes and amortization of related deferred loan costs.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12—Related party transactions

The Company and certain members of the Company’s Board of Directors entered into certain transactions with respect to the Company’s 12 1/2% Senior Notes as described in Note 8.

The Company acquired substantially all of the assets and assumed substantially all of the related liabilities of Old William Lyon Homes as described in Note 2.

The Company purchased real estate projects for a total purchase price of $8,468,000 and $680,000 during the years ended December 31, 2000 and 1999, respectively, from entities controlled by William Lyon and William H. Lyon. In addition, one-half of the net profits in excess of six to eight percent from the development are to be paid to the seller. As of December 31, 2001, $1,770,000 was due to the seller in accordance with this agreement; such payment was made in January 2002.

On October 26, 2000, the Company’s Board of Directors (with Messrs. William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by William Lyon and William H. Lyon. The terms of the purchase agreement provide for an initial option payment of $1,000,000 and a rolling option takedown of the lots. Phase takedowns of approximately 20 lots each are anticipated to occur at two to three month intervals for each of several product types through September 2004. In addition, one-half of the net profits in excess of six percent from the development are to be paid to the seller. During the year ended December 31, 2001, the Company purchased 143 lots under this agreement for a total purchase price of $2,777,000. This land acquisition qualifies as an affiliate transaction under the Company’s 12 1/2% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994 (“Indenture”). Pursuant to the terms of the Indenture, the Company has determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company has delivered to the Trustee under the Indenture a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

The Company purchased land for a total purchase price of $5,371,000 and $7,128,000 during the years ended December 31, 2001 and 2000, respectively, from certain of its unconsolidated joint ventures.

For the year ended December 31, 2001, the Company incurred reimbursable on-site labor costs of $175,000 for providing customer service to real estate projects developed by entities controlled by William Lyon and William H. Lyon, of which $21,000 was due to the Company at December 31, 2001. In addition, the Company earned fees of $108,000 for tax and accounting services performed for entities controlled by William Lyon and William H. Lyon.

For the year ended December 31, 2000, the Company earned management fees and was reimbursed for on-site labor costs of $330,000 and $593,000, respectively, for managing and selling real estate owned by entities controlled by William Lyon and William H. Lyon.

For the year ended December 31, 1999, the Company earned management fees and was reimbursed for on-site labor costs of $268,100 and $367,800, respectively, for managing and selling real estate owned by entities controlled by William Lyon and William H. Lyon. In addition, the Company earned fees of $50,100 for tax and accounting services performed for entities controlled by William Lyon and William H. Lyon.

For the years ended December 31, 2001, 2000 and 1999, the Company incurred charges of $729,000, $717,000 and $145,500, respectively, related to rent on its corporate office, from a trust of which William H. Lyon is the sole beneficiary.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

During the year ended December 31, 2001, the Company incurred charges of $201,000 related to the charter and use of aircraft owned by an affiliate of William Lyon.

Note 13—Commitments and contingencies

The Company’s commitments and contingent liabilities include the usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position.

The Company has entered into land banking arrangements for two projects totaling 204 lots for a purchase price of $8,700,000. As of December 31, 2001, the balance of the lots still under option and unclosed was 141 lots for a purchase price of $5,800,000. The Company is under no obligation to purchase the balance of the lots, but, as of December 31, 2001, would forfeit $3,117,000 in penalties if the lots were not purchased.

The Company is a defendant in various lawsuits related to its normal business activities. In the opinion of management, disposition of the various lawsuits will have no material effect on the consolidated financial statements of the Company.

In some jurisdictions in which the Company develops and constructs property, assessment district bonds are issued by municipalities to finance major infrastructure improvements. As a land owner benefited by these improvements, the Company is responsible for the assessments on its land. When properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments. Assessment district bonds issued after May 21, 1992 are accounted for under the provisions of 91-10, “Accounting for Special Assessment and Tax Increment Financing Entities” issued by the Emerging Issues Task Force of the Financial Accounting Standards Board on May 21, 1992, and recorded as liabilities in the Company’s consolidated balance sheet, if the amounts are fixed and determinable.

Note 14—Unaudited pro forma financial information

The following unaudited pro forma financial information is presented as if the acquisition of substantially all of the assets of Old William Lyon Homes, as described further in Note 2, had occurred at the beginning of the periods presented.

	Year Ended December 31,
	1999	1998

	(in thousands, except per common share amounts)
Sales	$533,952	$436,041
Operating income	$47,637	$15,413
Income before income taxes and extraordinary item	$43,098	$9,519
Net income	$47,078	$10,899
Basic and diluted earnings per common share(1)	$4.51	$1.04

(1)
After adjustment for the retroactive effect of the merger with a wholly-owned subsidiary and the conversion of each share of previously outstanding Series A and Series B common stock into 0.2 common share of the surviving company as described in Note 3.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 15—Unaudited summarized quarterly financial information

Summarized quarterly financial information for the years ended December 31, 2001, 2000 and 1999 is as follows (in thousands except per common share amounts):

	Three Months Ended
	March 31, 2001	June 30, 2001	September 30, 2001	December 31, 2001

Sales	$72,455	$105,222	$107,629	$173,750
Other income, costs and expenses, net	(65,662)	(94,467)	(94,483)	(150,919)

Income before income taxes and extraordinary item	6,793	10,755	13,146	22,831
Provision for income taxes	(712)	(1,137)	(1,468)	(2,530)

Net income	$6,081	$9,618	$11,678	$20,301

Basic earnings per common share—Note 1	$0.58	$0.91	$1.10	$1.91

Diluted earnings per common share—Note 1	$0.57	$0.90	$1.08	$1.89

	Three Months Ended
	March 31, 2000	June 30, 2000	September 30, 2000	December 31, 2000

Sales	$65,373	$94,345	$88,716	$158,432
Other income, costs and expenses, net	(57,341)	(82,903)	(79,820)	(135,673)

Income before income taxes and extraordinary item	8,032	11,442	8,896	22,759
Provision for income taxes	(393)	(4,271)	(1,332)	(6,361)

Income before extraordinary item	7,639	7,171	7,564	16,398
Extraordinary item—gain from retirement of debt, net of applicable income taxes	—	496	—	—

Net income	$7,639	$7,667	$7,564	$16,398

Basic and diluted earnings per common share—Note 1
Before extraordinary item	$0.73	$0.68	$0.72	$1.56
Extraordinary item	—	0.05	—	—

After extraordinary item	$0.73	$0.73	$0.72	$1.56

	Three Months Ended
	March 31, 1999	June 30, 1999	September 30, 1999	December 31, 1999(1)

Sales	$82,297	$95,715	$88,363	$173,606
Other income, costs and expenses, net	(75,996)	(86,741)	(75,846)	(157,901)

Income before income taxes and extraordinary item	6,301	8,974	12,517	15,705
Benefit (provision) for income taxes	(905)	(1,286)	(1,797)	3,768

Income before extraordinary item	5,396	7,688	10,720	19,473
Extraordinary item—gain from retirement of debt, net of applicable income taxes	—	1,789	—	2,411

Net income	$5,396	$9,477	$10,720	$21,884

Basic and diluted earnings per common share—Note 1
Before extraordinary item	$0.51	$0.74	$1.03	$1.87
Extraordinary item	—	0.17	—	0.23

After extraordinary item	$0.51	$0.91	$1.03	$2.10

(1)	On November 5, 1999, the Company acquired substantially all of the assets of William Lyon Homes, Inc.—see Note 2.

$200,000,000

% Senior Notes due 2012

PROSPECTUS

            , 2002

UBS Warburg	Salomon Smith Barney

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$18,400
Blue Sky fees and expenses	*
New York Stock Exchange listing fees and expenses	*
NASD filing fee	$20,500
Rating Agency fees	*
Transfer Agent and Registrar fees	*
Trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and Engraving fees and expenses	*
Miscellaneous	*

Total	$ *

*	To be completed by amendment.

Item 15.    Indemnification of Directors and Officers

WILLIAM LYON HOMES

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article VII of William Lyon Homes (“Delaware Lyon”) Certificate of Incorporation provides that no director of Delaware Lyon shall be personally liable to corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, provided, however, that a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of Article VII of Delaware Lyon’s Certificate of Incorporation shall apply to or have any effect on the liability or alleged liability of any director of the

William Lyon Homes

corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, the liability of a director of Delaware Lyon shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended. Delaware Lyon’s bylaws contain provisions substantially similar to those found in Article VII of Delaware Lyon’s Certificate of Incorporation.

Article IX of Delaware Lyon’s Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of Delaware Lyon, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under Article IX or otherwise. Delaware Lyon may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of Article IX of the Delaware Lyon’s Certificate of Incorporation or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Delaware Lyon’s bylaws contain provisions substantially similar to those found in Article IX of Delaware Lyon’s Certificate of Incorporation.

Delaware Lyon has entered into indemnification agreements with certain of its directors and certain of its executive officers, among others, to provide them with the maximum indemnification allowed under Delaware Lyon’s Certificate of Incorporation and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being Delaware Lyon’s director, officer or employee, to the extent such indemnification is permitted by the laws of Delaware. Additionally, as permitted under Delaware General Corporation Law § 145(g), Delaware Lyon has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by the Delaware Lyon’s directors and officers in their capacity as such. The insurance obtained by Delaware Lyon also provides insurance coverage for certain liabilities which may be incurred by the directors and officers of the subsidiaries of Delaware Lyon in their capacities as such. None of the Guarantor Registrants have separately obtained directors and officers liability insurance.

WILLIAM LYON HOMES, INC.

The bylaws of William Lyon Homes, Inc. (“California Lyon”) contain various provisions regarding the indemnification of agents of the corporation. These provisions, which are substantially similar to California General Corporation Law §§ 317(a)-(f), read in their entirety as follows:

(a) For the purposes of this Section 5.06, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subparagraph (d) or (e) (3) of this section 5.06.

(b) The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation)

William Lyon Homes

by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subparagraph (c):

(1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(2) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subparagraph (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subparagraph (d) above, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subparagraph (b) or (c), by:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(3) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

Additionally, as permitted under California General Corporation Law § 317(i), California Lyon’s bylaws state that California Lyon shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under other provisions of the bylaws.

William Lyon Homes

CALIFORNIA GUARANTORS

Section 317 of the California General Corporation Law (the “CGCL”) allows a corporation, in certain circumstances, to indemnify its directors and officers against certain expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the corporation is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the corporation, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the corporation and its shareholders, provided that the specified court approval is obtained.

Section 204(a)(10) of the CGCL allows a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director’s duty to the corporation, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director’s duty to the corporation or its shareholders, (iv) acts or omissions constituting an unexcused pattern of inattention to the director’s duty, or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

PH-LP Ventures

The Articles of Incorporation and Bylaws for PH-LP Ventures authorize this corporation to indemnify its directors and officers through bylaw provisions, agreements, a vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

The Articles of Incorporation and Bylaws for PH-LP Ventures also state that liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

California Equity Funding, Inc., Duxford Financial, Inc., Sycamore CC, Inc. and Presley CMR, Inc.

The Articles of Incorporation for California Equity Funding, Inc., Duxford Financial, Inc., Sycamore CC, Inc. and Presley CMR, Inc. authorize these corporations to indemnify their respective officers and directors to the fullest extent permissible under California law. The Bylaws of each of these corporations make such indemnification mandatory.

The Articles of Incorporation for California Equity Funding, Inc., Duxford Financial, Inc., Sycamore CC, Inc. and Presley CMR, Inc. also state that liability of the directors of these corporations for monetary damages shall be eliminated to the fullest extent permissible under the CGCL, as amended from time to time.

PH-Rielly Ventures

The Articles of Incorporation for PH-Rielly Ventures authorize the corporation to indemnify its directors and officers through bylaw provisions, agreements, a vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

Section 6 of the Bylaws of PH-Rielly Ventures contains various provisions regarding the indemnification of agents of the corporation. Sections 6.1 through 6.6, which are modeled after CGCL §§ 317(a)-(f), are substantially similar to

William Lyon Homes

the indemnification provisions found in California Lyon’s Bylaws as set forth above. Sections 6.7 through 6.10 of the Bylaws of PH-Rielly Ventures are modeled after CGCL §§ 317(g)-(j), respectively, and the provisions found in these sections of the corporation’s Bylaws are substantially similar to the provisions of the corresponding section of the CGCL.

The Articles of Incorporation for PH-Rielly Ventures also state that liability of the directors of these corporations for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARIZONA GUARANTORS

Arizona Revised Statutes (“ARS”) § 10-851 allows a corporation, in certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors of the corporation, if such persons acted in good faith and either (i) in a manner they reasonably believed to be in the best interests of the corporation (if acting in a official capacity), or (ii) in a manner they reasonably believed was at least not opposed to the corporation’s best interests (in all other cases). A corporation may indemnify its directors with respect to any criminal action or proceeding if, in addition to the above conditions being met, the individual had no reasonable cause to believe his or her conduct was unlawful. Indemnification in connection with a proceeding by or in the right of the corporation, if permitted, is limited to reasonable expenses incurred in connection with the proceeding.

ARS § 10-852 provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. ARS § 10-852 also provides that, under certain circumstances, unless limited by its articles of incorporation or other provisions of the ARS, a corporation shall indemnify an outside director against liability. ARS § 10-854 provides that, unless a corporation’s articles of incorporation provide otherwise, a director of a corporation who is a party to a proceeding may apply for indemnification or an advance for expenses to the court conducting the proceeding or another court of competent jurisdiction. Upon receipt of an application, a court may order indemnification or advance for expenses if it determines either (i) the director is entitled to mandatory indemnification under ARS § 10-852, or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

ARS § 10-856 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director. If the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or (ii) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, or (c) an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification as a prevailing party under ARS § 10-852 and may apply to a court under § 10-854 for indemnification or an advance for expenses, in each case to the same extent to which a director is entitled to indemnification or advance for expenses under those sections.

Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc.

The Articles of Incorporation for both Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc. provide that these corporations shall indemnify their respective directors and officers in all circumstances in which such indemnification is permitted by law. The Bylaws of these corporations state that the directors and officers of these corporations shall be indemnified to the maximum extent allowed under the Arizona Business Corporation Act and not prohibited by the articles of incorporation.

William Lyon Homes

The Articles of Incorporation for both Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc. also state that, to the fullest extent permitted by the ARS, as amended from time to time, directors of these corporations shall not be liable to the corporations or their stockholders for monetary damages for any action taken or any failure to take any action as a director.

Item 16.    Exhibits

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
*4.1	Proposed Form of Indenture (including form of notes and form of guarantees).
*5.1	Opinion of Irell & Manella LLP.
12.1	Statement of computation of ratio of earnings to fixed charges.
*23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on the signature pages of this Registration Statement).
*25.1	Statement of eligibility of trustee on Form T-1.

*	To be filed by amendment.

Item 17.    Undertakings

(a)    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrants hereby undertake that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Issuer Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

WILLIAM LYON HOMES, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of William Lyon Homes, Inc. do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Issuer Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. DOUGLASS HARRIS	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

WILLIAM LYON HOMES

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of William Lyon Homes, do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 8, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 8, 2002

/s/ JAMES E. DALTON General James E. Dalton	Director	August 8, 2002

/s/ RICHARD E. FRANKEL Richard E. Frankel	Director	August 8, 2002

/s/ WILLIAM H. LYON William H. Lyon	Director	August 13, 2002

/s/ WILLIAM H. MCFARLAND William H. McFarland	Director	August 8, 2002

Signature	Title	Date

/s/ MICHAEL L. MEYER Michael L. Meyer	Director	August 8, 2002

/s/ RAYMOND A. WATT Raymond A. Watt	Director	August 8, 2002

/s/ RANDOLPH W. WESTERFIELD Randolph W. Westerfield	Director	August 8, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 8, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

CALIFORNIA EQUITY FUNDING, INC.

By:	/s/ MICHAEL D. GRUBBS
MICHAEL D. GRUBBS Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of California Equity Funding, Inc., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN D. UMAN Alan D. Uman	President and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Director, Vice President and Corporate Controller	August 16, 2002

/s/ LINDA L. FOSTER Linda L. Foster	Director	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

DUXFORD FINANCIAL, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director and Executive Vice President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Duxford Financial, Inc., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD E. FRANKEL Richard E. Frankel	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WILLIAM LYON General William Lyon	Vice Chairman of the Board of Directors and Executive Vice President	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director and Executive Vice President	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Treasurer (Principal Accounting Officer)	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

MOUNTAIN GATE VENTURES, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Mountain Gate Ventures, Inc., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August 2002.

OX I OXNARD, L.P.
By:	WILLIAM LYON HOMES, INC., Its General Partner WADE H. CABLE By:
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of William Lyon Homes, Inc., the general partner of OX I Oxnard, L.P., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

PH-LP VENTURES

By:	WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of PH-LP Ventures, do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

PH-RIELLY VENTURES

By:	WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of PH-Rielly Ventures, do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

PRESLEY CMR, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Presley CMR, Inc., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

SYCAMORE CC, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of Sycamore CC, Inc., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 16th day of August, 2002.

WILLIAM LYON SOUTHWEST, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of William Lyon Southwest, Inc., do hereby constitute and appoint General William Lyon and Wade H. Cable, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Guarantor Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LYON General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 16, 2002

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	August 16, 2002

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	August 16, 2002

/s/ W. DOUGLASS HARRIS W. Douglass Harris	Vice President and Corporate Controller	August 16, 2002

Exhibit Index

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
*4.1	Proposed Form of Indenture (including form of notes and form of guarantees).
*5.1	Opinion of Irell & Manella LLP.
12.1	Statement of computation of ratio of earnings to fixed charges.
*23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included on the signature pages of this Registration Statement).
*25.1	Statement of eligibility of trustee on Form T-1.

*	To be filed by amendment.